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                          MASTER CREDIT FACILITY AGREEMENT


                                    by and among


                    APARTMENT INVESTMENT AND MANAGEMENT COMPANY,

                              AIMCO PROPERTIES, L.P.,

     AIMCO/BLUFFS, L.L.C., AIMCO CHESAPEAKE, L.P., AIMCO ELM CREEK, L.P., AIMCO
                    LAKEHAVEN, L.P. and AIMCO LOS ARBOLES, L.P.,

                          collectively, as AIMCO Parties,


                                        and


                     WASHINGTON MORTGAGE FINANCIAL GROUP, LTD.,

                                     as Lender



                                    Dated as of
                                  February 4, 1998



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                                          2
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                                  TABLE OF CONTENTS

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                                                                               PAGE
                                                                               ----
ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II     THE CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . 34
     2.01.     The Credit Facility . . . . . . . . . . . . . . . . . . . . . . . 34
               2.01(a)   Establishment of the Credit Facility. . . . . . . . . . 34
               2.01(b)   Establishment of the Base Facility. . . . . . . . . . . 34
               2.01(c)   Establishment of Revolving Facility . . . . . . . . . . 34
     2.02.     Limitations on Commitment to Make Advances. . . . . . . . . . . . 35
               2.02(a)   Limitations on Base Facility Credit Commitment. . . . . 35
               2.02(b)   Limitations on Revolving Facility Credit
                         Commitment. . . . . . . . . . . . . . . . . . . . . . . 36
               2.02(c)   Limitations on any Advance. . . . . . . . . . . . . . . 37
     2.03.     Determination and Confirmation of Interest Rate and Other
               Terms of Each Advance . . . . . . . . . . . . . . . . . . . . . . 37
               2.03(a)   Quote . . . . . . . . . . . . . . . . . . . . . . . . . 37
               2.03(b)   Rate Setting. . . . . . . . . . . . . . . . . . . . . . 38
               2.03(c)   Rate Confirmation . . . . . . . . . . . . . . . . . . . 38
               2.03(d)   Coupon Rate . . . . . . . . . . . . . . . . . . . . . . 39
               2.03(e)   Advance Confirmation Instrument . . . . . . . . . . . . 40

ARTICLE III    INITIAL ADVANCE . . . . . . . . . . . . . . . . . . . . . . . . . 41
     3.01.     Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     3.02.     Conditions Precedent to Initial Advance . . . . . . . . . . . . . 41

ARTICLE IV     FUTURE ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . 42
     4.01.     Procedure for Obtaining Future Advances . . . . . . . . . . . . . 42
     4.02.     Conditions Precedent to Future Advances . . . . . . . . . . . . . 42

ARTICLE V      CONVERSION OF REVOLVING FACILITY CREDIT COMMITMENT TO BASE
               FACILITY CREDIT COMMITMENT. . . . . . . . . . . . . . . . . . . . 43
     5.01.     Right to Convert. . . . . . . . . . . . . . . . . . . . . . . . . 43
     5.02.     Procedure for Obtaining Conversion. . . . . . . . . . . . . . . . 43
     5.03.     Limitations on Right to Convert . . . . . . . . . . . . . . . . . 44
     5.04.     Conditions Precedent to Conversion. . . . . . . . . . . . . . . . 44
     5.05.     Interest Rate of Base Facility Advances After Conversion. . . . . 45

ARTICLE VI     ADDITIONS OF COLLATERAL . . . . . . . . . . . . . . . . . . . . . 45
     6.01.     Right to Add Collateral . . . . . . . . . . . . . . . . . . . . . 45


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     6.02.     Procedure for Adding Collateral . . . . . . . . . . . . . . . . . 46
     6.03.     Conditions Precedent to Addition of an Additional
               Mortgaged Property to the Collateral Pool . . . . . . . . . . . . 47
     6.04.     Other Types of Collateral . . . . . . . . . . . . . . . . . . . . 49

ARTICLE VII    RELEASES OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . 49
     7.01.     Right to Obtain Releases of Collateral. . . . . . . . . . . . . . 49
     7.02.     Procedure for Obtaining Releases of Collateral. . . . . . . . . . 49
     7.03.     Conditions Precedent to Release of Collateral Release
               Property from the Collateral. . . . . . . . . . . . . . . . . . . 51

ARTICLE VIII   EXPANSION OF CREDIT FACILITY. . . . . . . . . . . . . . . . . . . 53
     8.01.     Right to Increase Maximum Credit Commitment . . . . . . . . . . . 53
     8.02.     Procedure for Obtaining Increases in Maximum Credit
               Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     8.03.     Limitations on Right to Increase Maximum Credit Commitment. . . . 54
     8.04.     Conditions Precedent to Increase in Maximum Credit
               Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     8.05.     Interest Rate of Advances After Increase in Maximum Credit
               Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE IX     COMPLETE OR PARTIAL TERMINATION OF REVOLVING FACILITY . . . . . . 55
     9.01.     Right to Complete or Partial Termination of
               Revolving Facility. . . . . . . . . . . . . . . . . . . . . . . . 55
     9.02.     Procedure for Complete or Partial Termination of
               Revolving Facility. . . . . . . . . . . . . . . . . . . . . . . . 55
     9.03.     Conditions Precedent to Complete or Partial Termination
               of Revolving Facility . . . . . . . . . . . . . . . . . . . . . . 56
     9.04.     Complete Termination of Revolving Facility Upon Expiration
               of Revolving Facility . . . . . . . . . . . . . . . . . . . . . . 56

ARTICLE X      TERMINATION OF CREDIT FACILITY. . . . . . . . . . . . . . . . . . 56
     10.01.    Right to Terminate Credit Facility. . . . . . . . . . . . . . . . 56
     10.02.    Procedure for Terminating Credit Facility . . . . . . . . . . . . 56
     10.03.    Conditions Precedent to Termination of Credit Facility. . . . . . 57

ARTICLE XI     GENERAL CONDITIONS PRECEDENT TO ALL REQUESTS. . . . . . . . . . . 58
               (a)  Payment of Expenses. . . . . . . . . . . . . . . . . . . . . 58
               (b)  No Material Adverse Change . . . . . . . . . . . . . . . . . 58
               (c)  No Default . . . . . . . . . . . . . . . . . . . . . . . . . 58
               (d)  No Insolvency. . . . . . . . . . . . . . . . . . . . . . . . 58
               (e)  No Untrue Statements . . . . . . . . . . . . . . . . . . . . 59
               (f)  Representations and Warranties . . . . . . . . . . . . . . . 59
               (g)  No Condemnation or Casualty. . . . . . . . . . . . . . . . . 59
               (h)  Delivery of Closing Documents. . . . . . . . . . . . . . . . 59
               (i)  Delivery of Closing Documents Relating to Initial
                    Advance Request, Collateral Addition Request or
                    Credit Facility Expansion Request. . . . . . . . . . . . . . 59
               (j)  Delivery of Property-Related Documents . . . . . . . . . . . 60


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ARTICLE XII    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . 61
     12.01.    Representations and Warranties of the AIMCO Parties . . . . . . . 61
     12.02.    Representations and Warranties of the Owners. . . . . . . . . . . 67
     12.03.    Representations and Warranties of the Lender. . . . . . . . . . . 72

ARTICLE XIII   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     13.01.    Affirmative Covenants of the AIMCO Parties. . . . . . . . . . . . 73
               13.01(a)  Compliance with Agreements; No Amendments . . . . . . . 73
               13.01(b)  Maintenance of Existence. . . . . . . . . . . . . . . . 73
               13.01(c)  Maintenance of REIT Status. . . . . . . . . . . . . . . 74
               13.01(d)  Financial Statements; Accountants' Reports; Other
                         Information . . . . . . . . . . . . . . . . . . . . . . 74
               13.01(e)  Certificate of Compliance . . . . . . . . . . . . . . . 77
               13.01(f)  Maintain Licenses . . . . . . . . . . . . . . . . . . . 77
               13.01(g)  Access to Records; Discussions With Officers and
                         Accountants . . . . . . . . . . . . . . . . . . . . . . 78
               13.01(h)  Inform the Lender of Material Events. . . . . . . . . . 78
               13.01(i)  Single-Purpose Entities . . . . . . . . . . . . . . . . 80
               13.01(j)  Inspection. . . . . . . . . . . . . . . . . . . . . . . 80
               13.01(k)  Compliance with Applicable Laws . . . . . . . . . . . . 80
               13.01(l)  Warranty of Title . . . . . . . . . . . . . . . . . . . 81
               13.01(m)  Defense of Actions. . . . . . . . . . . . . . . . . . . 81
               13.01(n)  Property Management; Maintenance of Properties. . . . . 82
               13.01(o)  Additions to the Mortgaged Properties . . . . . . . . . 82
               13.01(p)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 83
               13.01(q)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 83
               13.01(r)  Further Assurances. . . . . . . . . . . . . . . . . . . 84
               13.01(s)  Monitoring Compliance . . . . . . . . . . . . . . . . . 84
               13.01(t)  Leases. . . . . . . . . . . . . . . . . . . . . . . . . 84
               13.01(u)  Appraisals. . . . . . . . . . . . . . . . . . . . . . . 84
               13.01(v)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . 84
               13.01(w)  Ownership . . . . . . . . . . . . . . . . . . . . . . . 85
               13.01(x)  Publicly Held REIT. . . . . . . . . . . . . . . . . . . 86
               13.01(y)  Change in Senior Management . . . . . . . . . . . . . . 86
               13.01(z)  Date-Down Endorsements. . . . . . . . . . . . . . . . . 87
               13.01(aa) Disposition of Lakehaven Notes. . . . . . . . . . . . . 87
               13.01(bb) Strategic Plan. . . . . . . . . . . . . . . . . . . . . 88
               13.01(cc) Increased Costs and Reduction of
                         Return  . . . . . . . . . . . . . . . . . . . . . . . . 88
     13.02     Negative Covenants of the AIMCO Parties . . . . . . . . . . . . . 89
               13.02(a)  Other Activities. . . . . . . . . . . . . . . . . . . . 89


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               13.02(b)  Compliance with the Loan Documents. . . . . . . . . . . 90
               13.02(c)  Value of Security . . . . . . . . . . . . . . . . . . . 90
               13.02(d)  Zoning. . . . . . . . . . . . . . . . . . . . . . . . . 90
               13.02(e)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . 90
               13.02(f)  Sale. . . . . . . . . . . . . . . . . . . . . . . . . . 90
               13.02(g)  Indebtedness. . . . . . . . . . . . . . . . . . . . . . 90
               13.02(h)  Single-Purpose Entity . . . . . . . . . . . . . . . . . 90
               13.02(i)  Principal Place of Business . . . . . . . . . . . . . . 90
               13.02(j)  Frequency of Requests . . . . . . . . . . . . . . . . . 91
               13.02(k)  Change in Property Management . . . . . . . . . . . . . 91
               13.02(l)  Shelf Condominiums. . . . . . . . . . . . . . . . . . . 91
               13.02(m)  Restrictions on Ownership
                         Distributions . . . . . . . . . . . . . . . . . . . . . 91
               13.02(n)  Status as a Public Real Estate Investment Trust . . . . 91
               13.02(o)  Lines of Business . . . . . . . . . . . . . . . . . . . 92
               13.02(p)  Limitation on Unimproved Real
                         Property  . . . . . . . . . . . . . . . . . . . . . . . 92
               13.02(q)  Limitation on Unimproved Real Property and New
                         Construction. . . . . . . . . . . . . . . . . . . . . . 92
               13.02(r)  No Encumbrance of Collateral Release Property . . . . . 92
               13.02(s)  No Further Pledge of Lakehaven Notes or Foreclosure
                         of Lakehaven Property . . . . . . . . . . . . . . . . . 92
     13.03.    Financial Covenants of the AIMCO Parties. . . . . . . . . . . . . 93
               13.03(a)  Financial Definitions . . . . . . . . . . . . . . . . . 93
               13.03(b)  Compliance with Debt Service Coverage Ratios. . . . . . 99
               13.03(c)  Compliance with Loan to Value Ratios. . . . . . . . . . 99
               13.03(d)  Compliance with Concentration Test. . . . . . . . . . . 99
               13.03(e)  Compliance with REIT's Net Worth Test . . . . . . . . . 99
     13.04.    Covenants of the Lender . . . . . . . . . . . . . . . . . . . . .100
               13.04(a)  Cap Rates . . . . . . . . . . . . . . . . . . . . . . .100
               13.04(b)  Valuations. . . . . . . . . . . . . . . . . . . . . . .100
               13.04(c)  Interest on Cash Collateral . . . . . . . . . . . . . .102
               13.04(d)  Confidentiality . . . . . . . . . . . . . . . . . . . .102

ARTICLE XIV    FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .102
     14.01.    Fee Definitions . . . . . . . . . . . . . . . . . . . . . . . . .102
     14.02.    Standby Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .102
     14.03.    Origination Fees. . . . . . . . . . . . . . . . . . . . . . . . .103
     14.04.    Due Diligence Fees. . . . . . . . . . . . . . . . . . . . . . . .103
     14.05.    Document Fees . . . . . . . . . . . . . . . . . . . . . . . . . .104
     14.06.    Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . .104


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     14.07.    MBS-Related Costs . . . . . . . . . . . . . . . . . . . . . . . .105
     14.08.    Other Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .105

ARTICLE XV     CASH MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . .105

ARTICLE XVI    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .106
     16.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . .106

ARTICLE XVII   REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .110
     17.01.    Remedies; Waivers . . . . . . . . . . . . . . . . . . . . . . . .110
     17.02.    No Remedy Exclusive . . . . . . . . . . . . . . . . . . . . . . .111
     17.03.    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .112
     17.04.    No Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .112
     17.05.    Application of Payments . . . . . . . . . . . . . . . . . . . . .112

ARTICLE XVIII  RIGHTS OF FANNIE MAE. . . . . . . . . . . . . . . . . . . . . . .112
     18.01.    Special Pool Purchase Contract. . . . . . . . . . . . . . . . . .112
     18.02.    Assignment of Rights. . . . . . . . . . . . . . . . . . . . . . .112
     18.03.    Release of Collateral . . . . . . . . . . . . . . . . . . . . . .113
     18.04.    Replacement of Lender . . . . . . . . . . . . . . . . . . . . . .113
     18.05.    Fannie Mae and Lender Fees and Expenses . . . . . . . . . . . . .113
     18.06.    Third-Party Beneficiary . . . . . . . . . . . . . . . . . . . . .114

ARTICLE XIX    INSURANCE, REAL ESTATE TAXES. . . . . . . . . . . . . . . . . . .114
     19.01.    Insurance and Real Estate Taxes . . . . . . . . . . . . . . . . .114
     19.02.    Replacement Reserves. . . . . . . . . . . . . . . . . . . . . . .114

ARTICLE XX     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . .114
     20.01.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .114
     20.02.    Amendments, Changes and Modifications . . . . . . . . . . . . . .115
     20.03.    Payment of Costs, Fees and Expenses . . . . . . . . . . . . . . .115
     20.04.    Payment Procedure . . . . . . . . . . . . . . . . . . . . . . . .115
     20.05.    Payments on Business Days . . . . . . . . . . . . . . . . . . . .115
     20.06.    Choice of Law; Consent to Jurisdiction; Waiver of
               Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . . .116
     20.07.    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .117
     20.08.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .117
     20.09.    Further Assurances and Corrective Instruments . . . . . . . . . .118
     20.10.    Term of this Agreement. . . . . . . . . . . . . . . . . . . . . .119
     20.11.    Assignments; Third-Party Rights . . . . . . . . . . . . . . . . .119
     20.12.    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .119


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     20.13.    General Interpretive Principles . . . . . . . . . . . . . . . . .119
     20.14.    Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . .119
     20.15.    Standards for Decisions, Etc. . . . . . . . . . . . . . . . . . .120
     20.16.    Decisions in Writing. . . . . . . . . . . . . . . . . . . . . . .120
     20.17.    Waiver of Conditions. . . . . . . . . . . . . . . . . . . . . . .120
     20.18.    Contribution Agreement. . . . . . . . . . . . . . . . . . . . . .120
     20.19.    References to Loan Documents. . . . . . . . . . . . . . . . . . .120


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                                      EXHIBITS

EXHIBIT A      -    Schedule of Owners
EXHIBIT B      -    Schedule of Lakehaven Notes and Lakehaven Mortgages
EXHIBIT C      -    Assignment of Ownership Interests
EXHIBIT D      -    Base Facility Note
EXHIBIT E      -    Cash Management Agreement
EXHIBIT F      -    Compliance Certificate
EXHIBIT G      -    Sample Facility Debt Service
EXHIBIT H-1    -    Lakehaven Note Pledge Agreement (Lakehaven One)
EXHIBIT H-2    -    Lakehaven Note Pledge Agreement (Lakehaven Two)
EXHIBIT I      -    Organizational Certificate
EXHIBIT J      -    Organizational Chart
EXHIBIT K      -    Owner Guaranty
EXHIBIT L      -    REIT Guaranty
EXHIBIT M      -    Replacement Reserve Agreement
EXHIBIT N      -    Revolving Credit Endorsement
EXHIBIT O      -    Revolving Facility Note
EXHIBIT P      -    Security Instrument for Initial Mortgaged Property
EXHIBIT Q      -    Tie-In Endorsement
EXHIBIT R-1    -    Rate Setting Form (Base Facility)
EXHIBIT R-2    -    Rate Setting Form (Revolving Facility)
EXHIBIT S-1    -    Rate Confirmation Form (Base Facility)
EXHIBIT S-2    -    Rate Confirmation Form (Revolving Facility)
EXHIBIT T      -    Example of Imputed Interest Formula
EXHIBIT U      -    Advance Confirmation Instrument
EXHIBIT V-1    -    Future Advance Request (Base Facility)
EXHIBIT V-2    -    Future Advance Request (Revolving Facility)
EXHIBIT W      -    Conversion Request
EXHIBIT X      -    Master Credit Facility Agreement Conversion Amendment
EXHIBIT Y      -    Collateral Addition Request
EXHIBIT Z      -    Collateral Addition Description Package
EXHIBIT AA     -    Collateral Addition Request - Supporting Documents
EXHIBIT BB     -    Collateral Release Request
EXHIBIT CC     -    Collateral Release Request - Confirmation of Obligations
EXHIBIT DD     -    Credit Facility Expansion Request
EXHIBIT EE     -    Revolving Facility Termination Request
EXHIBIT FF     -    Revolving Facility Termination Amendment
EXHIBIT GG     -    Credit Facility Termination Request
EXHIBIT HH     -    Schedule of Property Management Agreements


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EXHIBIT II     -    Independent Unit Encumbrances
EXHIBIT JJ     -    Contribution Agreement



                                        viii
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                           MASTER CREDIT FACILITY AGREEMENT


     THIS MASTER CREDIT FACILITY AGREEMENT is made as of the 4th day of February, 1998, by and among (i)(a) APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the "REIT"), (b) AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "BORROWER"), (c) AIMCO/BLUFFS, L.L.C., a Delaware limited liability company, AIMCO CHESAPEAKE, L.P., a Delaware limited partnership, AIMCO ELM CREEK, L.P., a Delaware limited partnership, AIMCO LAKEHAVEN, L.P., a Delaware limited partnership and AIMCO LOS ARBOLES, L.P., a Delaware limited partnership(each of the parties set forth in clause (c) being referred to as the "INITIAL OWNERS", and, together with such additional Persons as may agree to be bound by this Agreement in the future as an Owner, being collectively referred to as the "OWNERS")(the REIT, the Borrower and the Owners being collectively referred to as the "AIMCO PARTIES" and individually referred to as an "AIMCO PARTY") and (ii) WASHINGTON MORTGAGE FINANCIAL GROUP, LTD., a Delaware corporation (the "LENDER").

                                       RECITALS

A. The REIT is the sole shareholder of AIMCO-GP, Inc., a Delaware corporation, and AIMCO-LP, Inc., a Delaware corporation.

     B. AIMCO-GP, Inc. is a 1% general partner in, and AIMCO-LP, Inc. is an 87% limited partner in, the Borrower.

     C. AIMCO Holdings QRS, Inc., a Delaware corporation, is a 2% general partner in, and the Borrower is a 98% limited partner in, AIMCO Holdings, L.P., a Delaware limited partnership.

     D. AIMCO Holdings is a 1% general partner in, and the Borrower is a 99% limited partner in, each Initial Owner (other than AIMCO/Bluffs, L.L.C.). AIMCO Holdings is a 1% managing member, the Borrower is a 98.42% member and Property Asset Management Services, L.P., a Delaware limited partnership, is a 0.58% member, in AIMCO/Bluffs, L.L.C.

     E. Each of the Initial Owners (other than AIMCO Lakehaven, L.P.) is the owner of a certain Multifamily Residential Property (capitalized terms used but not defined shall have the meanings ascribed to such terms in Article I of this Agreement), as more particularly described in EXHIBIT A to this Agreement opposite the name of the Initial Owner.

     F. AIMCO Lakehaven, L.P. is the holder of the Lakehaven Notes described on EXHIBIT B to this Agreement.


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     G.   The Borrower has requested that the Lender establish a $50,000,000
Credit Facility in favor of the Borrower, comprised initially of a $50,000,000 Revolving Facility, all or part of which can be converted to a Base Facility in accordance with, and subject to, the terms and conditions of this Agreement. Either or both of the Revolving Facility and the Base Facility may be reduced or expanded in accordance with, and subject to, the terms, conditions and limitations of this Agreement.

     H. To secure the obligations of the AIMCO Parties under this Agreement and the other Loan Documents issued in connection with the Credit Facility, the Initial Owners shall create a Collateral Pool in favor of the Lender. The Collateral Pool shall be comprised initially of (i) Security Instruments on the Multifamily Residential Properties owned by the Owners and related Collateral and (ii) a security interest, pursuant to the Lakehaven Note Pledge Agreements, of the Lakehaven Notes and certain other related collateral owned by AIMCO Lakehaven, L.P., as more particularly described in the Lakehaven Note Pledge Agreements and (iii) certain other property interests, as more particularly described in this Agreement and the Security Documents.

     I. Each of the Security Documents shall be cross-defaulted (i.e., a default under any Security Document, or under this Agreement, shall constitute a default under each other Security Document, and this Agreement) and cross-collateralized (i.e., each Security Document shall secure all of the AIMCO Parties' obligations under this Agreement and the other Loan Documents issued in connection with the Credit Facility).

     J. Subject to the terms, conditions and limitations of this Agreement, the Lender has agreed to establish the Credit Facility.

     NOW, THEREFORE, the AIMCO Parties and the Lender, in consideration of the mutual promises and agreements contained in this Agreement, hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          "ADDITIONAL MORTGAGED PROPERTY" means each Multifamily Residential Property owned by an Owner (either in fee simple or as tenant under a ground lease meeting all of the requirements of the DUS Guide) and added to the Collateral Pool after the Initial Closing Date pursuant to Article VI.

          "ADVANCE" means a loan made by the Lender to the Borrower under the Credit Facility pursuant to this Agreement.

          "ADVANCE CONFIRMATION INSTRUMENT" shall have the meaning set forth in
     Section 2.03(e).

          "AFFILIATE" or "AFFILIATED" means, when used with reference to a specified Person, (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the specified Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the equity of a Person shall be deemed to control such Person. In no event shall the Lender be deemed an "Affiliate" of any AIMCO Party.

          "AGGREGATE DEBT SERVICE COVERAGE RATIO FOR THE TRAILING 12 MONTH PERIOD" means, for any specified date, the ratio (expressed as a percentage) of--

     (a)  the sum of--

               (1) the aggregate of the Net Operating Income for the Trailing 12 Month Period for the Mortgaged Properties as of the specified date, and

               (2) the aggregate of the Lakehaven Notes Debt Service for the Trailing 12 Month Period as of the specified date,

                                          TO

     (b)  the Facility Debt Service on the specified date.

          "AGGREGATE DEBT SERVICE COVERAGE RATIO FOR THE TRAILING THREE MONTH PERIOD" means, for any specified date, the ratio (expressed as a percentage) of--

          (a)  the product obtained by multiplying--

               (1)  the sum of--

                    (A) the aggregate of the Net Operating Income for the Trailing Three Month Period for the Mortgaged Properties as of the specified date, and

                    (B) the aggregate of the Lakehaven Notes Debt Service for the Trailing Three Month Period as of the specified date,


               by

               (2)  four,

                                          TO

          (b)  the Facility Debt Service on the specified date.

          "AGGREGATE DEBT SERVICE COVERAGE RATIOS" means, as of any specified date, the Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period as of the specified date and the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period as of the specified date. "AGGREGATE DEBT SERVICE COVERAGE RATIO" means, as of any specified date, either the Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period as of the specified date or the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period as of the specified date.

          "AGGREGATE LOAN TO VALUE RATIO FOR THE TRAILING 12 MONTH PERIOD" means, for any specified date, the ratio (expressed as a percentage) of--

          (a)  the Advances Outstanding on the specified date,

                                          TO

          (b) the aggregate of the Valuations most recently obtained prior to the specified date for all of the Mortgaged Properties and the Lakehaven Notes.

          "AGREEMENT" means this Master Credit Facility Agreement, as it may be amended, supplemented or otherwise modified from time to time, including all Recitals and Exhibits to this Agreement, each of which is hereby incorporated into this Agreement by this reference.

          "AIMCO HOLDINGS" means AIMCO Holdings, L.P., a Delaware limited partnership, the sole general partner or managing member, as applicable, of each of the Owners.

          "AIMCO PARTIES" means the REIT, the Borrower and the Owners.

          "AIMCO-RELATED MANAGEMENT AGENT" means a management agent that the REIT controls, or one or more members of Senior Management controls, directly or indirectly.

          "ALTERATION" shall have the meaning set forth in Section 13.01(o).

          "AMORTIZATION PERIOD" means, with respect to each Base Facility Advance, the period of not less than 20 and not more than 30 years selected by the Borrower pursuant to the Request for the applicable Base Facility Advance.

          "APPLICABLE LAW" means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Mortgaged Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws, (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded or unrecorded agreement affecting or concerning any Mortgaged Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Mortgaged Property, and (e) requirements of insurance companies or similar organizations, affecting the operation or use of any Mortgaged Property or the consummation of the transactions to be effected by this Agreement or any of the other Loan Documents.

          "APPRAISAL" means an appraisal of a Multifamily Residential Property conforming to the requirements of Chapter 5 of Part III of the DUS Guide and performed by an appraiser selected by the Borrower from a list, furnished by the Lender, of Lender-approved appraisers for the local market in which the Multifamily Residential Property is located.

          "APPRAISED VALUE" means the value set forth in an Appraisal.

          "ASSIGNMENT OF OWNERSHIP INTERESTS" means each Collateral Assignment of Ownership Interests executed by AIMCO Holdings and the Borrower, in the form attached as EXHIBIT C to this Agreement, pursuant to which the Lender is collaterally assigned all of the Ownership Interests in each of the Owners.

          "BANK OF AMERICA" Bank of America National Trust and Savings Association.

          "BANK OF AMERICA FACILITY" means a credit facility established by the Borrower with Bank of America in an amount up to $100,000,000 pursuant to the Bank of America Facility Documents.

          "BANK OF AMERICA FACILITY DOCUMENTS" means that certain Credit Agreement dated as of January 26, 1998 by and among the Borrower, Bank of America and certain other parties, any other documents executed by the Borrower in connection therewith, and all amendments, extensions and renewals of any of the foregoing.

          "BASE FACILITY" means the agreement of the Lender to make Advances to the Borrower pursuant to Section 2.01(b)(2).

          "BASE FACILITY ADVANCE" shall have the meaning set forth in Section 2.01(b)(2).

          "BASE FACILITY AVAILABILITY PERIOD" means the period beginning on the Initial Closing Date and ending on the 180th day before the last day of the fifth Loan Year.

          "BASE FACILITY CREDIT COMMITMENT" means an amount equal to the aggregate amount of Revolving Facility Credit Commitment which is converted to Base Facility Credit Commitment in accordance with, and subject to, the provisions of Article V, or such greater amount, as the Borrower may elect in accordance with, and subject to, the provisions of Article VIII, which amount shall not, in any event, be greater than the amount by which the Maximum Credit Commitment exceeds the Revolving Facility Credit Commitment.

          "BASE FACILITY NOTE" means a promissory note, in the form attached as EXHIBIT D to this Agreement, which will be issued by the Borrower to the Lender, concurrently with the funding of each Base Facility Advance, to evidence the Borrower's obligation to repay such Base Facility Advance.

          "BASE FACILITY TERMINATION DATE" means, at any time during which Base Facility Advances are Outstanding, the latest maturity date for any Base Facility Advance Outstanding, and, at any time during which Base Facility Advances are not Outstanding, the Revolving Facility Termination Date.

          "BASE FACILITY TERMINATION FEE" means, with respect to any Credit Facility Termination Request, the aggregate of all Guarantee Fee and Servicing Fee Yield Maintenance Amounts (as defined in such Base Facility Notes) calculated under the Base Facility Notes.

          "BORROWER" means AIMCO Properties, L.P., a Delaware limited partnership.

          "BUSINESS DAY" means a day on which Fannie Mae is open for business.

          "CAP RATE" means, for each Mortgaged Property, a capitalization rate selected by the Lender in accordance with Section 13.04 for use in determining the Valuations.

          "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central lender or other Governmental Authority having jurisdiction, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any lender, including the Lender, or Fannie Mae.

          "CARRYING VALUE" means, with respect to any asset or liability of any Person, the amount at which such asset or liability has been recorded or, in accordance with GAAP, should have been recorded, in the books of account of such Person, as reduced by any reserves or write-downs which have been announced, set aside or taken or, in accordance with GAAP, should have been set aside or taken, with respect thereto; PROVIDED, HOWEVER, that, if more than one method of recording the amount of any asset or liability, or the setting aside or taking of any reserves or write-downs with respect thereto, is permitted under GAAP, the permitted method actually used shall be controlling for purposes of determining Carrying Value, provided that such method is used in a manner consistent with prior periods.

          "CASH COLLATERAL" means (a) cash, (b) Permitted Investments and (c) letters of credit complying with the requirements of the DUS Guide for letters of credit.

          "CASH MANAGEMENT AGREEMENT" means that certain Cash Management Security, Pledge and Assignment Agreement between the Borrower, the Initial Owners and the Lender in the form attached as EXHIBIT E to this Agreement.

          "CLOSING DATE" means the Initial Closing Date and each date after the Initial Closing Date on which the funding or other transaction requested in a Request is required to occur.

          "COLLATERAL" means the Mortgaged Properties and other collateral from time to time or at any time encumbered by the Security Documents, the Lakehaven Collateral, the Ownership Interests in the Owners encumbered by the Assignment of Ownership Interests or any other property in which the Lender has been granted a security interest to secure any of the AIMCO Parties' obligations under the Loan Documents.

          "COLLATERAL ADDITION FEE" means, with respect to an Additional Mortgaged Property added to the Collateral Pool in accordance with Article VI, a fee equal to the product obtained by multiplying--

               (i)  51 basis points, by

               (ii) the increase in the amount of Advances Outstanding which the Borrower can borrow as a result of the addition of the Additional Mortgaged Property to the Collateral Pool, as determined by the Lender in accordance with Section 6.02(c).

          "COLLATERAL ADDITION LOAN DOCUMENTS" means an Owner Guaranty from the Owner of the Additional Mortgaged Property, a Security Instrument covering an Additional Mortgaged Property and any other documents, instruments or certificates required by the Lender in connection with the addition of the Additional Mortgaged Property to the Collateral Pool pursuant to Article VI.

          "COLLATERAL ADDITION REQUEST" shall have the meaning set forth in
     Section 6.02(a).

          "COLLATERAL POOL" means the aggregate total of the Collateral.

          "COLLATERAL RELEASE REQUEST" shall have the meaning set forth in
     Section 7.02(a).

          "COLLATERAL RELEASE PROPERTY" shall have the meaning set forth in
     Section 7.02(a).

          "COMPLIANCE CERTIFICATE" means a certificate of the AIMCO Parties in the form attached as EXHIBIT F to this Agreement.

          "CONTINGENT OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of a primary obligation (as defined below) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing, or in effect guaranteeing, any indebtedness, lease, dividend or other obligation (the "PRIMARY OBLIGATIONS") of any third person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, to (1) purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (3) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (4) otherwise assure or hold harmless the owner of any such primary obligation against loss in respect of the primary obligation, PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

          "COUPON RATE" shall have the meaning set forth in Section 2.03.

          "CREDIT FACILITY" means the Base Facility and the Revolving Facility.

          "CREDIT FACILITY EXPANSION LOAN DOCUMENTS" means amendments to the Revolving Facility Note (if the Revolving Facility Credit Commitment is increasing) and Security Documents, duly executed and delivered by the parties thereto (other than the Lender), increasing the amount evidenced or secured, as applicable, to the amount of the Maximum Credit Commitment, as expanded in accordance with Article VIII.

          "CREDIT FACILITY EXPANSION REQUEST" shall have the meaning set forth in Section 8.02(a).

          "CREDIT FACILITY TERMINATION DATE" means the Base Facility Termination Date.

          "CREDIT FACILITY TERMINATION FEE" means an amount equal to the sum of--

      (i)      the Base Facility Termination Fee, if any; and

      (ii)     the Revolving Facility Termination Fee, if any.

          "CREDIT FACILITY TERMINATION REQUEST" shall have the meaning set forth in Section 10.02.

          "DISCOUNT" means, with respect to any Revolving Facility Advance, an amount equal to the excess of --

          (i) the face amount of the MBS backed by the Revolving Facility Advance, over

          (ii) the gross proceeds to the Lender of the sale of the MBS backed by the Revolving Facility Advance.

          "DISPOSITION" means the sale, lease, conveyance, transfer or other disposition of (whether in one or a series of transactions) any Property, including accounts and notes receivable (with or without recourse) and sale-leaseback transactions, but otherwise excluding Permitted Liens.

          "DUS GUIDE" means the Fannie Mae Multifamily Delegated Underwriting and Servicing (DUS) Guide in effect as of the date hereof, as such Guide may be amended from time to time, including amendments in the form of Lender Memos, Guide Updates and Guide Announcements (and, if such Guide is superseded by a Negotiated Transactions Guide, the term "DUS Guide" as used in this Agreement means the Negotiated Transactions Guide, as such Guide may be amended from time to time, including amendments in the form of Lender Memos, Guide Updates and Guide Announcements). All references to specific articles and sections of the DUS Guide shall be deemed references to such articles and sections as they may be amended, modified, updated, superseded, supplemented or replaced from time to time.

          "DUS UNDERWRITING REQUIREMENTS" means the overall underwriting requirements for Multifamily Residential Properties as set forth in the DUS Guide.

          "ELM CREEK PROPERTY" means the Mortgaged Property described as such on Exhibit A to this Agreement.

          "ENVIRONMENTAL ASSESSMENT" means, with respect to a Multifamily Residential Property, an assessment and report on environmental conditions performed in accordance with Section 204 of Part III of the DUS Guide and
     Part X of the DUS Guide.

          "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) by any person or entity for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (a) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity or (b) the violation, or alleged violation, of any Hazardous Materials Laws in connection with any Multifamily Residential Property.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EVENT OF DEFAULT" means any event defined to be an "Event of Default" under Article XVI.

          "EVIDENCE OF COMPLIANCE WITH PROPERTY LAWS" means evidence satisfactory to the Lender of compliance with Section 205 and 206 of Part III of the DUS Guide.

          "FACILITY DEBT SERVICE" means, as of any specified date, the sum of--

          (a) the amount of interest and principal amortization, during the 12 month period immediately succeeding the specified date, with respect to the Advances Outstanding on the specified date, which shall, for these purposes, be calculated in accordance with subparagraph (i) or (ii), as applicable:

               (i) the interest and principal amortization for each Revolving Facility Advance shall be determined as if each Revolving Facility Advance required level monthly payments of principal and interest (at the Coupon Rate for the Revolving Facility Advance) in an amount necessary to fully amortize the original principal amount of the Revolving Facility Advance over a 30-year period, with such amortization deemed to commence on the first day of the 12 month period, and

               (ii) the interest and principal amortization for each Base
                    Facility Advance shall be determined on the basis of the actual interest and principal amortization due under the Base Facility Note evidencing the Base Facility Advance (which Base Facility Note shall require level monthly payments of principal and interest (at the Coupon Rate for the Base Facility Advance) in an amount necessary to fully amortize the original principal amount of the Base Facility Advance over the Amortization Period for the Base Facility Advance selected by the Borrower in accordance with Section 2.02(a)(4)); and

          (b)  the amount of the Standby Fees payable to the Lender pursuant to
               Section 14.02 during such 12 month period (assuming, for these purposes, that the Unused Capacity throughout the 12 month period is always equal to the amount of Unused Capacity on the specified date).

     EXHIBIT G to this Agreement contains an example of the determination of the Facility Debt Service.

          "FANNIE MAE" means the federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716 ET SEQ.

          "FEE PORTION" means, as to any month, with respect to an Advance, an amount per month equal to the product obtained by multiplying --

          (a)  the Fee Spread, by

          (b)  the amount of the Advance on the first day of such month; by

          (c)  1/12.

          "FEE SPREAD" means, with respect to an Advance, the number of basis points for the Advance determined in accordance with Sections 2.03(d)(1)(ii), 2.03(d)(2)(ii) or 2.03(d)(3)(ii), as the case may be.

          "FINANCIAL COVENANTS" means the covenants set forth in Section 13.03.

          "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required by GAAP to be capitalized on a balance sheet of the lessee or to be otherwise disclosed as such in a note to such balance sheet.

          "FUTURE ADVANCE" means an Advance made after the Initial Closing Date.

          "FUTURE ADVANCE REQUEST" shall have the meaning set forth in Section 4.01(a).

          "GAAP" means generally accepted accounting principles in the United States in effect from time to time, consistently applied.

          "GENERAL CONDITIONS" shall have the meaning set forth in Article XI.

          "GEOGRAPHICAL DIVERSIFICATION REQUIREMENTS" means, prior to the occurrence of an increase in the Maximum Credit Commitment pursuant to
     Article VIII, a requirement that the Collateral Pool consist of at least five Mortgaged Properties (and, for these purposes, the Lakehaven Properties shall be considered as one Mortgaged Property) located in at least three states and, upon the occurrence of any increase in the Maximum Credit Commitment pursuant to Article VIII, such requirements as to the geographical diversity of the Collateral Pool as the Lender may determine and notify Borrower of at the time of the increase.

          "GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations on which the full and timely payment of principal and interest is unconditionally guaranteed by, the full faith and credit of the United States of America.

          "GOVERNMENTAL ACTION" means any pending or, to the actual knowledge of an AIMCO Party, threatened suit, proceeding, order, or governmental inquiry or opinion involving any Mortgaged Property that alleges the violation of any Hazardous Materials Law.

          "GOVERNMENTAL APPROVAL" means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "GROSS REVENUES" means, for any specified period, with respect to any Multifamily Residential Property, all income in respect of the Multifamily Residential Property, as determined by the Lender in accordance with the method described in paragraph 3 of Section 302.02 of Part V of the DUS Guide, except that for these purposes the financial statements to be used need not be audited and paragraph (b) of such paragraph 3 shall be taken into account in the Lender's discretion.

          "HAZARDOUS MATERIALS", with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

          "HAZARDOUS MATERIALS LAW", with respect to any Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

          "HAZARDOUS SUBSTANCE ACTIVITY" means any storage, holding, existence, release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, under, into or on any Mortgaged Property in violation of Hazardous Materials Laws, including the discharge of any Hazardous Materials emanating from any Mortgaged Property in violation of Hazardous Materials Laws through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other receptacles containing any Hazardous Materials from or on any Mortgaged Property in violation of Hazardous Materials Laws, in each case whether sudden or nonsudden, accidental or nonaccidental.

          "HIGHEST RATING CATEGORY" means an S&P rating category of "A-1+" for instruments having a term of one year or less and "AAA" for instruments having a term greater than one year, and a Moody's rating category of "P-1" for instruments having a term of one year or less and "Aaa" for instruments having a term greater than one year.

          "IMPOSITIONS" means, with respect to any Mortgaged Property, all real estate and personal property taxes, water, sewer and vault charges and all other taxes, levies, assessments, common charges and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution of this Agreement may be assessed, levied or imposed by, in each case, a Governmental Authority or any other Person upon such Mortgaged Property or the rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

          "INDEBTEDNESS" means, with respect to any Person, as of any specified date, without duplication, all (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) obligations of such Person under Financing Leases, (d) obligations of such Person in respect of acceptances (as defined in Article 3 of the Uniform Commercial Code of the Commonwealth of Virginia) issued or created for the account of such Person, (e) liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment of such liabilities and
     (f) Contingent Obligations.

          "INITIAL ADVANCE" means the Revolving Facility Advance made on the Initial Closing Date in the amount of $36,900,000.

          "INITIAL ADVANCE REQUEST" shall have the meaning set forth in Section 3.01.

          "INITIAL CLOSING DATE" means the date of this Agreement.

          "INITIAL MORTGAGED PROPERTIES" means the Multifamily Residential Properties described on Exhibit A to this Agreement (but shall exclude the Lakehaven Properties).

          "INITIAL OWNERS" shall have the meaning set forth in the first paragraph of this Agreement.

          "INITIAL SECURITY INSTRUMENTS" means the Security Instruments covering the Initial Mortgaged Properties.

          "INITIAL VALUATION" means, when used with reference to specified Collateral, the Valuation initially performed for the Collateral as of the date on which the Collateral was added to the Collateral Pool. The Initial Valuation for each of the Initial Mortgaged Properties and the Lakehaven Notes is as set forth in Exhibit A to this Agreement.

          "INSURANCE POLICIES" means the insurance coverage and insurance certificates evidencing such insurance required to be maintained pursuant to the Security Instruments.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

          "INVESTMENT" means (a) any purchase or acquisition of any capital stock, equity interest, asset, obligation or other security of or any interest in, any Person, (b) any advance, loan, extension of credit or capital contribution to any Person, (c) any purchase, lease, or other acquisition of Property for investment purposes or for the purpose of resale or leasing to another Person, and (d) any contingent or other agreement to do any of the foregoing.

          "LAKEHAVEN COLLATERAL" means the Lakehaven Notes and all other collateral granted to the Lender under the Lakehaven Note Pledge Agreements, but excluding each Lakehaven Note and other collateral constituting a Collateral Release Property from and after the date of the release of the Collateral Release Property from the Collateral Pool.

          "LAKEHAVEN I MORTGAGE" means the aggregate of those certain instruments described as the Lakehaven I Mortgage on Exhibit B to this Agreement.

          "LAKEHAVEN II MORTGAGE" means the aggregate of those certain instruments described as the Lakehaven II Mortgage on Exhibit B to this Agreement.

          "LAKEHAVEN I NOTE" means that certain promissory note described as the Lakehaven I Note in Exhibit B to this Agreement.

          "LAKEHAVEN II NOTE" means that certain promissory note described as the Lakehaven II Note in Exhibit B to this Agreement.

          "LAKEHAVEN I PROPERTY" means that real property encumbered by the Lakehaven I Mortgage.

          "LAKEHAVEN II PROPERTY" means that real property encumbered by the Lakehaven II Mortgage.

          "LAKEHAVEN LOAN DOCUMENTS" means the Lakehaven Notes and each of the other documents or instruments evidencing, governing, securing or executed in connection with the loans evidenced by the Lakehaven Notes.

          "LAKEHAVEN NOTE PLEDGE AGREEMENT" means each Note Pledge Agreement, in the form attached as EXHIBIT H-1 AND H-2 to this Agreement, by and between AIMCO Lakehaven, L.P. and the Lender, pursuant to which AIMCO Lakehaven, L.P. pledges the Lakehaven Notes and certain related collateral to the Lender.

          "LAKEHAVEN NOTES" means the Lakehaven I Note and the Lakehaven II
     Note.

          "LAKEHAVEN NOTES DEBT SERVICE" means, for any specified period, the excess of--

               (i) the aggregate of the amount of interest (including deferred, accrued or additional interest, if any) and principal paid by the Lakehaven Obligors during the specified period with respect to the Lakehaven Notes Outstanding during the period, over

               (ii) the amount, if any, of payments paid during the specified period (excluding any deferred, accrued or additional interest, if any) which are not scheduled to recur during the 12 months immediately succeeding the specified period.

          "LAKEHAVEN OBLIGOR" means Lakehaven Associates One Limited Partnership, an Illinois limited partnership, the obligor of the Lakehaven I Note, or Lakehaven Associates Two Limited Partnership, an Illinois limited partnership, the obligor of the Lakehaven II Note.

          "LAKEHAVEN PROPERTY" means the Lakehaven I Property or the Lakehaven II Property.

          "LEASE" means any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted an exclusive possessory interest in, or exclusive right to use or occupy all or any portion of any space in any Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. The term "Lease" shall not include any easement or other encumbrance in which the grantee is not granted an exclusive right to occupy space in a Mortgaged Property.

          "LENDER" shall have the meaning set forth in the first paragraph of this Agreement.

          "LIEN" means any mortgage, deed of trust, charge (whether fixed or floating), pledge, lien, encumbrance, assignment, hypothecation, security interest, conditional sale, capital lease or other title retention, preferential right, trust arrangement or any other encumbrance, security agreement or arrangement securing any obligation of any Person.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Advance Confirmation Instruments for the Revolving Facility Advances, each Owner Guaranty, the REIT Guaranty, the Security Documents, all documents executed by the AIMCO Parties pursuant to the General Conditions set forth in
     Article XI of this Agreement and any other documents executed by an AIMCO Party from time to time in connection with this Agreement or the transactions contemplated by this Agreement.

          "LOAN YEAR" means the 12-month period from the Initial Closing Date to and including the last day before the first anniversary of the Initial Closing Date, and each 12-month period thereafter.

          "MAJOR CREDIT FACILITY" means any credit facility in favor of the Borrower or the REIT in an amount of up to $100,000,000 or more, including the Bank of America Facility.

          "MAJOR CREDIT FACILITY DOCUMENT" means any document evidencing a Major Credit Facility or otherwise executed by the Borrower or the REIT in connection with the establishment or maintenance of a Major Credit Facility, including the Bank of America Facility Documents, and all amendments, extensions and renewals of any of the foregoing.

          "MATERIAL ADVERSE EFFECT" means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, and with respect to any specified Person or Persons, a material adverse change in or a materially adverse effect upon any of (a) the business, operations, property or condition (financial or otherwise) of the specified Person or Persons, (b) the present or future ability of the specified Person or Persons to perform the Obligations for which it is liable, (c) the validity, priority, perfection or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Lender under any Loan Document, or (d) the value of, or the Lender's ability to have recourse against, any Mortgaged Property.

          "MAXIMUM AGGREGATE LOAN TO VALUE RATIO FOR THE TRAILING 12 MONTH PERIOD" means an Aggregate Loan to Value Ratio for the Trailing 12 Month Period equal to 60%.

          "MAXIMUM CREDIT COMMITMENT" means, at any time, $50,000,000, or such greater amount, not to exceed $250,000,000, as the Borrowers may elect in accordance with, and subject to, the provisions of Article VIII, or such lesser amount as the Borrowers may elect in accordance with, and subject to, the provisions of Article IX.

          "MBS" means mortgage-backed securities. An MBS which is "backed" by an Advance means that the MBS is secured by an interest in the Notes and the Collateral Pool securing the Notes, which interest permits the holder of the MBS to participate in the Notes and the Collateral Pool to the extent of the Advance.

          "MBS IMPUTED INTEREST RATE" shall have the meaning set forth in
     Section 2.03(c).

          "MBS ISSUE DATE" is the date on which a Fannie Mae MBS is issued by Fannie Mae.

          "MBS DELIVERY DATE" is the date on which a Fannie Mae MBS is delivered by Fannie Mae.

          "MBS PASS-THROUGH RATE" shall have the meaning set forth in Section 2.03(c).

          "MINIMUM AGGREGATE DEBT SERVICE COVERAGE RATIO FOR THE TRAILING 12 MONTH PERIOD" means an Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period of 145%.

          "MINIMUM AGGREGATE DEBT SERVICE COVERAGE RATIO FOR THE TRAILING THREE MONTH PERIOD" means an Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period of 135%.

          "MORTGAGED PROPERTIES" means, collectively, the Initial Mortgaged Properties and the Additional Mortgaged Properties, but excluding each Collateral Release Property from and after the date of the release of the Collateral Release Property from the Collateral Pool.

          "MULTIFAMILY RESIDENTIAL PROPERTY" means a residential property, located in the United States, containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants, and conforming to the requirements of Sections 201 and 203 of Part III of the DUS Guide.

          "NET OPERATING INCOME" means, for any specified period, with respect to any Multifamily Residential Property, the aggregate net income during such period equal to Gross Revenues during such period less the Operating Expenses during such period. If a Mortgaged Property is not a part of the Collateral Pool for the entire specified period, the Net Operating Income for the Mortgaged Property for the time within the specified period during which the Mortgaged Property is not a part of the Collateral Pool shall be the Mortgaged Property's pro forma net operating income determined by the Lender in accordance with the underwriting procedures set forth in Part III of the DUS Guide.

          "NOTE" means a Base Facility Note or the Revolving Facility Note, as the context requires.

          "NOTICE ADDRESS" means

          (a)  as to each of the AIMCO Parties:

               c/o AIMCO
               1873 South Bellaire Street
               17th Floor
               Denver, Colorado 80222
               Attention:  Ms. Patricia Heath
               Title: Chief Accounting Officer

               Telecopy No.: (303) 691-4317

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom, LLP
               300 South Grand Avenue
               Suite 3400
               Los Angeles, California 90071

               Attention: Allan G. Mutchnik, Esq.

               Telecopy No.: (213) 687-5600

          (b)  as to the Lender:

               Washington Mortgage Financial Group
               1593 Spring Hill Road
               Suite 400
               Vienna, Virginia  22182
               Attention: Ms. Leslie Dixon-Cook

               Telecopy No.: (703) 610-1401

          with a copy to:

               Morgan, Lewis & Bockius LLP
               1800 M Street, N.W.
               Washington, D.C.  20036-5869
               Attention:  Gary S. Smuckler, Esq.

               Telecopy No.:  (202) 467-7176

          (c)  as to Fannie Mae:

               Fannie Mae
               3939 Wisconsin Avenue, N.W.
               Washington, D.C.  20016-2899
               Attention:     Vice President for
                                   Multifamily Asset Management

               Telecopy No.:  (202) 752-5016
          with a copy to:

               Arent Fox Kintner Plotkin & Kahn, PLLC
               1050 Connecticut Avenue, N.W.
               Washington, D.C.  20036-5339
               Attention: Gerald L. Mitchell, Esq.

               Telecopy No.:  (202) 857-6395

          "OBLIGATIONS" means the aggregate of the obligations of each of the AIMCO Parties under this Agreement and the other Loan Documents.

          "OPERATING EXPENSES" means, for any period, with respect to any Multifamily Residential Property, all expenses in respect of the Multifamily Residential Property, as determined by the Lender in accordance with the method described in paragraph 3 of Section 302.02 of Part V of the DUS Guide, including replacement reserves (i) if the Multifamily Residential Property is a Mortgaged Property, in an amount equal to the "Monthly Deposits" applicable from time to time to the Multifamily Residential Property as set forth in the Replacement Reserve Agreement for the Multifamily Residential Property and (ii) if the Multifamily Residential Property is not a Mortgaged Property, the amount of "Monthly Deposits", as reasonably determined by the Lender, which would be required if the Multifamily Residential Property were a Mortgaged Property. For the purposes of this definition, (i) any waiver of Monthly Deposits under a Replacement Reserve Agreement shall be disregarded, and the full amount of the Monthly Deposit shall be applicable as if the waiver did not exist and
     (ii) there shall be no double counting any expenses, including the cost of any replacements.

          "ORGANIZATIONAL CERTIFICATE" means a certificate of the AIMCO Parties in the form attached as EXHIBIT I to this Agreement.

          "ORGANIZATIONAL CHART" means the list of Subsidiaries and Affiliates of the REIT and other Persons in which the REIT holds, directly or indirectly, Ownership Interests, attached as EXHIBIT J to this Agreement.

          "ORGANIZATIONAL DOCUMENTS" means all certificates, instruments and other documents pursuant to which an organization is organized or operates, including, (i) with respect to a corporation, its articles of incorporation and bylaws, (ii) with respect to a limited partnership, its limited partnership certificate and partnership agreement, (iii) with respect to a general partnership or joint venture, its partnership or joint venture agreement and (iv) with respect to a limited liability company, its articles of organization and operating agreement.

          "OUTSTANDING" means, when used in connection with promissory notes, other debt instruments or Advances, for a specified date, promissory notes or other debt instruments which have been issued, or Advances which have been made, to the extent the same have not been repaid as of the specified date. A Lakehaven Note will only be deemed Outstanding as of any specified date if it is part of the Collateral Pool as of the specified date.

          "OWNER" means the owner (either in fee simple or as tenant under a ground lease meeting all of the requirements of the DUS Guide) of a Mortgaged Property or the Lakehaven Notes or any other Collateral approved by the Lender and for which a Valuation is performed.

          "OWNER GUARANTY" means that certain Guaranty executed by each Owner and attached as EXHIBIT K to this Agreement.

          "OWNERSHIP INTERESTS" means, with respect to any entity, any ownership interests in the entity and any economic rights (such as a right to distributions, net cash flow or net income) to which the owner of such ownership interests is entitled.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITS" means all permits, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Mortgaged Property or any AIMCO Party's business.

          "PERMITTED INVESTMENTS" means:

          (i)       Government Obligations;

          (ii) direct obligations of, and obligations on which the full and timely payment of principal and interest is unconditionally guaranteed by, any agency or instrumentality of the United States of America (other than the Federal Home Loan Mortgage Corporation) or direct obligations of the World Bank, provided that such obligations are assigned a credit rating by S&P and Moody's in the Highest Rating Category of S&P and of Moody's;

          (iii) obligations of any state or territory of the United States of America, or obligations of any agency, instrumentality, authority or political subdivision of such state or territory, or obligations of any public benefit or municipal corporation the principal of and interest on which are guaranteed by such state or political subdivision and the interest on which is payable on a current basis, and which obligations are rated in the Highest Rating Category of S&P and of Moody's;

          (iv) any written repurchase agreement entered into with a Qualified Financial Institution whose unsecured short-term obligations are rated in the Highest Rating Category of S&P and of Moody's;

          (v) commercial paper rated in the Highest Rating Category of S&P and of Moody's;

          (vi) (a) interest-bearing negotiable certificates of deposit, interest-bearing time deposits, interest-bearing savings accounts or bankers' acceptances, issued by a Qualified Financial Institution whose unsecured short-term obligations are rated in the Highest Rating Category of S&P and of Moody's, or (b) interest-bearing negotiable certificates of deposit, interest-bearing time deposits or interest-bearing savings accounts, issued by a Qualified Financial Institution, if such deposits or accounts are fully insured by the Federal Deposit Insurance Corporation;

          (vii) money market mutual funds registered under the Investment Company Act of 1940 that have been rated "AAAm-G" or "AAAm" by S&P and "Aaa" by Moody's, provided that the portfolio of such money market mutual fund is limited to obligations described in (x) paragraph (i) above and to agreements to repurchase such obligations or (y) paragraphs (ii) or (iii) above and approved in writing by Fannie Mae; and

          (viii) any other investment authorized by the laws of any state if such investments are approved in writing by Fannie Mae;

     provided that Permitted Investments shall not include the following:
     (1) any investments with a final maturity or any agreements with a term greater than 365 days from the date of the investment (except
     (a) obligations that provide for the optional or mandatory tender, at par, by the holder of such obligations at least once within 365 days of the date of purchase and (b) agreements or investments listed in paragraphs (vii) and (viii) above), (2) any obligation (other than obligations described in paragraphs (i) and (ii) above) with a purchase price greater or less than the par value of such obligation, (3) mortgage-backed securities, real estate mortgage investment conduits or collateralized mortgage obligations,
     (4) interest-only or principal-only stripped securities, (5) obligations bearing interest at inverse floating rates, (6) any investment which may be prepaid or called at a price less than their purchase price prior to stated maturity, (7) any investment described in paragraph (iv) above with a Qualified Financial Institution (as defined in clause (d) of the definition of "Qualified Financial Institution") if the Qualified Financial Institution does not agree to submit to jurisdiction, venue and service of process in the United States of America in the repurchase agreement and (8) any investment the interest rate on which is variable, and is established other than by reference to a single interest rate index plus a single fixed spread, if any, and which interest rate moves proportionately with that index; provided further that if any such investment described in paragraphs (i) through (viii) above is required to be rated, such rating requirement will not be satisfied if an "r" highlighter or a "t" highlighter is affixed to its rating or is otherwise applicable.

          "PERMITTED LIENS" means, with respect to a Mortgaged Property, (i) the Liens shown as exceptions to title to the Mortgaged Property set forth in the Title Insurance Policy for the Mortgaged Property and approved by the Lender, (ii) the Security Instrument encumbering the Mortgaged Property and any other Lien in favor of the Lender, (iii) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, (iv) Liens arising solely by virtue of any statutory or common-law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that such deposit account is not intended by the depository to provide collateral to the depository institution, (v) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto, (vi) Liens (other than any Lien imposed by ERISA consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, (vii) Liens consisting of judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed or bonded and the existence of the Lien does not constitute an Event of Default under Section 16.01(n), and (viii) any other Liens approved by the Lender.

          "PERSON" means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

          "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          "PROHIBITED ACTIVITIES OR CONDITIONS", with respect to a Mortgaged Property, shall have the meaning given that term in the Security Instrument encumbering the Mortgaged Property.

          "PROPERTY" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "QUALIFIED FINANCIAL INSTITUTION" means any of the following having a senior unsecured debt rating in the Highest Rating Category of S&P and Moody's, and approved by Fannie Mae: a (a) bank or trust company organized under the laws of any state of the United States of America, (b) national banking association, (c) savings bank, a savings and loan association, or an insurance company or association chartered or organized under the laws of any state of the United States of America, (d) federal branch or agency pursuant to the International Banking Act of 1978 or any successor provisions of law or a domestic branch or agency of a foreign bank which branch or agency is duly licensed or authorized to do business under the laws of any state or territory of the United States of America, (e) government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York, and (f) securities dealer approved in writing by Fannie Mae the liquidation of which is subject to the Securities Investors Protection Corporation or other similar corporation.

          "REAL ESTATE ASSETS" shall have the meaning set forth in Section 856(c)(6)(B) of the Internal Revenue Code and the regulations thereunder.

          "REIT" means Apartment Investment and Management Company, a Maryland corporation.

          "REIT GUARANTY" means that certain Guaranty executed by the REIT and attached as EXHIBIT L to this Agreement.

          "REIT SUB" means AIMCO-GP, Inc., a Delaware corporation, AIMCO-LP, Inc., a Delaware corporation or AIMCO Holdings QRS, Inc., a Delaware corporation.

          "RELEASE FEE" means, with respect to each Mortgaged Property or Lakehaven Note released from the Collateral Pool pursuant to Article VII, a fee equal to $15,000.

          "RELEASE PRICE" shall have the meaning set forth in Section 7.02(c).

          "RENT ROLL" means, with respect to any Multifamily Residential Property, a rent roll prepared and certified by the owner of the Multifamily Residential Property, on Fannie Mae Form 4243, as set forth in
     Exhibit III-3 of the DUS Guide, or on another form approved by the Lender and containing substantially the same information as Form 4243 requires.

          "REPLACEMENT RESERVE AGREEMENT" means a Replacement Reserve and Security Agreement, in the form attached as EXHIBIT M to this Agreement, and completed in accordance with the requirements of the DUS Guide.

          "REQUEST" means a Collateral Addition Request, a Collateral Release Request, a Conversion Request, a Credit Facility Expansion Request, a Credit Facility Termination Request, a Future Advance Request, an Initial Advance Request or a Revolving Facility Termination Request, as the context requires.

          "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

          "REVOLVING CREDIT ENDORSEMENT" means an endorsement to a Title Insurance Policy which contains substantially the same coverages, and is subject to substantially the same or fewer exceptions (or such other exceptions as the Lender may approve), as the form attached as EXHIBIT N to this Agreement.

          "REVOLVING FACILITY" means the agreement of the Lender to make Advances to the Borrower pursuant to Section 2.01(c)(2).

          "REVOLVING FACILITY ADVANCE" shall have the meaning set forth in
     Section 2.01(c)(2).

          "REVOLVING FACILITY AVAILABILITY PERIOD" means the period beginning on the Revolving Facility Commencement Date and ending on the 90th day before the Revolving Facility Termination Date.

          "REVOLVING FACILITY COMMENCEMENT DATE" means the Initial Closing Date.

          "REVOLVING FACILITY CREDIT COMMITMENT" means an amount equal to $50,000,000, or such greater amount as the Borrower may elect in accordance with, and subject to, the provisions of Article VIII, or such lesser amount as the Borrower may elect in accordance with, and subject to, the provisions of Articles V or IX.

          "REVOLVING FACILITY NOTE" means the promissory note, in the form attached as EXHIBIT O to this Agreement, which has been issued by the Borrower to the Lender as of the date of this Agreement to evidence the Borrower's obligation to repay Revolving Facility Advances.

          "REVOLVING FACILITY TERMINATION DATE" means the last day of the fifth Loan Year.

          "REVOLVING FACILITY TERMINATION FEE" means, with respect to a reduction in the Revolving Facility Credit Commitment pursuant to Articles IX or X which occurs more than

     180 days before the Revolving Facility Termination Date, an amount equal to the product obtained by multiplying--

          (1) the amount of the reduction in the Revolving Facility Credit Commitment, by

          (2)  22 basis points, by

          (3)  the present value factor calculated using the following formula:

                                    -n
                         1 - (1 + r)
                         -----------
                              r

                         [r = Yield Rate
                          n = the number of years,
                              and any fraction thereof, remaining between the date on which the reduction in the Revolving Facility Credit Commitment actually closes and the Revolving Facility Termination Date]

     The "Yield Rate" means the yield rate on the 5.50% U.S. Treasury Security due on January 31, 2003 (the "SPECIFIED U.S. TREASURY SECURITY"), as the Yield Rate is reported in the WALL STREET JOURNAL on the fifth Business Day preceding, as applicable,(x) the date of the reduction in the Revolving Facility Credit Commitment, (y) the date of the Complete Revolving Facility Termination or (z) the date of Lender's acceleration of the unpaid principal balance of the Revolving Facility Note. In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender's reasonable discretion. If the publication of such Yield Rates in the WALL STREET JOURNAL is discontinued, Lender shall determine such Yield Rates from another source selected by Lender. If the reduction in the Revolving Facility Credit Commitment occurs on or after the 180th day before the Revolving Facility Termination Date, the Revolving Facility Termination Fee shall equal $0.

          "SECURITY DOCUMENTS" means the Security Instruments, the Assignment of Ownership Interests, the Cash Management Agreement, the Lakehaven Note Pledge Agreements, the Replacement Reserve Agreement and any other documents executed by an AIMCO Party from time to time to secure any of the AIMCO Parties' obligations under the Loan Documents.

          "SECURITY INSTRUMENT" means, for each Mortgaged Property, a separate Multifamily Mortgage, Deed of Trust or Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement given by an Owner to or for the benefit of the Lender to secure the obligations of the Owner under its Owner Guaranty and under the Loan Documents. With respect to each Initial Mortgaged Property, the Security Instrument shall be in the form attached as EXHIBIT P to this Agreement, with changes, to the extent applicable, to conform the Exhibit to the form Security Instrument prescribed by Fannie Mae and in effect on December 31, 1997 for use in the State in which the applicable Mortgaged Property is located. With respect to each Additional Mortgaged Property, the Security Instrument shall be in a form approved by the Lender.

          "SENIOR MANAGEMENT" means (i) the Chief Executive Officer, Chairman of the Board, Chief Financial Officer, Chief Operating Officer and President of the REIT, and (ii) in the event an office described in clause (i) is vacant or does not exist, any other individuals with responsibility for any of the functions typically performed in a corporation by the Person occupying the vacant or non-existent office.

          "SINGLE-PURPOSE" means, with respect to a Person which is any form of partnership or corporation or limited liability company, that such Person at all times since its formation:

          (i) has been a duly formed and existing partnership, corporation or limited liability company, as the case may be;

          (ii) has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business;

          (iii) has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all material respects;

          (iv) has observed all customary formalities regarding its partnership, corporate or limited liability company existence, as the case may be;

          (v) has accurately maintained its financial statements, accounting records and other partnership, corporate or limited liability company documents separate from those of any other Person;

          (vi) except with respect to funds in any common account for Affiliates of the Borrower, has not commingled its assets or funds with those of any other Person;

          (vii) has accurately maintained its own bank accounts, payroll (if applicable), and books and accounts separate from those of any other Person;

          (viii) except with respect to funds in any common account for Affiliates of the Borrower, has paid its own liabilities from its own separate assets;

          (ix) except through any management agent which manages its properties, has identified itself in all dealings with the public under its own name and as a separate and distinct entity;

          (x) except through any management agent which manages its properties, has not identified itself as being a division or a part of any other Person;

          (xi) except through any management agent which manages its properties, has not identified any other Person as being a division or a part of such Person;

          (xii) has been adequately capitalized in light of its contemplated business operations;

          (xiii) has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the Credit Facility or the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person;

          (xiv) has not acquired obligations or securities of any other Person, including any partner or Affiliate;

          (xv)      has not made loans or advances to any other Person;

          (xvi) has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm's-length transaction with an unrelated third party;

          (xvii) except through any management agent which manages its properties, has conducted its own business in its own name;

          (xviii) has paid the salaries of its own employees (if any) and maintained a sufficient number of employees in light of its contemplated business operations or engaged a management agent which has maintained a sufficient number of employees to carry out its contemplated business operations;

          (xix) has allocated fairly and reasonably any overhead for shared office space;

          (xx) except for payment of amounts from any common account for Affiliates of the Borrower, has used separate stationery, invoices and checks;

          (xxi) has not pledged its assets for the benefit of any other entity or made any loans or advances to any person or entity;

          (xxii) has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and

          (xxiii) has corrected any known misunderstanding regarding its separate identity.

          "SPECIAL POOL PURCHASE CONTRACT" shall have the meaning set forth in
     Section 18.01.

          "STANDBY FEE" shall have the meaning set forth in Section 14.01.

          "STRATEGIC PLAN" means a written narrative discussing the REIT's and the Borrower's short and long range plans, including their plans for operations, mergers, acquisitions and management, and accompanied by supporting financial projections and schedules.

          "SUBSIDIARY" shall have the meaning set forth in Section 13.03(a).

          "SURVEYS" means the as-built surveys of the Mortgaged Properties prepared in accordance with the requirements of Section 113 of the DUS Guide, or otherwise approved by the Lender.

          "TERM OF THIS AGREEMENT" shall be determined as provided in Section
     20.10 to this Agreement.

          "TIE-IN ENDORSEMENT" means an endorsement to a Title Insurance Policy which contains substantially the same coverages, and is subject to substantially the same or fewer exceptions (or such other exceptions as the Lender may approve), as the form attached as EXHIBIT Q to this Agreement.

          "TITLE COMPANY" means Stewart Title Guaranty Company, 1980 Post Oak Boulevard, Suite 610, Houston, Texas 77056.

          "TITLE INSURANCE POLICIES" means the mortgagee's policies of title insurance issued by the Title Company from time to time relating to each of the Security Instruments, conforming to the requirements of Section 111 of the DUS Guide, together with such endorsements, coinsurance, reinsurance and direct access agreements with respect to such policies as the Lender may, from time to time, consider necessary or appropriate, whether or not required by the DUS Guide, including Revolving Credit Endorsements, if available, and Tie-In Endorsements, if available, and with a limit of liability under the policy (subject to the limitations contained in Sections 6(a)(i) and 6(a)(iii) of the Stipulations and Conditions of the policy) equal to the following:

               (1) For all policies for which a Tie-In Endorsement is available, an amount equal to 100% of the aggregate Initial Valuations of all Mortgaged Properties tied-in by the Tie-In Endorsement, except that if, from time to time, an amount equal to 60% of the then-current aggregate Valuations of all Mortgaged Properties tied-in by the Tie-In Endorsement exceeds the limit of liability of the Tie-In Endorsement, the limit of liability of the Tie-In Endorsement shall be increased to an amount equal to 75% of the then-current aggregate Valuations of all Mortgaged Properties tied-in by the Tie-In Endorsement.

               (2) For all policies for which a Tie-In Endorsement is not available, an amount equal to 100% of the Initial Valuation of the Mortgaged Property, except that if, from time to time, an amount equal to 60% of the then-current Valuation of the Mortgaged Property exceeds the limit of liability of the Mortgaged Property, the limit of liability of the Tie-In Endorsement shall be increased to an amount equal to 75% of the then-current Valuation of the Mortgaged Property.

               (3) Notwithstanding the foregoing, the title insurance for Mortgaged Properties located in the State of Texas and added to the Collateral Pool on the same date shall be issued on the same policy, provided that the cost of title insurance premiums for the unitary policy does not materially exceed the cost of providing separate policies and, for purposes of applying paragraph
          (2) only, such Mortgaged Properties shall be considered one Mortgaged Property.

          "TRAILING 12 MONTH PERIOD" means, for any specified date, the 12 month period ending with the last day of the most recent calendar quarter for which financial statements have been delivered by the REIT to the Lender pursuant to Section 13.01(d)(3) or (4).

          "TRAILING THREE MONTH PERIOD" means, for any specified date, the three month period ending with the last day of the most recent calendar quarter for which financial statements have been delivered by the REIT to the Lender pursuant to Section 13.01(d)(3) or (4).

          "TRANSFER" means a sale, assignment, pledge, transfer or other disposition (whether voluntary or by operation of law) of, or the granting or creating of a Lien in, a Mortgaged Property or any Ownership Interests.

          "UNIMPROVED REAL PROPERTY" means real property which is not improved by one or more buildings leased, or held out for lease, to third parties.

          "UNITS" means the units of limited partnership interest in Borrower issued and outstanding from time to time.

          "UNUSED CAPACITY" shall have the meaning set forth in Section 14.01.

          "VALUATION" means, for any specified date, with respect to each of the Mortgaged Properties, (a) if an Appraisal of the Mortgaged Property was more recently obtained than a Cap Rate for the Mortgaged Property, the Appraised Value of such Mortgaged Property, or (b) if a Cap Rate for the Mortgaged Property was more recently obtained than an Appraisal of the Mortgaged Property, the value derived by dividing--

          (i) the Net Operating Income of such Mortgaged Property for the Trailing 12 Month Period, by

          (ii) the most recent Cap Rate selected by the Lender pursuant to
               Section 13.04.

     Notwithstanding the foregoing, any Valuation for a Mortgaged Property calculated for a date occurring before the first anniversary of the date on which the Mortgaged Property is owned by the Owner or another Affiliate of the REIT shall equal the Appraised Value of such Mortgaged Property, unless the Lender determines that changed market or property conditions warrant that the value be determined as set forth in the preceding sentence.

     "VALUATION" means, for any specified date, with respect to each Lakehaven Note, an amount equal to 90% of the least of--

          (i)       $7,238,736.00 for the Lakehaven I Note and $16,761,264.00
                    for the Lakehaven II Note,

          (ii) the outstanding principal balance of, and all deferred, accrued or additional interest, if any, on, the Lakehaven Note as of the specified date, or

          (iii)     the quotient obtained by dividing--

                    (A) the Net Operating Income of the Lakehaven I Property or the Lakehaven II Property, as applicable, for the Trailing 12 Month Period, by

                    (B) the most recent Cap Rate selected by the Lender pursuant to Section 13.04.


                                      ARTICLE II

                                 THE CREDIT FACILITY

     SECTION 2.01.  THE CREDIT FACILITY.

          SECTION 2.01(a) ESTABLISHMENT OF THE CREDIT FACILITY. The Lender hereby establishes the Credit Facility, which shall be comprised of the Base Facility and the Revolving Facility.

          SECTION 2.01(b)  ESTABLISHMENT OF THE BASE FACILITY.

               SECTION 2.01(b)(1) ESTABLISHMENT. The Lender hereby establishes the Base Facility, upon all of the terms of this Agreement.

               SECTION 2.01(b)(2) BASE FACILITY CREDIT COMMITMENT. Subject to the terms, conditions and limitations of this Agreement, the Lender agrees, from time to time during the Base Facility Availability Period, after delivery of a Request for an Advance from the Borrower, to make one or more Advances to the Borrower in accordance with
          Section 4.01. Each Advance made to the Borrower pursuant to this subsection (b)(2) shall be referred to as a "BASE FACILITY ADVANCE." The Borrower may not re-borrow any part of the Base Facility Advance which it has previously borrowed and repaid.

               SECTION 2.01(c)  ESTABLISHMENT OF REVOLVING FACILITY.

               SECTION 2.01(c)(1) ESTABLISHMENT. The Lender hereby establishes the Revolving Facility, upon all of the terms of this Agreement.

               SECTION 2.01(c)(2) REVOLVING FACILITY CREDIT COMMITMENT. Subject to the terms, conditions and limitations of this Agreement, the Lender agrees, from time to time during the Revolving Facility Availability Period, after delivery of a Request for an Advance from the Borrower, to make Advances to the Borrower in accordance with
          Section 4.01. Each Advance made to the Borrower pursuant to this subsection (c)(2) shall be referred to as a "REVOLVING FACILITY ADVANCE." Subject to the terms, conditions and limitations of this Agreement, the Borrower may re-borrow any amounts under the Revolving Facility which it has previously borrowed and repaid under the Revolving Facility.

     SECTION 2.02.  LIMITATIONS ON COMMITMENT TO MAKE ADVANCES.

          SECTION 2.02(a) LIMITATIONS ON BASE FACILITY CREDIT COMMITMENT. The Lender's obligations to make Base Facility Advances pursuant to Section 2.01(b)(2) are subject to the following limitations:

               SECTION 2.02(a)(1) TERM. The Lender shall not be obligated to make any Base Facility Advances at any time after the expiration of the Base Facility Availability Period.

               SECTION 2.02(a)(2) BASE FACILITY CREDIT COMMITMENT. The sum of the aggregate amount of Base Facility Advances Outstanding at any time shall not exceed the Base Facility Credit Commitment.

               SECTION 2.02(a)(3) MATURITY DATE OF BASE FACILITY ADVANCES. The maturity date of each Base Facility Advance shall be a date selected by the Borrower, which date shall be (i) no earlier than the tenth anniversary of the date on which the Base Facility Advance is made and
          (ii) no later than the 20th anniversary of the date on which the Base Facility Advance is made, but in no event later than the last day of the 25th Loan Year.

               SECTION 2.02(a)(4) AMORTIZATION OF BASE FACILITY ADVANCE. The principal of each Base Facility Advance shall be amortized over the Amortization Period selected by the Borrower in its Request for the Base Facility Advance, such that level monthly installments of principal and interest (at the Coupon Rate for the Base Facility Advance) shall fully amortize the original principal balance of the Base Facility Advance over the selected Amortization Period. If the maturity date of the Base Facility Advance is prior the expiration of the Amortization Period, the Borrower shall be required to make a balloon payment of the outstanding principal balance of the Base Facility Advance on the maturity date of the Base Facility Advance.

          SECTION 2.02(b) LIMITATIONS ON REVOLVING FACILITY CREDIT COMMITMENT. The Lender's obligations to make Revolving Facility Advances pursuant to
     Section 2.01(c)(2) are subject to the following limitations:

               SECTION 2.02(b)(1) TERM. The Lender shall not be obligated to make any Revolving Facility Advances at any time after the expiration of the Revolving Facility Availability Period.

               SECTION 2.02(b)(2) REVOLVING FACILITY CREDIT COMMITMENT. The aggregate amount of Revolving Facility Advances Outstanding at any time shall not exceed the Revolving Facility Credit Commitment.

               SECTION 2.02(b)(3) MATURITY DATE OF REVOLVING FACILITY ADVANCES. Regardless of the date on which a Revolving Facility Advance is made, the maturity date of each Revolving Facility Advance shall be a date selected by the Borrower in its Request for the Revolving Facility Advance, which date shall occur--

                    (a) on or after the date which completes three full months after the Closing Date for such Revolving Facility Advance;

                    (b) on or before the date which completes nine full months after the Closing Date for such Revolving Facility Advance; and

                    (c)  on the last day of a calendar month.

          For these purposes, the year shall be deemed to consist of 12 30-day months. For example, the date which completes three full months after September 15 shall be December 15; the date which completes three full months after November 30 shall be February 28, etc.

               SECTION 2.02(b)(4) PAYMENT OF DISCOUNT AND FEE PORTION. The Lender shall not be obligated to make any Revolving Facility Advance unless the Borrower pays to the Lender, in advance, the Fee Portion for the Revolving Facility Advance allocable to the first full calendar month of the MBS backed by the Revolving Facility Advance and the entire Discount for the Revolving Facility Advance. After the issuance of such a Revolving Facility Advance, the Fee Portion for the Revolving Facility Advance shall be payable monthly, in advance, on the first Business Day of the second full calendar month of the MBS backed by the Revolving Facility Advance, and on the first Business Day of each calendar month thereafter until the maturity of the MBS, in accordance with the terms of the Revolving Facility Note.

          SECTION 2.02(c) LIMITATIONS ON ANY ADVANCE. The Lender's obligations to make any Advance are subject to the following additional limitations:

               SECTION 2.02(c)(1) MAXIMUM CREDIT COMMITMENT. The sum of the aggregate amount of Base Facility Advances Outstanding and Revolving Facility Advances Outstanding at any time shall not exceed the Maximum Credit Commitment.

               SECTION 2.02(c)(2) MINIMUM REQUEST. Each Future Advance Request shall be in the minimum amount of $5,000,000.

               SECTION 2.02(c)(3) SATISFACTION OF CONDITIONS PRECEDENT. All conditions precedent set forth in Section 4.02 to the making of any Future Advance must be satisfied on or before the applicable Closing Date and, within seven days after the date on which the Future Advance Request is made, the Borrower shall have delivered to the Lender each of the items described in Sections 4.02(b) and 4.02(c), and Articles XI(a) and XI(h).

     SECTION 2.03. DETERMINATION AND CONFIRMATION OF INTEREST RATE AND OTHER TERMS OF EACH ADVANCE. The interest rate applicable to each Base Facility Advance and the imputed interest rate applicable to each Revolving Facility Advance (the "COUPON RATE" for the Advance) and the other terms of the Advance shall be determined in accordance with the following procedure:

          SECTION 2.03(a) QUOTE. From time to time, at the Borrower's request, with respect to a proposed Advance, the Lender shall quote to the Borrower an estimate of the MBS Pass-Through Rate (for a proposed Base Facility Advance) or MBS Imputed Interest Rate (for a proposed Revolving Facility Advance) for a Fannie Mae MBS backed by the proposed Advance. The Lender's quote shall be based on (i) a solicitation of bids from institutional investors selected by the Lender and (ii) the proposed terms and amount of the Advance selected by the Borrower. The quote shall not be binding upon the Lender.

          SECTION 2.03(b) RATE SETTING. If the Borrower satisfies all of the conditions to the Lender's obligation to make the Advance requested in the Request for the Advance delivered to the Lender, then the Borrower may propose a MBS Pass-Through Rate (for a Base Facility Advance) or MBS Imputed Interest Rate (for a Revolving Facility Advance) by submitting to the Lender by facsimile transmission a completed and executed document, in the form attached as EXHIBIT R-1 OR R-2 to this Agreement, as applicable (the "RATE SETTING FORM"), before 1:00 p.m. Washington, D.C. time on any Business Day on which the Lender is open for business (the "RATE SETTING DATE"). The Rate Setting Form (i) contains various factual certifications required by the Lender and (ii) specifies the amount, term, MBS Issue Date, Fee Spread, Coupon Rate (the "MAXIMUM ANNUAL COUPON RATE"), Discount (if the Advance is a Revolving Facility Advance), Price (which, for a Base Facility Advance, will be in a range between 99-1/2 and 100-1/2), Yield Maintenance Period (if the Advance is a Base Facility Advance), the Specified U.S. Treasury Security (if the Advance is a Base Facility Advance), Amortization Period (if the Advance is a Base Facility Advance) and Closing Date for the Advance.

          SECTION 2.03(c) RATE CONFIRMATION. Within one Business Day after receipt of the completed and executed Rate Setting Form, the Lender shall solicit bids from institutional investors selected by the Lender based on the information in the Rate Setting Form and, provided the actual Coupon Rate (if such bid were accepted) would be at or below the Maximum Annual Coupon Rate, shall obtain a commitment (the "MBS COMMITMENT") for the purchase of a Fannie Mae MBS having the bid terms described in the related Rate Setting Form (which bid terms shall be from the bidder with the lowest MBS Pass-Through Rate or the lowest MBS Imputed Interest Rate, as applicable), and shall immediately deliver to the Borrower by facsimile transmission a completed document, in the form attached as EXHIBIT S-1 OR S-2 to this Agreement, as applicable (the "RATE CONFIRMATION FORM") confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Pass-Through Rate (if the Advance is a Base Facility Advance), MBS Imputed Interest Rate (if the Advance is a Revolving Facility Advance), Fee Spread, Coupon Rate, Discount (if the Advance is a Revolving Facility Advance), Price, Yield Maintenance Period (if the Advance is a Base Facility Advance), Specified U.S. Treasury Security (if the Advance is a Base Facility Advance), Amortization Period (if the Advance is a Base Facility Advance) and Closing Date for the Advance. The term "MBS PASS-THROUGH RATE" means, for a specified Fannie Mae MBS backed by a Base Facility Advance, the interest rate per annum (rounded to three places) payable for the Fannie Mae MBS pursuant to the MBS Commitment. The term
     "MBS IMPUTED INTEREST RATE" means, for a specified Fannie Mae
     MBS backed by a Revolving Facility Advance, the imputed interest rate per annum (rounded to three places) which the specified Fannie Mae MBS will bear based on the MBS Commitment. The MBS Imputed Interest Rate shall be calculated in accordance with the following formula:


                                                            1/2
                12 [ 6 ( 1 + [ 365 (1 - P) ] / (2 PT) - 1 )    ]





                         where,    P = PRICE
                                   T = TERM (DAYS)

EXHIBIT T to this Agreement contains an example of the foregoing formula.


          SECTION 2.03(d)  COUPON RATE.

               SECTION 2.03(d)(1) REVOLVING FACILITY ADVANCES-GENERAL. Except as otherwise provided in paragraphs (3) and (4), the Coupon Rate for a Revolving Facility Advance shall equal the sum of (i) the MBS Imputed Interest Rate for the Revolving Facility Advance, and (ii) 50 basis points.

               SECTION 2.03(d)(2) BASE FACILITY ADVANCES-GENERAL. Except as otherwise provided in paragraph (3), the Coupon Rate for any Base Facility Advance shall equal the sum of (i) the MBS Pass-Through Rate for the Base Facility Advance, and (ii) a number of basis points determined by the Lender at the time of the increase in the Base Facility Credit Commitment to which the Base Facility Advance is allocable, but in no event more than 50 basis points.

               SECTION 2.03(d)(3) INCREASE IN MAXIMUM CREDIT COMMITMENT. In the event the Base Facility Credit Commitment or the Revolving Facility Credit Commitment increases pursuant to an increase in the Maximum Credit Commitment under Article VIII, the Coupon Rate for any Base Facility Advance or Revolving Facility Advance which is allocable to the increase shall equal the sum of (i) the MBS Pass-Through Rate (with respect to any Base Facility Advance) or the MBS Imputed Interest Rate (with respect to any Revolving Facility Advance), and
          (ii) the following:

                         (A) if the increase in the Maximum Credit Commitment is made in accordance with Article VIII, and the Closing Date for the Credit Facility Expansion Request for the increase in the Maximum

                    Credit Commitment occurs prior to the end of the first Loan Year, a number of basis points determined by the Lender at the time of the increase in the Maximum Credit Commitment, but in no event more than 50 basis points; and

                         (B) in all other cases, a number of basis points determined by the Lender at the time of the increase in the Maximum Credit Commitment.

          In any case in which the Lender shall determine the number of basis points, the Lender shall make its determination in good faith using the then-current pricing methodology for the Fannie Mae product line under which this Credit Facility is sponsored (or, if there is no longer such product line, then in accordance with the pricing methodology in effect when the product line was terminated). The Lender's identification and application of the applicable methodology shall be conclusive for all purposes, and, absent manifest error, the Lender's determination of the number of basis points based on such identification and application shall also be conclusive for all purposes.

               SECTION 2.03(d)(4) PARTIAL MONTH INTEREST. Notwithstanding anything to the contrary in this Agreement, if an Advance is not made on the first day of a calendar month, and the MBS Issue Date for the MBS backed by the Advance is the first day of the month following the month in which the Advance is made, the Coupon Rate for the Advance for the partial month period commencing on the Closing Date for the Advance and ending on the last day of the calendar month in which the Closing Date occurs shall be the greater of (i) the Coupon Rate for the Advance which will be in effect for the period after the partial month period or (ii) a rate based on the Lender's cost of funds, as quoted by the Lender's regular warehouse lender, and approved in advance, in writing, by the Borrower.

          SECTION 2.03(e) ADVANCE CONFIRMATION INSTRUMENT. On or before the Closing Date for a Revolving Facility Advance, the Borrower shall execute and deliver to the Lender an instrument (the "ADVANCE CONFIRMATION INSTRUMENT"), in the form attached as EXHIBIT U to this Agreement, confirming the amount, term, MBS Issue Date, MBS Delivery Date, MBS Imputed Interest Rate, Fee Spread, Coupon Rate, Discount, Price and Closing Date for the Advance, and the Borrower's obligation to repay the Advance in accordance with the terms of the Notes and this Agreement. Upon the funding of the Revolving Facility Advance, the Lender shall note the date of funding in the appropriate space at the foot of the Advance Confirmation Instrument and deliver a copy of the completed Advance Confirmation Instrument to the Borrower.

                                     ARTICLE III

                                   INITIAL ADVANCE

     SECTION 3.01. REQUEST. The Borrower hereby makes a request (the "INITIAL ADVANCE REQUEST") for the Lender to make the Initial Advance. If all conditions contained in Section 3.02 are satisfied, on or before the Initial Closing Date, the Lender shall make the Initial Advance on the Initial Closing Date, or on another date selected by the Borrower and approved by the Lender.

     SECTION 3.02. CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of the Lender to make the Initial Advance is subject to the following conditions precedent:

          (a) The delivery to the Title Company, for filing and/or recording in all applicable jurisdictions, of all applicable Loan Documents required by the Lender, including duly executed and delivered original copies of the Initial Security Instruments and UCC-1 Financing Statements covering the portion of the Collateral comprised of personal property, and other appropriate instruments, in form and substance satisfactory to the Lender and in form proper for recordation, as may be necessary in the opinion of the Lender to perfect the Liens created by the applicable Initial Security Instruments and any other Loan Documents creating a Lien in favor of the Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing; and

          (b)  The satisfaction of all General Conditions set forth in Article
     XI.


                                      ARTICLE IV

                                   FUTURE ADVANCES

     SECTION 4.01.  PROCEDURE FOR OBTAINING FUTURE ADVANCES.

          SECTION 4.01(a) REQUEST. In order to obtain a Future Advance, the Borrower may from time to time deliver a written request for a Future Advance (a "FUTURE ADVANCE REQUEST") to the Lender, in the form attached as
     EXHIBIT V-1 OR V-2 to this Agreement, as applicable. Each Future Advance Request shall be accompanied by (and no Future Advance Request shall be effective unless it is accompanied by) the following:

     (i)  a designation of the amount of the Future Advance requested; and

          (ii)  a designation of the maturity date of the Advance.

          SECTION 4.01(b)     CLOSING.  If all conditions contained in Section
     4.02 are satisfied, and the Lender has delivered the Rate Confirmation Form to the Borrower, the Lender shall make the Future Advance requested in the Future Advance Request, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring not more than three Business Days after the Lender's receipt of the Future Advance Request and the Borrower's receipt of the Rate Confirmation Form.

     SECTION 4.02. CONDITIONS PRECEDENT TO FUTURE ADVANCES. The obligation of the Lender to make Future Advances is subject to the satisfaction of the following conditions precedent:

          (a) With respect to any Future Advances, after giving effect to the requested Future Advance:

                    (i) the Aggregate Debt Service Coverage Ratio for the
               Trailing 12 Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing Twelve Month Period;

                    (ii) the Aggregate Debt Service Coverage Ratio for the
               Trailing Three Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period;

                    (iii) the Aggregate Loan to Value Ratio for the Trailing 12
               Month Period is not greater than the Maximum Aggregate Loan to Value Ratio for the Trailing 12 Month Period;

          (b) If the Advance is a Base Facility Advance, delivery of a Base Facility Note, duly executed by the Borrower, in the amount of the Advance, reflecting all of the terms of the Base Facility Advance;

          (c) If the Advance is a Revolving Facility Advance, delivery of the Advance Confirmation Instrument, duly executed by the Borrower;

          (d) For any Title Insurance Policy not containing a Revolving Credit Endorsement, the receipt by the Lender of an endorsement to the Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by the Lender; and

          (e)  The satisfaction of all General Conditions set forth in Article
     XI.

                                      ARTICLE V

                  CONVERSION OF REVOLVING FACILITY CREDIT COMMITMENT
                          TO BASE FACILITY CREDIT COMMITMENT

     SECTION 5.01. RIGHT TO CONVERT. Subject to the terms, conditions and limitations set forth in this Article, the Borrower shall have the right, at any time or from time to time during the Base Facility Availability Period, to convert all or a portion of the Revolving Facility Credit Commitment to the Base Facility Credit Commitment, in which event the Revolving Facility Credit Commitment shall be reduced by, and the Base Facility Credit Commitment shall be increased by, the amount of the conversion.

     SECTION 5.02.  PROCEDURE FOR OBTAINING CONVERSION.

          SECTION 5.02(a) REQUEST. In order to obtain a conversion of all or a portion of the Revolving Facility Credit Commitment to the Base Facility Credit Commitment, the Borrower may from time to time deliver a written request for a conversion (a "CONVERSION REQUEST") to the Lender, in the form attached as EXHIBIT W to this Agreement. Each Conversion Request shall be accompanied by (and no Conversion Request shall be effective unless it is accompanied by) the following:

               (i)  A designation of the amount of the conversion; and

               (ii) A designation of any Revolving Facility Advances Outstanding which will be paid on the Closing Date for the conversion.

          SECTION 5.02(b)  CLOSING.  If none of the limitations contained in
     Section 5.03 is violated, and all conditions contained in Section 5.04 are satisfied, the Lender shall permit the requested conversion, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 15 Business Days after the Lender's receipt of the Conversion Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, all at the sole cost and expense of the Borrower, an amendment to this Agreement, in the form attached as EXHIBIT X to this Agreement, together with an amendment to each Security Document, if determined by the Lender to be necessary, and other applicable Loan Documents, in form and substance satisfactory to the Lender, reflecting the change in the Base Facility Credit Commitment and the Revolving Facility Credit Commitment. The documents and instruments referred to in the preceding sentence are referred to in this Article as the "CONVERSION DOCUMENTS."

     SECTION 5.03. LIMITATIONS ON RIGHT TO CONVERT. The right of the Borrower to convert all or a portion of the Revolving Facility Credit Commitment to the Base Facility Credit Commitment is subject to the following limitations:

               SECTION 5.03(a) CLOSING DATE. The Closing Date shall occur on or before the expiration of the Base Facility Availability Period.

               SECTION 5.03(b) MINIMUM REQUEST. Each Request for a conversion shall be in the minimum amount of $5,000,000.

               SECTION 5.03(c) OBLIGATION TO PREPAY REVOLVING FACILITY ADVANCES. If, after the conversion, the aggregate amount of all Revolving Facility Advances Outstanding will exceed the Revolving Facility Credit Commitment, the Borrower shall be obligated to prepay, on or before the Closing Date for the conversion, an amount of Revolving Facility Advances Outstanding which is at least equal to the amount of the excess.

     SECTION 5.04. CONDITIONS PRECEDENT TO CONVERSION. The right of the Borrower to convert all or a portion of the Revolving Facility Credit Commitment to the Base Facility Credit Commitment and the obligation of the Lender to deliver the Conversion Documents on the Closing Date are subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

          (a)  after giving effect to the requested conversion:

                    (i) the Aggregate Debt Service Coverage Ratio for the
               Trailing 12 Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period;

                    (ii) the Aggregate Debt Service Coverage Ratio for the
               Trailing Three Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period; and

                    (iii) the Aggregate Loan to Value Ratio for the Trailing 12
               Month Period is not greater than the Maximum Aggregate Loan to Value Ratio for the Trailing 12 Month Period.

          (b) Payment by the Borrower in full of any Revolving Facility Advances Outstanding which the Borrower is obligated to pay under Section 5.03(c);

          (c) If requested by the Lender, the receipt by the Lender of an endorsement to each Title Insurance Policy, amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by the Lender;

          (d) Receipt by the Lender of one or more counterparts of each Conversion Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Conversion Document; and

          (e)  The satisfaction of all General Conditions set forth in Article
     XI.

     SECTION 5.05. INTEREST RATE OF BASE FACILITY ADVANCES AFTER CONVERSION. The Coupon Rate for any Base Facility Advance shall equal the rate set forth in
Section 2.03(d)(2) or 2.03(d)(3), as the case may be.


                                      ARTICLE VI

                               ADDITIONS OF COLLATERAL

     SECTION 6.01. RIGHT TO ADD COLLATERAL. Subject to the terms and conditions of this Article, the Borrower shall have the right, from time to time during the Term of this Agreement, to add Multifamily Residential Properties to the Collateral Pool in accordance with the provisions of this Article.

     SECTION 6.02.  PROCEDURE FOR ADDING COLLATERAL.

          SECTION 6.02(a) REQUEST. In order to add a Multifamily Residential Property or Multifamily Residential Properties to the Collateral Pool, the Borrower may, not more than once each calendar quarter, deliver a written request (the "COLLATERAL ADDITION REQUEST") to the Lender, in the form attached as EXHIBIT Y to this Agreement, to add one or more Additional Mortgaged Properties to the Collateral Pool. Each Collateral Addition Request shall be accompanied by (and no Collateral Addition Request shall be effective unless it is accompanied by) the following:

          (i) The information relating to the proposed Additional Mortgaged Property required by the form attached as EXHIBIT Z to this Agreement (the "COLLATERAL ADDITION DESCRIPTION PACKAGE"), as amended from time to time to include information required under the DUS Guide; and

          (ii) The payment of all Additional Collateral Due Diligence Fees pursuant to Section 14.04(b).

          SECTION 6.02(b) ADDITIONAL INFORMATION. The Borrower shall promptly deliver to the Lender any additional information concerning the proposed Additional Mortgaged Property that the Lender may from time to time reasonably request.

          SECTION 6.02(c) UNDERWRITING. The Lender shall evaluate the proposed Additional Mortgaged Property, and shall make underwriting determinations as to the Aggregate Debt Service Coverage Ratios and the Aggregate Loan to Value Ratio for the Trailing 12 Month Period applicable to the Collateral Pool, on the basis of Valuations made with respect to the proposed Additional Mortgaged Property, and otherwise in accordance with Fannie Mae's DUS Underwriting Requirements. Within 30 days after receipt of (i) the Collateral Addition Request for the Additional Mortgaged Property and
     (ii) all reports, certificates and documents set forth on EXHIBIT AA to this Agreement, the Lender shall notify the Borrower whether or not it shall consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool and, if it shall so consent, shall set forth the Aggregate Debt Service Coverage Ratios and the Aggregate Loan to Value Ratio for the Trailing 12 Month Period which it estimates shall result from the addition of the proposed Additional Mortgaged Property to the Collateral Pool and the amount of any increase in the amount of Advances Outstanding which the Borrower can borrow as a result of the addition of the Additional Mortgaged Property to the Collateral Pool (assuming, for these purposes, that the Borrower elected to increase the Maximum Credit Commitment, if necessary, so that it could borrow the maximum amount supported by the Collateral Pool, whether or not Borrower has in fact so increased, or requested an increase of, the Maximum Credit Commitment). If the Lender declines to consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Lender shall include, in its notice, a brief statement of the reasons for doing so. Within five Business Days after receipt of the Lender's notice that it shall consent to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Borrower shall notify the Lender whether or not it elects to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool. If the Borrower fails to respond within the period of five Business Days, it shall be conclusively deemed to have elected not to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool.

          SECTION 6.02(d) CLOSING. If, pursuant to subsection (c), the Lender consents to the addition of the proposed Additional Mortgaged Property to the Collateral Pool, the Borrower timely elects to cause the proposed Additional Mortgaged Property to be added to the Collateral Pool and all conditions contained in Section 6.03 are satisfied, the Lender shall permit the proposed Additional Mortgaged Property to be added to the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the

     Lender, and occurring within five Business Days after the Lender's receipt of the Borrower's election (or on such other date to which the Borrower and the Lender may agree).

     SECTION 6.03. CONDITIONS PRECEDENT TO ADDITION OF AN ADDITIONAL MORTGAGED PROPERTY TO THE COLLATERAL POOL. The right of the Borrower to add an Additional Mortgaged Property to the Collateral Pool on the Closing Date applicable to the Additional Mortgaged Property is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

          (a) On the Closing Date for the addition of the Additional Mortgaged Property to the Collateral Pool:

               (i) the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period;

               (ii) the Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period; and

               (iii) the Aggregate Loan to Value Ratio for the Trailing 12 Month Period is not greater than the Maximum Aggregate Loan to Value Ratio for the Trailing 12 Month Period.

          (b)  The payment by the Borrower of the Collateral Addition Fee;

          (c) The delivery to the Title Company, with fully executed instructions directing the Title Company to file and/or record in all applicable jurisdictions on or before the Closing Date, all applicable Collateral Addition Loan Documents required by the Lender, including duly executed and delivered original copies of any Security Instruments and UCC-1 Financing Statements covering the portion of the Additional Mortgaged Property comprised of personal property, and other appropriate documents, all in form and substance substantially the same as the Loan Documents relating to the Initial Mortgaged Properties (except to the extent required by the Lender to conform to then-existing requirements for such documents prescribed by Fannie Mae) and in form proper for recordation, as may be necessary in the opinion of the Lender to perfect the Lien created by the applicable additional Security Instrument, and any other Collateral Addition Loan Document creating a Lien in favor of the Lender, and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

          (d) If required by the Lender, amendments to the Notes and the Security Documents, reflecting the addition of the Additional Mortgaged Property to the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument (other than a Title Insurance Policy for Mortgaged Properties located in Texas or Florida, unless the same can be obtained at nominal cost), either (i) amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by the Lender or (ii) insuring the Lender that the amendment to the Security Instrument has not invalidated the Title Insurance Policy;

          (e) If the Title Insurance Policy for the Additional Mortgaged Property contains a Tie-In Endorsement, an endorsement to each other Title Insurance Policy containing a Tie-In Endorsement, adding a reference to the Additional Mortgaged Property; and

          (f)  The satisfaction of all General Conditions set forth in Article
     XI.

     SECTION 6.04. OTHER TYPES OF COLLATERAL. The Borrower may propose to add to the Collateral Pool additional Collateral other than Multifamily Residential Properties, but the Lender shall not be obligated to accept any type of additional Collateral other than Multifamily Residential Properties, and any acceptance of Collateral other than Multifamily Residential Properties shall be upon such conditions as the Lender may determine. Notwithstanding the foregoing, the Lender shall accept Substituted Cash Collateral in accordance with Section 7.02(d).


                                     ARTICLE VII

                                RELEASES OF COLLATERAL

     SECTION 7.01. RIGHT TO OBTAIN RELEASES OF COLLATERAL. Subject to the terms and conditions of this Article, the Borrower shall have the right to obtain a release of Collateral from the Collateral Pool in accordance with the provisions of this Article.

     SECTION 7.02.  PROCEDURE FOR OBTAINING RELEASES OF COLLATERAL.

          SECTION 7.02(a) REQUEST. In order to obtain a release of Collateral from the Collateral Pool, the Borrower may, not more than once each calendar quarter, deliver a written request for the release of the Collateral from the Collateral Pool (the "COLLATERAL RELEASE REQUEST") to the Lender, in the form attached as EXHIBIT BB to this Agreement. The Collateral Release Request shall not result in a termination of all or any part of the Credit

     Facility. The Borrower may only terminate all or any part of the Credit Facility by delivering a Revolving Facility Termination Request or Credit Facility Termination Request pursuant to Articles IX or X. The Collateral Release Request shall be accompanied by (and the Collateral Release Request shall not be effective unless it is accompanied by) a designation of the Collateral to be released from the Collateral Pool, including, if the Collateral to be released is a Mortgaged Property, the name, address and location of the Mortgaged Property (the "COLLATERAL RELEASE PROPERTY").

          SECTION 7.02(b) CLOSING. If all conditions contained in Section 7.03 are satisfied, the Lender shall cause the Collateral Release Property to be released from the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 10 Business Days after the Lender's receipt of the Collateral Release Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of the Borrower, (i) instruments, in the form customarily used by the Lender for releases in the jurisdiction governing the perfection of the security interest being released, releasing the applicable Security Instrument as a Lien on the Collateral Release Property, and Termination Statements terminating the UCC-1 Financing Statements perfecting a Lien on the portion of the Collateral Release Property comprised of personal property, and such other documents and instruments as the Borrower may reasonably request evidencing the release of the applicable Collateral from any lien securing the Obligations (including a termination of any restriction on the use of any accounts relating to the Collateral Release Property) and the release and return to the applicable Owner of any and all escrowed amounts relating thereto, (ii) instruments releasing the security interest in the Ownership Interests in the Owner of the Collateral Release Property and (iii) instruments releasing the Owner who owns the Collateral Release Property from its obligations under this Agreement, the Owner Guaranty it has executed and any and all other Loan Documents. The instruments referred to in the preceding sentence are referred to in this Article as the "COLLATERAL RELEASE DOCUMENTS."

          SECTION 7.02(c) RELEASE PRICE. The "RELEASE PRICE" for each Mortgaged Property means the minimum amount, if any, of Advances Outstanding which are required to be repaid by the Borrower to the Lender in connection with the proposed release of the Mortgaged Property, a Lakehaven Note or other Collateral from the Collateral Pool, so that, immediately after the release--

               (i) the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period;

               (ii) the Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period; and

               (iii) the Aggregate Loan to Value Ratio for the Trailing 12 Month Period is not greater than the Maximum Aggregate Loan to Value Ratio for the Trailing 12 Month Period.

     In addition to the Release Price, the Borrower shall pay to the Lender all associated prepayment premiums and other amounts due under the Notes and any Advance Confirmation Instruments evidencing the Advances being repaid.

          SECTION 7.02(d) APPLICATION OF RELEASE PRICE. The Release Price shall be applied against the Revolving Facility Advances Outstanding until there are no further Revolving Facility Advances Outstanding, and thereafter shall be held by the Lender (or its appointed collateral agent) as substituted Collateral ("SUBSTITUTED CASH COLLATERAL") in accordance with a security agreement and other documents in form and substance acceptable to the Lender (or, at the Borrower's option, may be applied against the prepayment of Base Facility Advances, so long as the prepayment is permitted under the Base Facility Note for the Base Facility Advance). Any portion of the Release Price held as Substituted Cash Collateral may be released if, immediately after giving effect to the release, each of the conditions set forth in Section 7.03(a) below shall have been satisfied. If, on the date on which the Borrower pays the Release Price, Revolving Facility Advances are Outstanding but are not then due and payable, the Lender shall hold the payments as additional Collateral for the Credit Facility, until the next date on which Revolving Facility Advances are due and payable, at which time the Lender shall apply the amounts held by it to the amounts of the Revolving Facility Advances due and payable.

     SECTION 7.03. CONDITIONS PRECEDENT TO RELEASE OF COLLATERAL RELEASE PROPERTY FROM THE COLLATERAL. The right of the Borrower to obtain a release of a Collateral Release Property from the Collateral Pool and the obligation of the Lender to release a Collateral Release Property from the Collateral Pool by executing and delivering the Collateral Release Documents on the Closing Date, are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

          (a)  Immediately after giving effect to the requested release:

               (i) the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period;

               (ii) the Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period is not less than the Minimum Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period; and

               (iii) the Aggregate Loan to Value Ratio for the Trailing 12 Month Period is not greater than the Maximum Aggregate Loan to Value Ratio for the Trailing 12 Month Period.

          (b)  Payment of the Release Price for the Collateral Release Property;

          (c)  Payment of the Release Fee for the Collateral Release Property;

          (d) Receipt by the Lender on the Closing Date of one or more counterparts of each Collateral Release Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Collateral Release Document;

          (e) If required by the Lender, amendments to the Notes and the Security Documents, reflecting the release of the Collateral Release Property from the Collateral Pool and, as to any Security Instrument so amended, the receipt by the Lender of an endorsement to the Title Insurance Policy insuring the Security Instrument (other than a Title Insurance Policy for Mortgaged Properties located in Texas or Florida, unless the same can be obtained at nominal cost), either (i) amending the effective date of the Title Insurance Policy to the Closing Date and showing no additional exceptions to coverage other than the exceptions shown on the Initial Closing Date and other exceptions approved by the Lender or (ii) insuring the Lender that the amendment to the Security Instrument has not invalidated the Title Insurance Policy;

          (f) If the Lender determines the Collateral Release Property to be one phase of a project, and one or more other phases of the project are Mortgaged Properties which will remain in the Collateral Pool (the "REMAINING MORTGAGED PROPERTIES"), the Lender's determination that the Remaining Mortgaged Properties can be operated separately from the Collateral Release Property and any other phases of the project which are not Mortgaged Properties. In making this determination, the Lender shall evaluate whether the Remaining Mortgaged Properties comply with the terms of Sections 203 and 208 of the DUS Guide, which, as of the date of this Agreement, require, among other things, that a phase which constitutes collateral for a loan made in accordance with the terms of the DUS Guide
     (i) have adequate ingress and egress to existing public roadways, either by location of the phase on a dedicated, all-weather road or by access to such a road by means of a satisfactory easement, (ii) have access which is sufficiently attractive and direct from major thoroughfares to be conducive to continued good marketing, (iii) have a location which is not (A) inferior to other phases, (B) such that inadequate maintenance of other phases would have a significant negative impact on the phase, and (C) such that the phase is visible only after passing through the other phases of the project and (iv) comply with such other issues as are dictated by prudent practice;

          (g) Receipt by the Lender of endorsements to the Tie-In Endorsements of the Title Insurance Policies, if deemed necessary by the Lender, to reflect the release;

          (h) Receipt by the Lender on the Closing Date of a writing, dated as of the Closing Date, signed by the AIMCO Parties, in the form attached as EXHIBIT CC to this Agreement, pursuant to which the AIMCO Parties confirm that their obligations under the Loan Documents are not adversely affected by the release of the Collateral Release Property from the Collateral;

          (i) The remaining Mortgaged Properties in the Collateral Pool shall satisfy the then-existing Geographical Diversification Requirements;

          (j) Immediately after giving effect to the requested release, the aggregate Valuations of the Lakehaven Notes shall not exceed 25% of the aggregate Valuations of all Mortgaged Properties and the Lakehaven Notes; and

          (k)  The satisfaction of all General Conditions set forth in Article
     XI.


                                     ARTICLE VIII

                             EXPANSION OF CREDIT FACILITY

     SECTION 8.01. RIGHT TO INCREASE MAXIMUM CREDIT COMMITMENT. Subject to the terms, conditions and limitations of this Article, the Borrower shall have the right, at any time or from time to time prior to the end of the Revolving Facility Availability Period, to increase the Maximum Credit Commitment. In the event the Maximum Credit Commitment increases pursuant to this Article, the Base Facility Credit Commitment or the Revolving Facility Credit Commitment, or both, shall increase by amounts selected by the Borrower pursuant to Section 8.02, provided that the sum of increases, if any, in both collectively shall equal the amount of the increase in the Maximum Credit Commitment.

     SECTION 8.02.  PROCEDURE FOR OBTAINING INCREASES IN MAXIMUM CREDIT
COMMITMENT.

          SECTION 8.02(a) REQUEST. In order to obtain an increase in the Maximum Credit Commitment, the Borrower may from time to time deliver a written request for an increase (a "CREDIT FACILITY EXPANSION REQUEST") to the Lender, in the form attached as EXHIBIT DD to this Agreement. Each Credit Facility Expansion Request shall include the following information:

               (i)   A designation of the amount of the proposed increase;

               (ii) A designation of the increase in the Base Facility Credit Commitment and the Revolving Facility Credit Commitment; and

               (iii) A request that the Lender inform the Borrower of any change in the Geographical Diversification Requirements.

          SECTION 8.02(b)     CLOSING.  If none of the limitations contained in
     Section 8.03 is violated, and all conditions contained in Section 8.04 are satisfied, the Lender shall permit the requested increase in the Maximum Credit Commitment, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, and occurring within 15 Business Days after the Lender's receipt of the Credit Facility Expansion Request (or on such other date to which the Borrower and the Lender may agree).

     SECTION 8.03. LIMITATIONS ON RIGHT TO INCREASE MAXIMUM CREDIT COMMITMENT. The Borrower's right to increase the Maximum Credit Commitment is subject to the following limitations:

               SECTION 8.03(1) MAXIMUM CREDIT COMMITMENT. After giving effect to the proposed increase, the Maximum Credit Commitment shall not exceed $250,000,000.

               SECTION 8.03(2) MINIMUM REQUEST. Each Request for an increase in the Maximum Credit Commitment shall be in the minimum amount of $25,000,000.

     SECTION 8.04. CONDITIONS PRECEDENT TO INCREASE IN MAXIMUM CREDIT COMMITMENT. The right of the Borrower to increase the Maximum Credit Commitment is subject to the written approval of the Lender and Fannie Mae, which approval may be withheld in the Lender's or Fannie Mae's sole and absolute discretion.

     SECTION 8.05. INTEREST RATE OF ADVANCES AFTER INCREASE IN MAXIMUM CREDIT COMMITMENT. In the event the Base Facility Credit Commitment or the Revolving Facility Credit Commitment increases pursuant to an increase in the Maximum Credit Commitment under this Article, the Coupon Rate for any Base Facility Advance or Revolving Facility Advance which is allocable to the increase shall equal the rate set forth in Section 2.03(d)(3).


                                      ARTICLE IX

                COMPLETE OR PARTIAL TERMINATION OF REVOLVING FACILITY

     SECTION 9.01. RIGHT TO COMPLETE OR PARTIAL TERMINATION OF REVOLVING FACILITY. Subject to the terms and conditions of this Article, the Borrower shall have the right to permanently reduce the Revolving Credit Facility Commitment in accordance with the provisions of this Article.

     SECTION 9.02. PROCEDURE FOR COMPLETE OR PARTIAL TERMINATION OF REVOLVING FACILITY.

          SECTION 9.02(a) REQUEST. In order to permanently reduce the Revolving Facility Credit Commitment, the Borrower may deliver a written request for the reduction (the "REVOLVING FACILITY TERMINATION REQUEST") to the Lender, in the form attached as EXHIBIT EE to this Agreement. A permanent reduction of the Revolving Facility Credit Commitment to $0 shall be referred to as a "COMPLETE REVOLVING FACILITY TERMINATION." The Revolving Facility Termination Request shall include the following information:

                (i) A designation of the proposed amount of the reduction in the Revolving Facility Credit Commitment; and

               (ii) Unless there is a Complete Revolving Facility Termination, a designation by the Borrower of any Revolving Facility Advances which will be prepaid.

     Any release of Collateral, whether or not made in connection with a Revolving Facility Termination Request, must comply with all conditions to a release which are set forth in Article VII.

          SECTION 9.02(b) CLOSING. If all conditions contained in Section 9.03 are satisfied, the Lender shall permit the Revolving Facility Credit Commitment to be reduced to the amount designated by the Borrower, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, within 15 Business Days after the Lender's receipt of the Revolving Facility Termination Request (or on such other date to which the

     Borrower and the Lender may agree), by executing and delivering a counterpart of an amendment to this Agreement, in the form attached as EXHIBIT FF to this Agreement, evidencing the reduction in the Revolving Facility Credit Commitment. The document referred to in the preceding sentence is referred to in this Article as the "REVOLVING FACILITY TERMINATION DOCUMENT."

     SECTION 9.03. CONDITIONS PRECEDENT TO COMPLETE OR PARTIAL TERMINATION OF REVOLVING FACILITY. The right of the Borrower to reduce the Revolving Facility Credit Commitment and the obligation of the Lender to execute the Revolving Facility Termination Document, are subject to the satisfaction of the following conditions precedent as of the Closing Date:

          (a) Payment by the Borrower in full of all of the Revolving Facility Advances Outstanding required to be paid in order that the aggregate amount of all Revolving Facility Advances Outstanding is not greater than the Revolving Facility Credit Commitment, including any associated prepayment premiums or other amounts due under the Notes (but if the Borrower is not required to prepay all of the Revolving Facility Advances, the Borrower shall have the right to select which of the Revolving Facility Advances shall be repaid);

          (b)  Payment by the Borrower of the Revolving Facility Termination
     Fee;

          (c) Receipt by the Lender of one or more counterparts of the Revolving Facility Termination Document, dated as of the Closing Date, signed by each of the parties (other than the Lender) who is a party to such Revolving Facility Termination Document; and

          (d)  The satisfaction of all General Conditions set forth in Article
     XI.

     SECTION 9.04. COMPLETE TERMINATION OF REVOLVING FACILITY UPON EXPIRATION OF REVOLVING FACILITY. If there has not occurred a Complete Revolving Facility Termination before the Revolving Facility Termination Date, then, as of the Revolving Facility Termination Date, the Revolving Facility shall automatically terminate, without satisfaction of any conditions by the Borrower or the Lender and without the execution of any further documents.


                                      ARTICLE X

                            TERMINATION OF CREDIT FACILITY

     SECTION 10.01. RIGHT TO TERMINATE CREDIT FACILITY. Subject to the terms and conditions of this Article, the Borrower shall have the right to terminate this Agreement and the Credit Facility and receive a release of all of the Collateral from the Collateral Pool in accordance with the provisions of this Article.

     SECTION 10.02. PROCEDURE FOR TERMINATING CREDIT FACILITY.

          SECTION 10.02(a) REQUEST. In order to terminate this Agreement and the Credit Facility, the Borrower may deliver a written request for the termination (the "CREDIT FACILITY TERMINATION REQUEST") to the Lender, in the form attached as EXHIBIT GG to this Agreement.

          SECTION 10.02(b)  CLOSING.  If all conditions contained in Section
     10.03 are satisfied, this Agreement shall terminate, and the Lender shall cause all of the Collateral to be released from the Collateral Pool, at a closing to be held at offices designated by the Lender on a Closing Date selected by the Lender, within 15 Business Days after the Lender's receipt of the Credit Facility Termination Request (or on such other date to which the Borrower and the Lender may agree), by executing and delivering, and causing all applicable parties to execute and deliver, all at the sole cost and expense of the Borrower, (i) instruments, in the form customarily used by the Lender for releases in the jurisdictions in which the Mortgaged Properties are located, releasing (A) all of the Security Instruments as a Lien on the Mortgaged Properties and (B) all of the other Collateral,(ii) Termination Statements terminating all of the UCC-1 Financing Statements filed by the Lender with respect to the Collateral, in the form customarily used in the jurisdiction governing the perfection of the security interest being released, (iii) such other documents and instruments as the Borrower may reasonably request evidencing the release of the Collateral from any lien securing the Obligations (including a termination of any restriction on the use of any accounts relating to the Collateral) and the release and return to the applicable Owner of any and all escrowed amounts relating thereto, (iv) instruments releasing the security interest in the Ownership Interests in the Owners, (v) instruments releasing each of the Owners from its obligations under this Agreement, the Owner Guaranty it has executed and any and all other Loan Documents and (vi) the Notes, each marked paid and cancelled. The instruments referred to in the preceding sentence are referred to in this Article as the "FACILITY TERMINATION DOCUMENTS."

     SECTION 10.03. CONDITIONS PRECEDENT TO TERMINATION OF CREDIT FACILITY. The right of the Borrower to terminate this Agreement and the Credit Facility and to receive a release of all of the Collateral from the Collateral Pool and the Lender's obligation to execute and deliver the Facility Termination Documents on the Closing Date are subject to the satisfaction of the following conditions precedent as of the Closing Date:

          (a) Payment by the Borrower in full of all of the Notes Outstanding on the Closing Date, including any associated prepayment premiums or other amounts due under the Notes;

          (b)  Payment of the Credit Facility Termination Fee; and

          (c) The satisfaction of the General Conditions set forth in Article XI(a) and XI(d).


                                      ARTICLE XI

                     GENERAL CONDITIONS PRECEDENT TO ALL REQUESTS

     The obligation of the Lender to close the transaction requested in a Request shall be subject to the following conditions precedent (the "GENERAL CONDITIONS") in addition to any other conditions precedent set forth in this
Agreement:

          (a) PAYMENT OF EXPENSES. The payment by the Borrower of the Lender's fees and expenses payable in accordance with this Agreement for which the Lender has presented an invoice on or before the Closing Date for the Request;

          (b) NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition, business or prospects of the Borrower, the REIT or their respective Subsidiaries, taken as a whole, since the Initial Closing Date (or, with respect to the conditions precedent to the Initial Advance, from the condition, business or prospects of the Borrower, the REIT or their respective Subsidiaries, taken as a whole, reflected in the financial statements, reports and other information obtained by the Lender during its review of the AIMCO Parties and the Initial Mortgaged Properties and Lakehaven Notes and Lakehaven Properties);

          (c) NO DEFAULT. There shall exist no Event of Default or Potential Event of Default on the Closing Date for the Request and, after giving effect to the transaction requested in the Request, no Event of Default or Potential Event of Default shall have occurred;

          (d) NO INSOLVENCY. No AIMCO Party shall be insolvent (within the meaning of any applicable federal or state laws relating to bankruptcy or fraudulent transfers) or will be rendered insolvent by the transactions contemplated by the Loan Documents, including the making of a Future Advance, or, after giving effect to such transactions, will be left with an unreasonably small capital with which to engage in its business or undertakings, or will have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature or will have intended to hinder, delay or defraud any existing or future creditor (and the AIMCO Parties shall provide such information in their possession as the Lender may request concerning the matters in this subsection (d));

          (e) NO UNTRUE STATEMENTS. The Loan Documents shall not contain any untrue or misleading statement of a material fact and shall not fail to state a material fact necessary in order to make the information contained therein not misleading;

          (f) REPRESENTATIONS AND WARRANTIES. All representations and warranties made by any AIMCO Party in the Loan Documents shall be true and correct in all material respects on the Closing Date for the Request with the same force and effect as if such representations and warranties had been made on and as of the Closing Date for the Request;

          (g) NO CONDEMNATION OR CASUALTY. There shall not have occurred, and there shall not be pending or threatened, any condemnation or other taking, whether direct or indirect, against any Mortgaged Property or the Lakehaven Properties and there shall not have occurred any casualty to any improvements located on any Mortgaged Property or the Lakehaven Properties, if the condemnation or casualty will have a Material Adverse Effect upon the REIT, the Borrower and their respective Subsidiaries, taken as a whole;

          (h) DELIVERY OF CLOSING DOCUMENTS. The receipt by the Lender of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to the Lender in all respects:

          (1)       A Compliance Certificate;

          (2)       An Organizational Certificate; and

          (3) With respect to any Request other than a Future Advance Request, such other documents, instruments, approvals (and, if requested by the Lender, certified duplicates of executed copies thereof) and opinions as the Lender may request;

          (i) DELIVERY OF CLOSING DOCUMENTS RELATING TO INITIAL ADVANCE REQUEST, COLLATERAL ADDITION REQUEST OR CREDIT FACILITY EXPANSION REQUEST. With respect to the closing of the Initial Advance Request, a Collateral Addition Request, or a Credit Facility Expansion Request, the receipt by the Lender of the following, each dated as of the Closing Date for the Request, in form and substance satisfactory to the Lender in all respects:

          (1) Fully executed original copies of each Loan Document required to be executed in connection with the Request, duly executed and delivered by the parties thereto (other than the Lender), each of which shall be in full force and effect; and

          (2) Favorable opinions of counsel to the AIMCO Parties, as to the due organization and qualification of the AIMCO Parties, the due authorization, execution, delivery and enforceability of each Loan Document executed in connection with the Request and such other matters as the Lender may require.

          (j) DELIVERY OF PROPERTY-RELATED DOCUMENTS. With respect to each of the Mortgaged Properties to be made part of the Collateral Pool on the Closing Date for the Collateral Addition Request, the receipt by the Lender of the following, each dated as of the Closing Date for the Collateral Addition Request, in form and substance satisfactory to the Lender in all respects:

          (1) A favorable opinion of local counsel to the AIMCO Parties or the Lender as to the enforceability of the Security Document, and any other Loan Documents, executed in connection with the Request;

          (2) A commitment for the Title Insurance Policy applicable to the Mortgaged Property and a pro forma Title Insurance Policy based on the Commitment;

          (3)  The Insurance Policy applicable to the Mortgaged Property;

          (4)  The Survey applicable to the Mortgaged Property;

          (5) Evidence of Compliance with Property Laws applicable to the Mortgaged Property;

          (6)  An Appraisal of the Mortgaged Property;

          (7) A Replacement Reserve Agreement providing for the establishment of a replacement reserve account for the Mortgaged Property, to be pledged to the Lender, in which the Owner shall (unless waived by the Lender) periodically deposit amounts for replacements for improvements at the Mortgaged Property and as additional security for the AIMCO Parties' obligations under the Loan Documents;

          (8) If required by the Lender, a Completion/Repair and Security Agreement with respect to the Mortgaged Property in a form substantially identical to the Completion/Repair and Security Agreement executed by the Initial Owners;

          (9) An Assignment of Management Agreement in a form substantially identical to the Assignment of Management Agreement executed by the Initial Owners on the Initial Closing Date;

          (10) An Operations and Maintenance Agreement in a form substantially identical to that executed by the Initial Owners on the Initial Closing Date, and including the O&M Plan for the Mortgaged Property, if the Lender determines an Operations and Maintenance Plan to be necessary or desirable;

          (11) With respect to a Collateral Addition Request, an amendment to the Cash Management Agreement executed by the Initial Owners and the Borrower on the Initial Closing Date, adding the Owner as a party and adding a Property Account for the Mortgaged Property; and

          (12) An Assignment of Leases and Rents, if the Lender determines one to be necessary or desirable, provided that the provisions of any such assignment shall be substantively identical to those in the Security Instrument covering the Collateral, with such modifications as may be necessitated by applicable state or local law.

                                     ARTICLE XII

                            REPRESENTATIONS AND WARRANTIES

     SECTION 12.01. REPRESENTATIONS AND WARRANTIES OF THE AIMCO PARTIES. Each AIMCO Party hereby represents and warrants to the Lender, with respect to itself, as follows:

          SECTION 12.01(a)  DUE ORGANIZATION; OWNERSHIP STRUCTURE.

               (1) The REIT is qualified to transact business and is in good standing in the State of Maryland and each other AIMCO Party is qualified to transact business and is in good standing in the State of Delaware. Each AIMCO Party is also qualified to transact business and is in good standing in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of the AIMCO Party to perform, the Obligations under this Agreement and the other Loan Documents. Each Owner of a Mortgaged Property is qualified to transact business and is in good standing in the State in which the Mortgaged Property is located.

               (2) The AIMCO Party's principal place of business, principal office and office where it keeps its books and records as to the Collateral is located at its Notice Address, except that the property accounting records are kept in its offices in Indianapolis, Indiana.

          SECTION 12.01(b) POWER AND AUTHORITY. The AIMCO Party has the requisite power and authority (i) to own its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of the Obligations hereunder and under the other Loan Documents and (ii) to execute and deliver this Agreement and the other Loan Documents and to carry out the transactions contemplated by this Agreement and the other Loan Documents.

          SECTION 12.01(c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary action and proceedings by or on behalf of the AIMCO Party, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of the AIMCO Party as a condition to the valid execution, delivery and performance by the AIMCO Party of this Agreement or any of the other Loan Documents.

          SECTION 12.01(d) VALID AND BINDING OBLIGATIONS. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by the AIMCO Party and constitute the legal, valid and binding obligations of the AIMCO Party, enforceable against the AIMCO Party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally or by equitable principles or by the exercise of discretion by any court.

          SECTION 12.01(e) NON-CONTRAVENTION; NO LIENS. Neither the execution and delivery of this Agreement and the other Loan Documents, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Loan Documents nor the payment of the Obligations:

          (1) does or will conflict with or result in any breach or violation of any Applicable Law, rule or regulation enacted or issued by any Governmental Authority or other agency having jurisdiction over the AIMCO Party, any of the Mortgaged Properties or any other portion of the Collateral or other assets of the AIMCO Party, or any judgment or order applicable to the AIMCO Party or to which the AIMCO Party, any of the Mortgaged Properties or other assets of the AIMCO Party are subject, except for such breaches or violations that, singly or in the aggregate, have not had, and are not reasonably expected to cause, a Material Adverse Effect upon any AIMCO Party;

          (2) does or will conflict with or result in any material breach or violation of, or constitute a default under, any of the terms, conditions or provisions of the AIMCO Party's Organizational Documents, any indenture, existing agreement or other instrument to which the AIMCO Party is a party or to which the AIMCO Party, any of the Mortgaged Properties or any other portion of the Collateral or other assets of the AIMCO Party are subject;

          (3) does or will result in or require the creation of any Lien on all or any portion of the Collateral or any of the Mortgaged Properties, except for the Permitted Liens; or

          (4) does or will require the consent or approval of any creditor of the AIMCO Party, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.

          SECTION 12.01(f) PENDING LITIGATION OR OTHER PROCEEDINGS. Except as set forth in any filings by the REIT with the Securities and Exchange Commission, there is no pending or, to the best knowledge of the AIMCO Party, threatened action, suit, proceeding or investigation, at law or in equity, before any court, board, body or official of any Governmental Authority or arbitrator against or affecting any Mortgaged Property or any other portion of the Collateral or other assets of the AIMCO Party, which, if decided adversely to the AIMCO Party, would have, or may reasonably be expected to have, a Material Adverse Effect upon any AIMCO Party. The AIMCO Party is not in default with respect to any order of any Governmental Authority.

          SECTION 12.01(g) SOLVENCY. The AIMCO Party is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement or the other Loan Documents and after giving effect to such transactions, the AIMCO Party will not be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will the AIMCO Party have incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The AIMCO Party did not receive less than a reasonably equivalent value in exchange for incurrence of the Obligations. There (i) is no contemplated, pending or, to the best of the AIMCO Party's knowledge, threatened bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting the AIMCO Party or any of the Mortgaged Properties and (ii) has been no assertion or exercise of jurisdiction over the AIMCO Party or any of the Mortgaged Properties by any court empowered to exercise bankruptcy powers.

          SECTION 12.01(h) RATIOS. As of the date hereof, the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period ending on the Initial Closing Date is not less than 145%, and the Aggregate Loan to Value Ratio for the Trailing 12 Month Period is not greater than 60%.

          SECTION 12.01(i) NO CONTRACTUAL DEFAULTS. There are no defaults by the AIMCO Party or, to the knowledge of the AIMCO Party, by any other Person under any contract to which the AIMCO Party is a party relating to any Mortgaged Property, including any management, rental, service, supply, security, maintenance or similar contract, that would permit the termination of such contract. No AIMCO Party and, to the knowledge of the AIMCO Party, no other Person, has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning any Mortgaged Property.

          SECTION 12.01(j) COMPLIANCE WITH THE LOAN DOCUMENTS. The AIMCO Party is in compliance with all provisions of the Loan Documents to which it is a party or by which it is bound. The representations and warranties made by the AIMCO Party in the Loan Documents are true, complete and correct as of the Closing Date and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          SECTION 12.01(k) ERISA. The AIMCO Party is in compliance in all material respects with all applicable provisions of ERISA and has not incurred any liability to the PBGC on a Plan under Title IV of ERISA. None of the assets of the AIMCO Party constitute plan assets (within the meaning of Department of Labor Regulation Section 2510.3-101) of any employee benefit plan subject to Title I of ERISA.

          SECTION 12.01(l) FINANCIAL INFORMATION. The financial projections relating to the AIMCO Party and delivered to the Lender on or prior to the date hereof, if any, were prepared on the basis of assumptions believed by the AIMCO Party, in good faith at the time of preparation, to be reasonable and the AIMCO Party is not aware of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect; PROVIDED, HOWEVER, that no representation or warranty is made that any result set forth in such financial projections shall be achieved. The financial statements of the AIMCO Party which have been furnished to the Lender are complete and accurate in all material respects and present fairly the financial condition of the AIMCO Party, as of its date in accordance with GAAP, and since the date of the most recent of such financial statements no event has occurred which would have, or may reasonably be expected to have, a Material Adverse Effect upon the REIT, the Borrower and their respective Subsidiaries, taken as a whole, and there has not been any material transaction entered into by the AIMCO Party other than transactions in the ordinary course of business.
     The AIMCO Party has no material Contingent Obligations which are not otherwise disclosed in its most recent financial statements.

          SECTION 12.01(m) ACCURACY OF INFORMATION. No information, statement or report furnished in writing to the Lender by the AIMCO Party in connection with this Agreement or any other Loan Document or in connection with the consummation of the transactions contemplated hereby and thereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and the representations and warranties of the AIMCO Party and the statements, information and descriptions contained in the AIMCO Party's closing certificates, as of the Closing Date, are true, correct and complete in all material respects, do not contain any untrue statement or misleading statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the certifications, representations, warranties, statements, information and descriptions contained therein, in light of the circumstances under which they were made, not misleading; and the estimates and the assumptions contained herein and in any certificate of the AIMCO Party delivered as of the Closing Date are reasonable and based on the best information available to the AIMCO Party.

          SECTION 12.01(n) GOVERNMENTAL APPROVALS. No Governmental Approval not already obtained or made is required for the execution and delivery or approval, as the case may be, of this Agreement or any other Loan Document or the performance of the terms and provisions hereof or thereof by the AIMCO Party.

          SECTION 12.01(o) GOVERNMENTAL ORDERS. The AIMCO Party is not presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any Governmental Authority which would have the effect of preventing or hindering performance of its duties hereunder, nor are there any proceedings presently in progress or to its knowledge contemplated which, if successful, could reasonably be expected to lead to the issuance of any such order.

          SECTION 12.01(p) NO RELIANCE. The AIMCO Party acknowledges, represents and warrants that it understands the nature and structure of the transactions contemplated by this Agreement and the other Loan Documents, that it is familiar with the provisions of all of the documents and instruments relating to such transactions; that it understands the risks inherent in such transactions, including the risk of loss of all or any of the Mortgaged Properties; and that it has not relied on the Lender or Fannie Mae for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Agreement or any other Loan Document or otherwise relied on the Lender or Fannie Mae in any manner in connection with interpreting, entering into or otherwise in connection with this Agreement, any other Loan Document or any of the matters contemplated hereby or thereby.

          SECTION 12.01(q) COMPLIANCE WITH APPLICABLE LAW. The AIMCO Party is in compliance with Applicable Law, including all Governmental Approvals, if any, except for such items of noncompliance that, singly or in the aggregate, have not had, and are not reasonably expected to cause, a Material Adverse Effect upon any AIMCO Party.

          SECTION 12.01(r) CONTRACTS WITH AFFILIATES. Except as otherwise approved in writing by the Lender, the AIMCO Party has not entered into and is not a party to any contract, lease or other agreement with any Affiliate of the AIMCO Party for the provision of any service, materials or supplies to any Mortgaged Property(including any contract, lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment or telephone services or equipment). The Lender hereby approves the property management agreements set forth on EXHIBIT HH to this Agreement.

          SECTION 12.01(s) LINES OF BUSINESS. The AIMCO Party is not engaged in any businesses which would cause a breach of its covenants in Section 13.02(o).

          SECTION 12.01(t) STATUS AS A REAL ESTATE INVESTMENT TRUST. The REIT currently qualifies, and is taxed as, a real estate investment trust under Subchapter M of the Internal Revenue Code, and is not engaged in any activities which would jeopardize such qualification and tax treatment.

          SECTION 12.01(u) YEAR 2000 COMPLIANCE. The Borrower has conducted a comprehensive review and assessment of its computer systems and applications and made inquiry of Borrower's key suppliers and vendors with respect to the so-called "year 2000 problem" (the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, Borrower does not believe that the "year 2000 problem" will result in a material adverse change in the ability of Borrower and its Subsidiaries to manage and operate their properties and pay and perform their obligations hereunder.

     SECTION 12.02. REPRESENTATIONS AND WARRANTIES OF THE OWNERS. Each Owner hereby represents and warrants to the Lender, with respect to itself, as follows:

          SECTION 12.02(a) TITLE. Each Owner has good, valid, marketable and indefeasible title to each Mortgaged Property (either in fee simple or as tenant under a ground lease meeting all of the requirements of the DUS Guide), free and clear of all Liens whatsoever except the Permitted Liens. Each Security Instrument, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first lien on the Mortgaged Property intended to be encumbered thereby (including the Leases of such Mortgaged Property and the rents and all rights to collect rents under such Leases), subject only to Permitted Liens. Except for any Permitted Liens, there are no Liens or claims for work, labor or materials affecting any Mortgaged Property which are or may be prior to, subordinate to, or of equal priority with, the Liens created by the Loan Documents. The Permitted Liens do not have, and may not reasonably be expected to have, a Material Adverse Effect upon any AIMCO Party.

          SECTION 12.02(b) TAXES. Each Owner has filed all property and similar tax returns required to have been filed by it with respect to each Mortgaged Property and has paid and discharged, or caused to be paid and discharged, all installments for the payment of real estate, property or similar taxes that would otherwise be delinquent, and all other material Impositions imposed against, affecting or relating to each Mortgaged Property other than those which have not become delinquent, together with any fine, penalty, interest or cost for nonpayment pursuant to such returns or pursuant to any assessment received by it. Each AIMCO Party has no knowledge of any new proposed tax, levy or other governmental or private assessment or charge in respect of any Mortgaged Property which has not been disclosed in writing to the Lender.

          SECTION 12.02(c) ZONING. Each Mortgaged Property complies in all material respects with all Applicable Laws affecting such Mortgaged Property. Without limiting the foregoing, all material Permits, including certificates of occupancy, have been issued and are in full force and effect. Neither the Owner nor, to the knowledge of the Owner, any former owner of any Mortgaged Property, has received any written notification or written threat of any actions or proceedings regarding the noncompliance or nonconformity of any Mortgaged Property with any Applicable Laws or Permits, nor is the Owner otherwise aware of any such pending actions or proceedings.

          SECTION 12.02(d) LIABILITY FOR HAZARDOUS SUBSTANCES. Except as disclosed in any Environmental Report delivered to the Lender prior to the date on which the Owner's Mortgaged Property is added to the Collateral Pool, or otherwise disclosed in writing by the Owner to the Lender prior to such date, the Owner of the Mortgaged Property does not have any knowledge of any liability, contingent or otherwise, in connection with any Hazardous Substance Activity on or affecting any Mortgaged Property in violation of Hazardous Materials Laws.


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

          SECTION 12.02(e) PROHIBITED ACTIVITIES OR CONDITIONS. Except as disclosed in any Environmental Report delivered to the Lender prior to the date on which the Owner's Property is added to the Collateral Pool, or otherwise disclosed in writing by the Owner to the Lender prior to such date, (i) to the best knowledge of the Owner, no Prohibited Activities or Conditions exist or have existed at, upon, under or within the Mortgaged Property that have not been remedied and (ii) no AIMCO Party has at any time caused or permitted any Prohibited Activities or Conditions to exist at, upon, under or within the Mortgaged Property.

          SECTION 12.02(f) HAZARDOUS MATERIALS LAWS. Except as disclosed in any Environmental Report delivered to the Lender prior to the date of on which the Owner's Mortgaged Property is added to the Collateral Pool, or otherwise disclosed in writing by the Owner to the Lender prior to such date, (i) no AIMCO Party nor, to the knowledge of the Owner, no other party, has been or is involved in operations at any Mortgaged Property which operations could reasonably be expected to lead to (x) the imposition of liability on an AIMCO Party under any Hazardous Materials Law in effect as of the date of this Agreement, or on any subsequent or former owner of the Mortgaged Property, or (y) the creation of a Lien with respect to a liability on the Mortgaged Property under any Hazardous Materials Law in effect as of the date hereof; (ii) no AIMCO Party and, to the best knowledge of the Owner, no predecessor-in-interest with respect to the Mortgaged Property has permitted any tenant or occupant of the Mortgaged Property to engage in any activity that could reasonably be expected to impose a claim or liability under any Hazardous Materials Law in effect as of the date hereof on such tenant or occupant, on any AIMCO Party or on any other subsequent or former owner of the Mortgaged Property; and (iii) no AIMCO Party has received, and the Owner has no knowledge of the issuance of, any claim, citation or notice of any Governmental Actions.

          SECTION 12.02(g) LEASES. Each Owner has delivered to the Lender a true and correct copy of its form apartment lease for the Mortgaged Property which it owns, and each Lease with respect to such Mortgaged Property is in the form thereof, with no material modifications thereto, except as previously disclosed in writing to the Lender. Except as set forth in a Rent Roll, no Lease for any unit in any Mortgaged Property (i) is for a term in excess of one year, including any renewal or extension period unless such renewal or extension period is subject to termination by the Owner upon not more than 30 days' written notice, (ii) provides for prepayment of more than one month's rent, or (iii) was entered into in other than the ordinary course of business.

          SECTION 12.02(h) RENT ROLL. Each Owner has executed and delivered to the Lender, on behalf of the Lender, a Rent Roll for each Mortgaged Property, each dated as of and delivered within 60 days prior to the Initial Closing Date. Each Rent Roll sets forth each


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     and every unit subject to a Lease which is in full force and effect as of the date of such Rent Roll. The information set forth on each Rent Roll is true, correct and complete as of its date and there has occurred no Material Adverse Effect upon the REIT, the Borrower or their respective Subsidiaries, taken as a whole, resulting from a change in the information shown on any Rent Roll from the date of each such Rent Roll to the Initial Closing Date. Except as disclosed in the Rent Roll with respect to each Mortgaged Property or otherwise previously disclosed in writing to the Lender, no Lease is in effect as of the date of the Rent Roll with respect to such Mortgaged Property.

          SECTION 12.02(i) STATUS OF LANDLORD UNDER LEASES. Except for any assignment of leases and rents which is a Permitted Lien or which is to be released in connection with the consummation of the transactions contemplated by this Agreement, each Owner is the owner and holder of the landlord's interest under each of the Leases of units in each Mortgaged Property owned by the Owner and there are no prior outstanding assignments of the Owner's interest in any such Lease, or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder.

          SECTION 12.02(j) ENFORCEABILITY OF LEASES. Each Lease constitutes the legal, valid and binding obligation of the Owner and, to the knowledge of the Owner, of each of the other parties thereto, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights generally, and equitable principles, and except as disclosed in writing to the Lender, no notice of any default by the Owner which remains uncured has been sent by any tenant under any such Lease.

          SECTION 12.02(k) NO LEASE OPTIONS. All premises demised to tenants under Leases are occupied by such tenants as tenants only. No Lease contains any option or right to purchase, right of first refusal or any other similar provisions. No option or right to purchase, right of first refusal, purchase contract or similar right exists with respect to any Mortgaged Property.

          SECTION 12.02(l) INSURANCE. Each Owner has delivered to the Lender true and correct certified copies of all policies of insurance currently in effect as of the date of this Agreement with respect to the Mortgaged Property which it owns. Each such insurance policy complies in all material respects with the requirements set forth in the Loan Documents.

          SECTION 12.02(m) TAX PARCELS. Each Mortgaged Property is on one or more separate tax parcels, and each such parcel (or parcels) is (or are) separate and apart from any other property.


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

          SECTION 12.02(n) ENCROACHMENTS. Except as disclosed on the survey with respect to each Mortgaged Property, none of the improvements located on any Mortgaged Property encroaches upon the property of any other Person nor lies outside of the boundaries and building restriction lines of such Mortgaged Property and no improvement located on property adjoining such Mortgaged Property lies within the boundaries of or in any way encroaches upon such Mortgaged Property.

          SECTION 12.02(o) INDEPENDENT UNIT. Except for Permitted Liens and as disclosed on EXHIBIT II to this Agreement, each Mortgaged Property is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any Mortgaged Property not included in such Mortgaged Property or on public or utility easements for the (i) fulfillment of any zoning, building code or other requirement of any Governmental Authority that has jurisdiction over such Mortgaged Property, (ii) structural support, or (iii) the fulfillment of the requirements of any Lease or other agreement affecting such Mortgaged Property. Each Owner, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of each Mortgaged Property. All public utilities are installed and operating at each Mortgaged Property and all billed installation and connection charges have been paid in full. Each Mortgaged Property is either (x) contiguous to or (y) benefits from an irrevocable unsubordinated easement permitting access from such Mortgaged Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress and is adequately serviced by public water, sewer systems and utilities. No building or other improvement not located on a Mortgaged Property relies on any part of the Mortgaged Property to fulfill any zoning requirements, building code or other requirement of any Governmental Authority that has jurisdiction over the Mortgaged Property for structural support or to furnish to such building or improvement any essential building systems or utilities.

          SECTION 12.02(p) CONDITION OF THE MORTGAGED PROPERTIES. Except as disclosed in any third party report delivered to the Lender prior to the date on which the Owner's Mortgaged Property is added to the Collateral Pool, or otherwise disclosed in writing by the Owner to the Lender prior to such date, each Mortgaged Property is in good condition, order and repair, subject to ordinary wear and tear, there exists no structural or other material defects in such Mortgaged Property, whether latent or otherwise, and the Owner has not received notice from any insurance company or bonding company of any defects or inadequacies in such Mortgaged Property, or any part of it, which would adversely affect the insurability of such Mortgaged Property or cause the imposition of extraordinary premiums or charges for insurance or of any termination or threatened termination of any policy of insurance or bond. No claims have been made by any AIMCO Party or, to the Owner's knowledge, by any other Person, against any contractor, architect or other party with respect


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

     to the condition of any Mortgaged Property or the existence of any structural or other material defect therein. No Mortgaged Property has been materially damaged by casualty which has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received except as previously disclosed in writing to the Lender. There are no proceedings pending for partial or total condemnation of any Mortgaged Property except as disclosed in writing to the Lender.

          SECTION 12.02(p) LAKEHAVEN NOTES. The Owner of the Lakehaven Notes makes the same representations and warranties to the Lender with respect to each Lakehaven Property as the Owner of each Mortgaged Property made with respect to the Mortgaged Property which it owns, with the same effect as if the words "Mortgaged Property" in this Agreement referred to each Lakehaven Property and the word "Owner" included both the Owner of the Lakehaven Notes and each Lakehaven Obligor.

     SECTION 12.03. REPRESENTATIONS AND WARRANTIES OF THE LENDER. The Lender hereby represents and warrants to the AIMCO Parties as follows:

          SECTION 12.03(a) DUE ORGANIZATION. The Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          SECTION 12.03(b) POWER AND AUTHORITY. The Lender has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

          SECTION 12.03(c) DUE AUTHORIZATION. The execution and delivery by the Lender of this Agreement, and the consummation by it of the transactions contemplated thereby, and the performance by it of its obligations thereunder, have been duly and validly authorized by all necessary action and proceedings by it or on its behalf.

          SECTION 12.03(d) VALID AND BINDING OBLIGATIONS. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Lender and constitute the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally or by equitable principles or by the exercise of discretion by any court.

          SECTION 12.03(e) NON-CONTRAVENTION; NO LIENS. Neither the execution and delivery of this Agreement and the other Loan Documents, nor the fulfillment of or


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

     compliance with the terms and conditions of this Agreement and the other Loan Documents nor the payment of the Obligations:

          (1) does or will conflict with or result in any breach or violation of any Applicable Law, rule or regulation enacted or issued by any Governmental Authority or other agency having jurisdiction over the Lender, or any assets of the Lender, or any judgment or order applicable to the Lender or to which the Lender or assets of the Lender are subject, except for such breaches or violations that, singly or in the aggregate, have not had, and are not reasonably expected to cause, a material adverse effect upon the financial condition of the Lender;

          (2) does or will conflict with or result in any material breach or violation of, or constitute a default under, any of the terms, conditions or provisions of the Lender's Organizational Documents, any indenture, existing agreement or other instrument to which the Lender is a party or to which the Lender or assets of the Lender are subject; or

          (3) does or will require the consent or approval of any creditor of the Lender, any Governmental Authority or any other Person except such consents or approvals which have already been obtained.


                                     ARTICLE XIII

                                      COVENANTS

     SECTION 13.01. AFFIRMATIVE COVENANTS OF THE AIMCO PARTIES. Each AIMCO Party agrees and covenants with the Lender, with respect to itself, that, at all times during the Term of this Agreement:

          SECTION 13.01(a) COMPLIANCE WITH AGREEMENTS; NO AMENDMENTS. The AIMCO Party shall comply with all the terms and conditions of each Loan Document to which it is a party or by which it is bound; PROVIDED, HOWEVER, that the AIMCO Party's failure to comply with such terms and conditions shall not be an Event of Default until the expiration of the applicable notice and cure periods, if any, specified in the applicable Loan Document.

          SECTION 13.01(b) MAINTENANCE OF EXISTENCE. The AIMCO Party shall maintain its existence and continue to be a limited partnership, limited liability company or corporation, as the case may be, organized under the laws of the state of its organization, duly


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     qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Agreement or any other Loan Document.

          SECTION 13.01(c) MAINTENANCE OF REIT STATUS. At all times during which the REIT is bound by the terms of this Agreement: (i) the REIT shall continue to qualify and be taxed as a real estate investment trust under Subchapter M of the Internal Revenue Code; and (ii) each REIT Sub shall continue to qualify as a "Qualified REIT Subsidiary" (as defined in Subchapter M of the Internal Revenue Code) of the REIT.

          SECTION 13.01(d) FINANCIAL STATEMENTS; ACCOUNTANTS' REPORTS; OTHER INFORMATION. The AIMCO Party shall keep and maintain at all times complete and accurate books of accounts and records in sufficient detail to correctly reflect (x) all of the AIMCO Party's financial transactions and assets and (y) the results of the operation of each Mortgaged Property and copies of all written contracts, Leases and other instruments which affect each Mortgaged Property (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services); PROVIDED, HOWEVER, that the AIMCO Party shall not be required to maintain bills and invoices for a period of more than 12 months after the date on which the invoice is paid. In addition, the REIT shall furnish, or cause to be furnished:

          SECTION 13.01(d)(1) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of REIT's fiscal year during the Term of this Agreement, an audited balance sheet of the REIT and its Subsidiaries, on a consolidated basis, as of the end of such fiscal year, an audited statement of income, owners' equity and retained earnings of the REIT and its Subsidiaries, on a consolidated basis, for such fiscal year and an audited statement of cash flows of the REIT and its Subsidiaries, on a consolidated basis, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, and accompanied by a certificate of the REIT's independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

          SECTION 13.01(d)(2) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after each of the first three fiscal quarters of each fiscal year during the Term of this Agreement, an unaudited balance sheet of the REIT and its


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

     Subsidiaries, on a consolidated basis, as of the end of such fiscal quarter, an unaudited statement of income and retained earnings of the REIT and its Subsidiaries, on a consolidated basis, for the portion of the fiscal year ended with the last day of such quarter, and an unaudited statement of cash flows of the REIT and its Subsidiaries, on a consolidated basis, for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of the controller of the REIT to the effect that such financial statements have been prepared in accordance with GAAP, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

          SECTION 13.01(d)(3) QUARTERLY PROPERTY STATEMENTS. On a quarterly basis within 45 days after the end of each of the first three fiscal quarters of each fiscal year(or, upon the request of the Lender, within 30 days after the end of each month), a statement of income and expenses of each Mortgaged Property accompanied by a certificate of the controller of the REIT to the effect that each such statement of income and expenses fairly presents the operations of each such Mortgaged Property for the period indicated.

          SECTION 13.01(d)(4) ANNUAL PROPERTY STATEMENTS. On an annual basis within 45 days of the end of the fiscal year, an annual statement of income and expenses of each Mortgaged Property accompanied by a certificate of the controller of the REIT to the effect that each such statement of income and expenses fairly presents the operations of each such Mortgaged Property for the period indicated.

          SECTION 13.01(d)(5) UPDATED RENT ROLLS. Upon the Lender's request (but not more than once each calendar month), a current Rent Roll for each Mortgaged Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid and any other information requested by the Lender and in the form required by the Lender and accompanied by a certificate of the controller of the REIT to the effect that each such Rent Roll fairly presents the information required therein.

          SECTION 13.01(d)(6) SECURITY DEPOSIT INFORMATION. Upon the Lender's request (but not more than once each calendar month), an accounting of all security deposits held in connection with any lease of any part of any Mortgaged Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for the Lender to access information regarding such accounts.


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

          SECTION 13.01(d)(7) SECURITY LAW REPORTING INFORMATION. So long as the REIT is a reporting company under the Securities and Exchange Act of 1934, promptly upon their becoming available, (a) copies of all financial statements, reports and proxy statements so sent or made available generally by the REIT or any other AIMCO Party, or any of their Affiliates, to their respective security holders and copies of all press releases made by the Borrower or the REIT, (b) all regular and periodic reports and all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or a similar form) and prospectuses, if any, filed by the REIT or any other AIMCO Party, or any of their Affiliates, with the Securities and Exchange Commission or other Governmental Authorities, and (c) all press releases and other statements made available generally by the REIT or any AIMCO Party, or any of their Affiliates, to the public concerning material developments in the business of the REIT or other AIMCO Party.

          SECTION 13.01(d)(8) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, copies of any reports or management letters submitted to the AIMCO Party by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to clause (i) above); PROVIDED, HOWEVER, that the AIMCO Party shall only be required to deliver such reports and management letters to the extent that they relate to any AIMCO Party or any Mortgaged Property.

          SECTION 13.01(d)(9) BORROWER PLANS AND PROJECTIONS. Not less than 90 days after the beginning of each fiscal year, copies of (1) the Borrower's business plan for the current and the succeeding two fiscal years, (2) the Borrower's annual budgets (including capital expenditure budgets) and projections for each Mortgaged Property; and (3) the Borrower's financial projections for the current and the succeeding two fiscal years, as prepared by the Borrower's Chief Financial Officer and in a format and with such detail as the Lender may require.

          SECTION 13.01(d)(10) ANNUAL MARKET STUDIES. Within 30 days after the Lender's request, market studies of the local metropolitan real estate market in which each Mortgaged Property is located, in the form of the standard rental and sales comparable analyses currently performed by the REIT in the ordinary course of its business.

          SECTION 13.01(d)(11) ORGANIZATIONAL CHART. Within 45 days after the request of the Lender, any subsequent revisions to the Organizational Chart.

          SECTION 13.01(d)(12) OTHER REPORTS. Promptly after delivered, all reports, filings, communications or correspondence which any AIMCO Party delivers to any Governmental Authority, and promptly after request by the Lender, any reports, schedules, financial statements or other written information concerning the AIMCO Party's business affairs or the condition (financial or otherwise) of any of the Mortgaged Properties which the AIMCO Party prepares in the ordinary course of its business or which are reasonably requested by the Lender.

     The Owner of the Lakehaven Notes shall perform the same agreements and covenants, or cause the Lakehaven Obligors to perform the same agreements and covenants, with respect to each Lakehaven Property as the Owner of each Mortgaged Property agrees and covenants to perform under this Section 13.01(d) with respect to the Mortgaged Property which it owns, with the same effect as if the words "Mortgaged Property" in this subsection also referred to each Lakehaven Property and the word "Owner" also included both the Owner of the Lakehaven Notes and each Lakehaven Obligor. In addition, the Owner of the Lakehaven Notes shall provide (i) on a quarterly basis within 45 days after the end of each fiscal quarters of each fiscal year(or, upon the request of the Lender, within 30 days after the end of each month), a statement of the Lakehaven Notes Debt Service, categorized by principal, interest and additional interest payments, and containing such additional information as the Lender may request, certified by the Owner of the Lakehaven Notes and Lakehaven Obligors and (ii) promptly after paid, a copy of the receipts showing the payment of the real estate taxes and other assessments, and the insurance premiums, for the Lakehaven Properties.

          SECTION 13.01(e) CERTIFICATE OF COMPLIANCE. The AIMCO Party shall deliver to the Lender concurrently with the delivery of the financial statements and/or reports required to be delivered pursuant to paragraphs
     (d)(1) and (d)(2) above a certificate signed by the controller of the REIT stating that, to the best of the knowledge of the controller of the REIT executing such certificate following reasonable inquiry, no Event of Default or Potential Event of Default has occurred and is continuing, or if an Event of Default or Potential Event of Default has occurred and is continuing, specifying the nature thereof.

          SECTION 13.01(f) MAINTAIN LICENSES. The AIMCO Party shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all terms and conditions of all such licenses, Permits, charters and registrations.

          SECTION 13.01(g) ACCESS TO RECORDS; DISCUSSIONS WITH OFFICERS AND ACCOUNTANTS. To the extent permitted by law (including the Securities Exchange Act of 1934) and in addition to the applicable requirements of the Security Documents, the AIMCO Party shall permit the Lender:

          (1) to inspect, make copies and abstracts of, and have reviewed or audited, such of the AIMCO Party's books and records as may relate to the Obligations or any Mortgaged Property;

          (2) to discuss the AIMCO Party's affairs, finances and accounts with any of the AIMCO Party's officers, partners and employees;

          (3) to discuss the AIMCO Party's affairs, finances and accounts with its independent public accountants, provided that the controller of the REIT has been given the opportunity by the Lender to be a party to such discussions; and

          (4) to receive any other information that the Lender deems necessary or relevant in connection with any Advance, any Loan Document or the Obligations.

     Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default, all inspections shall be conducted at reasonable times during normal business hours. Notwithstanding the foregoing, the AIMCO Party in no event shall be required to disclose any communications or materials protected by the attorney-client privilege and not waived.

          SECTION 13.01(h) INFORM THE LENDER OF MATERIAL EVENTS. The AIMCO Party shall promptly inform the Lender in writing of any of the following (and shall deliver to the Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which the AIMCO Party has or obtains actual knowledge:

          (1) DEFAULTS. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Loan Document;

          (2) REGULATORY PROCEEDINGS. The commencement of any rulemaking or disciplinary proceeding or the promulgation of any proposed or final rule which would have, or may reasonably be expected to have, a Material Adverse Effect upon any AIMCO Party;

          (3) LEGAL PROCEEDINGS. The commencement or threat of, or amendment to, any proceedings by or against the AIMCO Party in any Federal, state or local court or before any Governmental Authority, or before any arbitrator, which, if adversely determined, would have, or at the time of determination may reasonably be expected to have, a Material Adverse Effect upon any AIMCO Party;

          (4) BANKRUPTCY PROCEEDINGS. The commencement of any proceedings by or against the AIMCO Party under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

          (5) REGULATORY SUPERVISION OR PENALTY. The receipt of notice from any Governmental Authority having jurisdiction over the AIMCO Party that (A) the AIMCO Party is being placed under regulatory supervision, (B) any license, Permit, charter, membership or registration material to the conduct of the AIMCO Party's respective business or the Mortgaged Properties is to be suspended or revoked or (C) the AIMCO Party is to cease and desist any practice, procedure or policy employed by the AIMCO Party, as the case may be, in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect upon any AIMCO Party;

          (6) ENVIRONMENTAL CLAIM. The receipt of notice from any Governmental Authority or other Person relating to any Environmental Claim (i) with respect to any Multifamily Residential Property which, if decided adversely, would have a Material Adverse Effect on the Borrower, the REIT and their respective Subsidiaries, taken as a whole, or (ii) with respect to any Mortgaged Property;

          (7) MATERIAL TRANSACTIONS OR OCCURRENCES. The consummation of any material Investment or Disposition, of any material issuance of Stock of the REIT (other than upon the tender of any Units for redemption or upon the conversion of any shares of the REIT's Class B Common Stock into shares of the REIT's Class A Common Stock) or Units, of any incurrence of material Indebtedness or of any other material transaction entered into, by the Borrower, the REIT, any Management Entity or any of their Subsidiaries; and any change in any executive officer of the REIT;

          (8) MATERIAL ADVERSE EFFECTS. The occurrence of any act, omission, change or event which has a Material Adverse Effect upon the REIT, the Borrower or their respective Subsidiaries, taken as a whole, subsequent to the date of the most recent audited financial statements of the Borrower and the REIT delivered to the Lender pursuant to Section 13.01(d); and


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          (9)  ACCOUNTING CHANGES.  Any material change in the Borrower's or the
               REIT's accounting policies or financial reporting practices.

          SECTION 13.01(i) SINGLE-PURPOSE ENTITIES. Each Owner shall at all times maintain and conduct itself as a Single-Purpose entity and shall own no more than one Mortgaged Property.

          SECTION 13.01(j) INSPECTION. The AIMCO Party shall permit any Person designated by the Lender: (i) to make entries upon and inspections of the Mortgaged Properties; and (ii) to otherwise verify, examine and inspect the amount, quantity, quality, value and/or condition of, or any other matter relating to, any Mortgaged Property; PROVIDED, HOWEVER, that prior to an Event of Default or Potential Event of Default, (i) all such entries, examinations and inspections shall be conducted at reasonable times during normal business hours, (ii) if such entries, examinations and inspections are conducted in the ordinary course of the servicing of the Credit Facility, the Borrower shall not be required to pay for them and (iii) if such entries, examinations and inspections are conducted outside of the ordinary course of the servicing of the Credit Facility, Borrower shall pay the Lender the amount of the Lender's out-of-pocket costs in conducting the entries, examinations and inspections.

          SECTION 13.01(k) COMPLIANCE WITH APPLICABLE LAWS. The AIMCO Party shall comply in all material respects with all Applicable Laws now or hereafter affecting any Mortgaged Property or any part of any Mortgaged Property or requiring any alterations, repairs or improvements to any Mortgaged Property. The AIMCO Party shall procure and continuously maintain in full force and effect, and shall abide by and satisfy, all material terms and conditions of all Permits.

          SECTION 13.01(l) WARRANTY OF TITLE. The AIMCO Party shall warrant and defend (a) the title to each Mortgaged Property and every part of each Mortgaged Property, subject only to Permitted Liens, and (b) the validity and priority of the lien of the applicable Loan Documents, subject only to Permitted Liens, in each case against the claims of all Persons whatsoever. The AIMCO Party shall reimburse the Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by the Lender if an interest in any Mortgaged Property, other than with respect to a Permitted Lien, is claimed by others.

          SECTION 13.01(m) DEFENSE OF ACTIONS. The AIMCO Party shall appear in and defend any action or proceeding purporting to affect the security for this Agreement or the rights or power of the Lender hereunder, and shall pay all costs and expenses, including the cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which the Lender may appear. If the AIMCO Party fails to perform any of the covenants or


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     agreements contained in this Agreement, or if any action or proceeding is commenced that is not diligently defended by the AIMCO Party which affects in any material respect the Lender's interest in any Mortgaged Property or any part thereof, including eminent domain, code enforcement or proceedings of any nature whatsoever under any Applicable Law, whether now existing or hereafter enacted or amended, then the Lender may, but without obligation to do so and without notice to or demand upon the AIMCO Party and without releasing the AIMCO Party from any Obligation, make such appearances, disburse such sums and take such action as the Lender deems necessary or appropriate to protect the Lender's interest, including disbursement of reasonable attorney's fees, entry upon such Mortgaged Property to make repairs or take other action to protect the security of said Mortgaged Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of the Lender appears to be prior or superior to the Loan Documents. The Lender shall give the Borrower notice of any action taken under this subsection reasonably promptly after it has taken the action. In the event (i) that any Security Document is foreclosed in whole or in part or that any Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, or (ii) of the foreclosure of any mortgage, deed to secure debt, deed of trust or other security document prior to or subsequent to any Security Document or any Loan Document in which proceeding the Lender is made a party or (iii) of the bankruptcy of the AIMCO Party or an assignment by the AIMCO Party for the benefit of their respective creditors, the AIMCO Party shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

          SECTION 13.01(n) PROPERTY MANAGEMENT; MAINTENANCE OF PROPERTIES. The AIMCO Party shall continue to operate each Mortgaged Property as a Multifamily Residential Property, and shall manage or cause to be managed the operations of each Mortgaged Property in accordance with the applicable provisions of the Loan Documents. The AIMCO Party (i) shall not commit waste or permit impairment or deterioration of any Mortgaged Property, (ii) shall not abandon any Mortgaged Property, (iii) shall restore or repair promptly and in a good and workmanlike manner all or any part of any Mortgaged Property to the equivalent of its condition existing immediately prior to such casualty, or such other lesser condition as the Lender may approve in writing, in the event of any casualty thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (iv) shall keep each Mortgaged Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on each Mortgaged Property when necessary to keep such items in good repair, (v) shall generally operate and maintain each Mortgaged Property in a manner to ensure maximum rentals and (vi) shall give notice in writing to the Lender of, and, unless otherwise directed in writing by the Lender, appear in and defend, any


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     action or proceeding purporting to affect any Mortgaged Property, the security of any Security Document or the rights or powers of the Lender under any of the Loan Documents. No AIMCO Party shall, and no AIMCO Party shall grant permission to any tenant or other person to, remove, demolish or alter any improvement now existing or hereafter erected on any Mortgaged Property or any fixture, equipment, machinery or appliance in or on any Mortgaged Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

          SECTION 13.01(o) ADDITIONS TO THE MORTGAGED PROPERTIES. Except as otherwise provided in the Loan Documents, the AIMCO Party shall have the right to undertake any alteration, improvement, demolition, removal or construction (collectively, "ALTERATIONS") to any of the Mortgaged Properties without the prior consent of the Lender; PROVIDED, HOWEVER, that in any case, no such Alteration shall be made to any Mortgaged Property without the prior written consent of the Lender if (i) such Alteration could reasonably be expected to adversely affect the value of such Mortgaged Property or its operation as a multifamily housing facility in substantially the same manner in which it is being operated on the date of this Agreement, (ii) the construction of such Alteration could reasonably be expected to result in interference to the occupancy of tenants of such Mortgaged Property such that tenants in occupancy with respect to five percent (5%) or more of the Leases would be permitted to terminate their Leases or to abate the payment of all or any portion of their rent, or
     (iii) such Alteration will be completed in more than 12 months from the date of commencement or in the last year of the Term of this Agreement. Notwithstanding the foregoing, the AIMCO Party must obtain the Lender's prior written consent to construct Alterations with respect to the Mortgaged Property costing in excess of $125,000 and the AIMCO Party must give prior written notice to the Lender of its intent to construct Alterations with respect to the Mortgaged Property costing in excess of $50,000; PROVIDED, HOWEVER, that the preceding requirements shall not be applicable to Alterations made, conducted or undertaken by an Owner as part of the Owner's routine maintenance and repair of the Mortgaged Properties as required by Section 13.01(n) or as otherwise required by the Loan Documents.

          SECTION 13.01(p) ERISA. The AIMCO Party shall at all times remain in compliance in all material respects with all applicable provisions of ERISA and similar requirements of the PBGC.

          SECTION 13.01(q) TAXES. If any tax, assessment or Imposition (other than a franchise tax imposed on or measured by, the net income or capital (including branch profits tax) of the Lender (or any transferee or assignee thereof, including a participation holder)) ("TAXES") is levied, assessed or charged by the United States, or any state in the United States, or any political subdivision or taxing authority thereof or therein upon any of the Loan


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     Documents or the obligations secured thereby, the interest of the Lender in the Mortgaged Properties, or the Lender by reason of or as holder of the Loan Documents, the AIMCO Parties shall pay all such Taxes to, for, or on account of the Lender (or provide funds to the Lender for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to the Lender, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to the Lender may prohibit the AIMCO Party from paying the Taxes to or for the Lender, the AIMCO Party shall enter into such further instruments as may be permitted by law to obligate the AIMCO Party to pay such Taxes.

          SECTION 13.01(r) FURTHER ASSURANCES. The AIMCO Party, at the request of the Lender, shall execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as the Lender from time to time may request as reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement or any of the other Loan Documents or to subject the Collateral to the lien and security interests of the Loan Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Loan Documents or in order to exercise or enforce its rights under the Loan Documents.

          SECTION 13.01(s) MONITORING COMPLIANCE. Upon the request of the Lender, from time to time, the AIMCO Party shall promptly provide to the Lender such documents, certificates and other information as may be deemed necessary to enable the Lender to perform its functions under the Servicing Agreement.

          SECTION 13.01(t) LEASES. Each unit in each Mortgaged Property will be leased pursuant to the form lease delivered to, and acceptable to, the Lender, with no material modifications to such approved form lease, except as disclosed in writing to the Lender.

          SECTION 13.01(u) APPRAISALS. At the time of the addition of a Mortgaged Property to the Collateral Pool, and at any time and from time to time thereafter, the Lender shall be entitled to obtain an Appraisal of any Mortgaged Property. The Borrower shall pay all of the Lender's costs of obtaining the Appraisal, except that the Borrower shall not be required to pay for any Appraisal of a Mortgaged Property if, within the 12 month period immediately preceding the date of the Appraisal, the Lender had received another Appraisal of the Mortgaged Property. Notwithstanding the foregoing, the Borrower shall pay all of the Lender's costs of obtaining an Appraisal obtained pursuant to Section 13.04(b)(2).


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          SECTION 13.01(v)  EXPENSES.

          (1) The Borrower shall pay, or reimburse the Lender for, all costs and expenses incurred by the Lender, including the legal fees and expenses of the Lender's outside legal counsel, in connection with the preparation, review and negotiation of all documents, instruments and certificates to be executed and delivered in connection with a Request, the performance by the Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to the Borrower's rights or the Lender's obligations with respect to the Request and all transactions related to any of the foregoing. The obligations of the Borrower under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs.

          (2) The Borrower shall pay, or reimburse the Lender for, all costs and expenses, other than those costs and expenses described in paragraph (1), in connection with a Request, the performance by the Lender of any of its obligations with respect to the Request, the satisfaction of all conditions precedent to the Borrower's rights or the Lender's obligations with respect to the Request and all transactions related to any of the foregoing, including the cost of title insurance premiums and applicable recordation and transfer taxes and charges. The obligations of the Borrower under this subsection shall be absolute and unconditional, regardless of whether the transaction requested in the Request actually occurs.

          (3) The foregoing expenses shall be in addition to all fees required under Article XIV payable by the Borrower in connection with a Request.

          SECTION 13.01(w)  OWNERSHIP.

               (1) The REIT shall own, directly or indirectly, through one or more intermediaries, all of the Ownership Interests in the REIT Subs.

               (2) AIMCO-GP, Inc. shall be the sole general partner of the Borrower and AIMCO-GP, Inc. and AIMCO-LP, Inc. shall own in the aggregate at least 65% of the Ownership Interests in the Borrower.

               (3) Except with respect to AIMCO/Bluffs, L.L.C., AIMCO Holdings shall be the sole general partner or managing member of, and the Borrower shall be the sole limited partner or other member of, each Owner, and the Borrower shall own at least a 98% limited partnership interest in, or a 98% membership interest in, each Owner.


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               (4)  AIMCO Holdings shall be the sole managing member of
          AIMCO/Bluffs, L.L.C., owning a 1% membership interest in AIMCO/Bluffs, L.L.C., and the Borrower and Property Asset Management Services, L.P., a Delaware limited partnership, shall be the sole other members of AIMCO/Bluffs, L.L.C., with the Borrower owning at least a 98% membership interest in AIMCO/Bluffs, L.L.C.

               (5) AIMCO Holdings QRS, Inc., a Delaware corporation, shall be the sole general partner , owning a 2% general partnership interest in, and the Borrower shall be the sole limited partner, owning a 98% limited partnership interest in, AIMCO Holdings.

          SECTION 13.01(x) PUBLICLY HELD REIT. The REIT shall give the Lender notice if it no longer is publicly held. The Lender shall have the right, upon such notice, to impose such additional reporting and other requirements as may be required under the DUS Guide.

          SECTION 13.01(y)  CHANGE IN SENIOR MANAGEMENT.

               (1) The Borrower shall give the Lender notice of any change in the individuals comprising Senior Management if, after the change, one or more of the members of Senior Management were not members of Senior Management immediately prior to the change.

               (2) Within 30 Business Days after receipt of the Borrower's notice, the Lender shall have the right to terminate this Agreement and the Credit Facility by giving a notice of such termination to the Borrower. In such event, this Agreement and the Credit Facility shall terminate with the same effect as if the Lender had approved a Credit Facility Termination Request (including the Borrower's obligation, pursuant to Section 10.03(a), to pay in full of all of the Notes Outstanding on the Closing Date, including any associated prepayment premiums or other charges under the Notes), except that, for these purposes, the Closing Date shall be the 180th day after the date on which the Borrower first receives the Lender's termination notice.

               (3) If the Lender exercises its termination right pursuant to paragraph (2), the Borrower shall have a period of 180 days, commencing with the date on which the Borrower receives the Lender's termination notice, to request that the Lender rescind its termination notice. The Borrower may include in its request any undertakings which it is willing to make in order to obtain such a rescission. The Lender shall give the Borrower notice of its acceptance or rejection of the Borrower's request within 30 Business Days after the Borrower makes the request. If the Lender accepts the request, the Lender shall give the Borrower a notice that the termination notice shall


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          be deemed rescinded and of no further force or effect, and this
          Agreement and the Credit Facility shall continue in accordance with, and subject to the terms, conditions and limitations contained in, this Agreement.

          SECTION 13.01(z) DATE-DOWN ENDORSEMENTS. The Borrower shall pay for the cost and expenses incurred by the Lender to the Title Company in obtaining from time to time an endorsement to each Title Insurance Policy containing a Revolving Credit Endorsement, amending the effective date of the Title Insurance Policy to the date of the title search performed in connection with the endorsement, provided that it shall not be liable to pay for more than one such endorsement in any consecutive 12 month period.

          SECTION 13.01(aa) DISPOSITION OF LAKEHAVEN NOTES. The Owner of the Lakehaven Notes may make a demand under any Lakehaven Note which is a demand note at any time without consent from the Lender. In the event of any such demand, the Owner shall give the Lender prompt written notice thereof, and of any payment of the demand, and the Lender shall have the right to perform a revised Valuation of the Collateral after payment of the demand. The Owner of the Lakehaven Notes shall keep the Lender fully informed about the status of each loan evidenced by a Lakehaven Note and shall notify the Lender immediately in writing in the event of a default under any Lakehaven Note. Upon such a default, the Owner of the Lakehaven Note shall not take any actions (other than, at its option, the giving of a notice of default) without the approval of the Lender. Within 15 Business Days after the occurrence of the default, the Owner of the Lakehaven Note shall give the Lender a detailed written notice setting forth all reasonable options which the Lender would be entitled to pursue under the Lakehaven Loan Documents, including, if applicable, the giving of any notice of default (if one has not already been delivered), any acceleration of the principal of the Lakehaven Note and any foreclosure of any Lakehaven Collateral, the relative merits of the options discussed and the options which the Owner recommends. If the Lender does not disapprove the notice within 15 Business Days after receipt of the Owner's notice, the Lender shall be deemed to have approved the Owner's recommendations and the Owner may implement such recommendations. If the Lender disapproves the Owner's notice, the Owner shall thereafter take no actions with respect to the options or its remedies under the Lakehaven Loan Documents, including any acceleration of the principal of the Lakehaven Note and any foreclosure of any Lakehaven Collateral without the written direction of the Lender (except for the giving of a notice of default), and shall take all actions directed by the Lender in a written direction to the Owner, including the giving of a notice of default (if one has not already been given), the acceleration of the Lakehaven Note and the foreclosure of the Lakehaven Collateral. All actions taken by the Owner of the Lakehaven Note shall be at the Owner's sole expense, whether or not required by the Lender, and the Lender shall not be liable to the Owner for any damages or liabilities resulting from the taking of any actions required by the Lender, or the failure by the Lender to approve the taking of any actions by


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     the Owner of the Lakehaven Note.  Upon any foreclosure of the Lakehaven
     Property, or other disposition of the Lakehaven Note or the Lakehaven Loan Documents, or upon the payment in full of the Lakehaven Note, the disposition or payment in full shall be considered a release of the Lakehaven Note and the Borrower shall comply with all of the terms and conditions of Article VII with respect to the release, including the payment of the Release Price and the Release Fee. None of the provisions of this Section, and none of the other provisions of this Agreement relating to a Lakehaven Note or the Lakehaven Collateral, shall apply after the date on which the Lakehaven Note or the Lakehaven Collateral is released pursuant to Articles VII or X.

          SECTION 13.01(bb) STRATEGIC PLAN. Within 120 days after the end of each fiscal year of the REIT, and at such other times as there is a material change in the REIT's or the Borrower's short or long range plans, including its plans for operations, mergers, acquisitions and management, the REIT shall deliver to the Lender a Strategic Plan, certified by a member of Senior Management as true, correct and complete.

          SECTION 13.01(cc)  INCREASED COSTS AND REDUCTION OF RETURN.

               (1) If the Lender or Fannie Mae shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender or Fannie Mae of agreeing to make or of making, funding or maintaining any Advance hereunder, then the Borrower shall be liable for, and shall from time to time, upon written demand therefor by the Lender or Fannie Mae, which demand shall set forth the basis of such increased cost in reasonable detail, pay to the Lender or Fannie Mae, as applicable, such additional amounts as are sufficient to compensate the Lender or Fannie Mae for such increased costs.

               (2) If the Lender or Fannie Mae shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance with any Capital Adequacy Regulation by the Lender or Fannie Mae, effects or would effect an increase in the amount of capital required or expected to be maintained by the Lender or Fannie Mae (taking into consideration the Lender's or Fannie Mae's policies with respect to capital adequacy and the Lender's or Fannie Mae's desired return on capital), then, upon written demand of the Lender or Fannie Mae, which demand shall set forth in reasonable detail the basis for any such increase in required


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          capital, the Borrower shall immediately pay to the Lender or Fannie
          Mae, as applicable, from time to time as specified by the Lender or Fannie Mae, additional amounts sufficient to compensate the Lender or Fannie Mae for such increase.

               (3) If the Lender or Fannie Mae shall have determined that any of the events described in subsections (a) or (b) effects or would effect an increase in cost or reduction of return resulting in additional Obligations hereunder, the Lender or Fannie Mae, as applicable, shall, with reasonable promptness, notify the Borrower of such determination, PROVIDED that no failure to do so shall relieve the Borrower or any other AIMCO Party of any Obligation hereunder.

     SECTION 13.02 NEGATIVE COVENANTS OF THE AIMCO PARTIES. Each AIMCO Party enters into the covenants and agreements with the Lender set forth in this Section. Each covenant and agreement shall apply continuously during the Term of this Agreement:

          SECTION 13.02(a)  OTHER ACTIVITIES.  No Owner shall:

               (1) either directly or indirectly sell, transfer, exchange or otherwise dispose of any of its assets except as permitted hereunder, by the Security Instruments or the Cash Management Agreement;

               (2) engage in any business or activity other than the ownership, management and operation of the Mortgaged Properties;

               (3) amend its Organizational Documents in any manner without the prior written consent of the Lender;

               (4)  dissolve or liquidate in whole or in part;

               (5)  merge or consolidate with any Person; or

               (6) use, or permit to be used, any Mortgaged Property for any uses or purposes other than as a Multifamily Residential Property.

          SECTION 13.02(b) COMPLIANCE WITH THE LOAN DOCUMENTS. The AIMCO Party shall not fail to comply with any provision of the Loan Documents to which it is a party or by which it is bound.


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

          SECTION 13.02(c) VALUE OF SECURITY. The AIMCO Party shall not take any action which could reasonably be expected to have any Material Adverse Effect upon the REIT, the Borrower and their respective Subsidiaries, taken as a whole.

          SECTION 13.02(d) ZONING. No Owner shall initiate or consent to any zoning reclassification of any Mortgaged Property or seek any variance under any zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in the use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

          SECTION 13.02(e) LIENS. The AIMCO Party shall not create, incur, assume or suffer to exist any Lien on (i) any Mortgaged Property or any part of any Mortgaged Property, except the Permitted Liens or (ii) any Ownership Interests;

          SECTION 13.02(f) SALE. The AIMCO Party shall not Transfer (i) any Mortgaged Property or any part of any Mortgaged Property without the prior written consent of the Lender (which consent may be granted or withheld in the Lender's discretion), or any interest in any Mortgaged Property, other than (x) as may be permitted by the Loan Documents with respect to such Mortgaged Property or (y) to enter into Leases for units in a Mortgaged Property to any tenant in the ordinary course of business, or (ii) any Ownership Interests, if the Transfer will result in a breach of Section 13.01(w).

          SECTION 13.02(g) INDEBTEDNESS. No Owner shall incur or be obligated at any time with respect to aggregate Indebtedness (other than Advances), in excess of $100,000.

          SECTION 13.02(h) SINGLE-PURPOSE ENTITY. No Owner shall cease at any time during the term hereof to be a Single-Purpose entity.

          SECTION 13.02(i) PRINCIPAL PLACE OF BUSINESS. The AIMCO Party shall not change its principal place of business or the location of its books and records, each as set forth in Section 12.01(a), without first giving 30 days' prior written notice to the Lender.

          SECTION 13.02(j) FREQUENCY OF REQUESTS. The Borrower shall make all Requests (other than a Future Advance Request) in any calendar quarter on the same day in the calendar quarter. Accordingly, once the Borrower makes one or more Requests (other than a Future Advance Request) in a calendar quarter, it shall not make any further Requests (other than a Future Advance Request) in the calendar quarter. The Borrower shall have the right, subject to the terms, conditions and limitations of this Agreement, to make a Future Advance Request for a Revolving Facility Advance on any day until the expiration of the


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     Revolving Facility Availability Period and to make a Future Advance Request for a Base Facility Advance on any day until the expiration of the Base Facility Availability Period.

          SECTION 13.02(k) CHANGE IN PROPERTY MANAGEMENT. There shall not be a change in the management agent for any Mortgaged Property except to (i) an AIMCO-Related Management Agent or (ii) a management agent which the Lender determines is qualified in accordance with the criteria set forth in
     Section 701 of the DUS Guide, and the economic terms of the management agreement for such management agent shall not be on terms less favorable to the Owner than the management agreement in effect prior to the change in management agent.

          SECTION 13.02(l) SHELF CONDOMINIUMS. None of the Mortgaged Properties shall be submitted to a condominium regime during the Term of this Agreement.

          SECTION 13.02(m) RESTRICTIONS ON OWNERSHIP DISTRIBUTIONS. No AIMCO Party shall make any distributions of any nature or kind whatsoever to the owners of its Ownership Interests as such if, at the time of such distribution, an Event of Default has occurred and is continuing, except that the AIMCO Party may make such distributions if they are required to maintain the REIT's qualification as a real estate investment trust under Subchapter M of the Internal Revenue Code.

          SECTION 13.02(n)  STATUS AS A PUBLIC REAL ESTATE INVESTMENT TRUST.
     The REIT shall not take or permit any actions which will cause it not to qualify, and be taxed, as a real estate investment trust under Subchapter M of the Internal Revenue Code, or which will jeopardize such qualification or tax treatment and shall not cease to have its common Stock listed on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Exchange.

          SECTION 13.02(o) LINES OF BUSINESS. No Owner shall be engaged in any businesses other than the acquisition, ownership, development, construction, leasing, financing or management, directly or through Affiliates, of Multifamily Residential Properties, or the ownership of the Lakehaven Collateral. No other AIMCO Party shall be engaged in any businesses other than (i) the acquisition, ownership, development, construction, leasing, financing or management, directly or through Affiliates, of Multifamily Residential Properties, and (ii) other businesses related to Real Estate Assets, provided that the Carrying Value of the assets owned in such other businesses shall not at any time exceed 15% of the Carrying Value of the total assets owned by REIT, the Borrower and their respective Subsidiaries, and the conduct of these other businesses shall not violate the Organizational Documents pursuant to which the other AIMCO Party is formed.


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

          SECTION 13.02(p) LIMITATION ON UNIMPROVED REAL PROPERTY. No AIMCO Party shall permit the value of its Unimproved Real Property to exceed 10% of the value of all of its Real Estate Assets. Each of the foregoing values shall be determined by the Lender.

          SECTION 13.02(q) LIMITATION ON UNIMPROVED REAL PROPERTY AND NEW CONSTRUCTION. Subject to the provisions of Section 13.01(o), no AIMCO Party shall permit the sum of (i) the value of its Unimproved Real Property and (ii) the value of its Real Estate Assets which are under construction or subject to substantial rehabilitation to exceed 20% of the value of all of its Real Estate Assets. Each of the foregoing values shall be determined by the Lender.

          SECTION 13.02(r) NO ENCUMBRANCE OF COLLATERAL RELEASE PROPERTY. Unless an Owner sells a Collateral Release Property to a Person who is not an Affiliate of an AIMCO Party substantially simultaneously with the release of the Collateral Release Property from the Collateral Pool, the Borrower shall not encumber the Collateral Release Property for a period of 120 days following the release of the Collateral Release Property from the Collateral Pool.

          SECTION 13.02(s) NO FURTHER PLEDGE OF LAKEHAVEN NOTES OR FORECLOSURE OF LAKEHAVEN PROPERTY. The Owner of the Lakehaven Notes shall not further pledge or assign the Lakehaven Notes or the other Lakehaven Loan Documents, and shall not amend, terminate or otherwise change any of the Lakehaven Loan Documents without the written consent of the Lender.

     SECTION 13.03. FINANCIAL COVENANTS OF THE AIMCO PARTIES. The AIMCO Parties each agrees and covenants with the Lender that, at all times during the Term of this Agreement:

          SECTION 13.03(a) FINANCIAL DEFINITIONS. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          "ADJUSTED EBITDA" means, for any period of determination, for any Person, such Person's EBITDA (or as applicable, its pro-rata share of EBITDA) less the aggregate amount of such Person's Imputed Capital Expenditures. Adjusted EBITDA with respect to any Unqualified Property will take into account the Person's pro-rata share of Imputed Capital Expenditures.

          "APARTMENT PROPERTY CAP RATE" means (a) initially, 9.6% and (b) on the first day of each Loan Year, shall change to the national average capitalization rate for Class B apartment properties as published in the then current CB Commercial Investor Survey or, if the survey is no longer published, an equivalent survey selected by the Lender.


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

          "CASH EQUIVALENTS" means:

          (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

          (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than three (3) months, issued by any U.S. commercial bank (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by S&P and P-1 by Moody's; PROVIDED, HOWEVER, such Investments may not be made in amounts in excess of $1,000,000 with any lender that is owed Indebtedness in excess of $1,000,000 by the Borrower, the REIT or any Subsidiary unless such bank waives in writing (in form and substance satisfactory to the Lender) its right to set-off such Investment against such Indebtedness;

          (c) demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

          (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three (3) months.

          "CONSOLIDATED EBITDA" means, for any period, and without double counting any item, the sum of the Adjusted EBITDA for the Borrower, the REIT and their respective Subsidiaries for such period on a consolidated basis PLUS the Borrower's pro-rata share of aggregate EBITDA for each of the Management Entities.

          "CONSOLIDATED EBITDA-TO-FIXED CHARGES RATIO" means, for any period of determination, the ratio computed as follows:

     Consolidated EBITDA-to-Fixed       [Consolidated EBITDA minus Imputed
                                             Capital Expenditures]
     Charges Ratio =                              divided by
                                           Consolidated Fixed Charges

          "CONSOLIDATED EBITDA-TO-INTEREST RATIO" means, for any period of determination, the ratio computed as follows:


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          Consolidated EBITDA-to-Interest Ratio=  [Consolidated EBITDA minus
                                                  Imputed Capital Expenditures]

                                                          divided by
                                                  Consolidated Interest Expense

          "CONSOLIDATED FIXED CHARGES" means, for any period of determination, the sum of the Consolidated Interest Expense for such period, plus Consolidated Scheduled Amortization for such period, plus dividends accrued (whether or not declared or payable) on the REIT's preferred Stock during such period plus any cumulative unpaid dividends on such preferred Stock carried over to such period from a prior period, excluding, however, any cumulative unpaid dividends from preferred Stock in any of the Management Entities, plus the aggregate amount of expenses in connection with the issuance of bonds and related matters, any scheduled principal amortization in respect of any Indebtedness, plus payments into sinking funds in respect of any Indebtedness.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period of determination, and without double counting any item, the sum of the Interest Expense for the Borrower, the REIT and their respective Subsidiaries for such period on a consolidated basis, excluding amounts expended for amortization of loan costs.

          "CONSOLIDATED SCHEDULED AMORTIZATION" means, for any period of determination, and without double counting any item, the sum of the Scheduled Amortization for the Borrower, the REIT and their respective Subsidiaries for such period on a consolidated basis.

          "CONSOLIDATED TOTAL INDEBTEDNESS" means as of any date, and without double counting any item, the aggregate amount of Total Indebtedness for the Borrower, the REIT and their respective Subsidiaries as of such date.

          "EBITDA" means, for any period, the sum determined in accordance with GAAP, of the following, for any Person on a consolidated basis (in the case of the Borrower or the REIT, before deducting for minority interests in the Borrower) (a) the net income (or net loss) of such Person during such Period PLUS (b) all amounts treated as expenses for depreciation, Interest Expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

          "GROSS ASSET VALUE" means, with respect to the Borrower, the REIT and their respective Subsidiaries on a consolidated basis, and without double counting any item, the sum of: (a) the Borrower's, REIT's, or their respective Subsidiaries' Adjusted EBITDA in respect of Qualified Properties for the prior four calendar quarter period through the end of


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

     the most recent quarter, capitalized at the Apartment Property Cap Rate, PLUS (b) the Borrower's, REIT's, or their respective Subsidiaries' share of Adjusted EBITDA in respect of Unqualified Properties for the prior four calendar quarter period through the end of the most recent quarter, capitalized at the Apartment Property Cap Rate, PLUS (c) an amount equal to the EBITDA of the Management Entities from the commencement of the prior calendar quarter period annualized and then multiplied by 6.5, PLUS (d) all cash (including Restricted Cash) and the fair market value of all Cash Equivalents held as of the last day of such quarter. For purposes of the definition of Gross Asset Value with respect to any Stabilized Qualified Property which has been owned for fewer than four Calendar Quarters, Adjusted EBITDA shall be adjusted in respect of such Property by annualizing the Net Operating Income for the one, two or three preceding Stabilized calendar quarters, as applicable.

          "IMPUTED CAPITAL EXPENDITURES" means, for any four (4) consecutive quarter period, an amount equal to the average number of apartment units owned by the Borrower or the REIT or their Wholly Owned Subsidiaries during such period, multiplied by (a) with respect to the units in Class A or B market-rate apartment projects, an amount equal to $300 per apartment unit, and (b) with respect to the units in Class C or affordable or rent-restricted apartment projects, an amount equal to $400 per apartment unit. With respect to apartment units in any Unqualified Property, the calculation of Imputed Capital Expenditures shall include the number of such units which is proportionate to the ownership interest of the Borrower or its Wholly Owned Subsidiaries in the Unqualified Property. For any period of less than four (4) consecutive quarters, the amount of Imputed Capital Expenditures will be appropriately prorated.

          "INTEREST EXPENSE" means, for any period, gross interest expense incurred for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments), including any amounts as capitalized interest, for the Borrower, the REIT and their respective Subsidiaries and the portion of the upfront costs and expenses for Rate Contracts entered into by the Borrower, the REIT and their respective Subsidiaries (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period, as determined in accordance with GAAP; provided, that, all interest expense accrued by the Borrower, the REIT and their respective Subsidiaries during such period, even if not payable on or before the Maturity Date, shall be included within "Interest Expense."
     Notwithstanding the foregoing, interest accrued under any Intra-Company Debt shall not be included within "Interest Expense" for any purposes hereof.

          "INTRA-COMPANY DEBT" means Indebtedness (whether book-entry or evidenced by a term, demand or other note or other instrument) owed by the Borrower, the REIT or any of


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     their respective Subsidiaries to the Borrower, the REIT or any of their respective Subsidiaries.

          "MANAGEMENT ENTITY" means any Subsidiary of the Borrower or the REIT which is primarily engaged in the business of managing Multifamily Residential Properties or other real estate projects, including, without limitation, the following: NHP Management Company, a District of Columbia corporation, Property Asset Management Services, L.P., a Delaware limited partnership, Property Asset Management Services, Inc., a Delaware corporation and Property Asset Management Services-CA, LLC, a California limited liability company.

          "MOODY'S" means Moody's Investors Service, a Delaware corporation, and its successors and assigns.

          "NET WORTH" means at any time the Gross Asset Value minus all liabilities (as determined in accordance with GAAP) of the Borrower, the REIT and their respective Subsidiaries, inclusive of their respective shares of Indebtedness of any unconsolidated subsidiaries. Notwithstanding the foregoing, the liabilities of the REIT shall include the redemption amount payable under any preferred Stock of the REIT which is optionally or mandatorily redeemable at any time on or prior to one year after the Revolver Maturity Date (as defined in the Bank of America Facility Documents)(or, if the Borrower elects to convert the Revolver (as defined in the Bank of America Facility Documents) into the Term Loan (as defined in the Bank of America Facility Documents), on or prior to one year after the Term Loan Maturity Date (as defined in the Bank of America Facility Documents). Upon the expiration or earlier termination of the Bank of America Facility Documents, the liabilities of the REIT shall include the redemption amount payable under any preferred Stock of the REIT which is mandatorily redeemable at any time on or prior to two years after the date as of which the Net Worth is being calculated.

          "QUALIFIED PROPERTY" means a Property comprising a Multifamily Residential Property which is 100% owned in fee simple title directly or indirectly by the Borrower and its Wholly Owned Subsidiaries.

          "RATE CONTRACTS" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.


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

          "RESTRICTED CASH" means any cash pledged by the Borrower, the REIT or any of their respective Subsidiaries to other lenders, as indicated in the line item for "restricted cash" in the REIT's balance sheet from time to time.

          "S&P" means Standard & Poor's Ratings Group and its successors and assigns.

          "SCHEDULED AMORTIZATION" means, with respect to any Person, the sum, as of any date of determination, of the current portion (I.E., such portion as is scheduled to be paid by the obligor thereof within 12 months from the date of determination) of all regularly scheduled amortization payments due on such Person's long-term fully amortizing mortgage Indebtedness (exclusive of balloon payments).

          "STABILIZED" means, with respect to any Qualified Property and as of any date of determination, the date on which the occupancy level is at least eighty-five percent (85%) for the most recent complete quarter.

          "STOCK" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, perpetual preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture, trust or other business entity of which more than fifty percent (50%) of the Stock or other equity or beneficial interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof (regardless of whether such Stock or other interests are entitled to voting rights). As of the date hereof, the Organizational Chart lists all of the Subsidiaries of the REIT and the Borrower.

          "TOTAL INDEBTEDNESS" means as of any date of determination and in respect of any Person, all outstanding Indebtedness, and in the case of clause (iii) below, Indebtedness available to be drawn, of a Person, and shall include, without limitation: (i) such Person's share of the Indebtedness of any partnership or joint venture in which such Person directly or indirectly holds any interest; (ii) any recourse or contingent obligations, directly or indirectly, of such Person with respect to any Indebtedness of such partnership or joint venture in excess of its proportionate share and (iii) such Person's liability in respect of letters of credit, whether such liability is contingent or fixed (such liability to be determined on the assumption that all conditions for drawing upon such letters of credit have been


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     complied with).  Notwithstanding the foregoing, Intra-Company Debt shall be excluded from the calculation of "Total Indebtedness" but shall not otherwise be excluded as Indebtedness for any other purpose hereof.

          "UNQUALIFIED PROPERTY" means the Property comprising a Multifamily Residential Property the fee simple interest in which is not 100% owned or leased, directly or indirectly, by the Borrower and/or its Wholly Owned Subsidiaries.

          "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of the Borrower or the REIT one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) of which is owned directly or indirectly by (A) the Borrower and/or (B) the REIT; provided, however, that where such term is qualified with respect to a specific Person (e.g., "Wholly Owned Subsidiary of the REIT") such term means a Subsidiary one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) of which is owned directly or indirectly by the specified Person.

          SECTION 13.03(b)  COMPLIANCE WITH DEBT SERVICE COVERAGE RATIOS.

               (1) The AIMCO Parties shall at all times maintain the Aggregate Debt Service Coverage Ratio for the Trailing 12 Month Period so that it is not less than 145%.

               (2) The AIMCO Parties shall at all times maintain the Aggregate Debt Service Coverage Ratio for the Trailing Three Month Period so that it is not less than 135%.

          SECTION 13.03(c) COMPLIANCE WITH LOAN TO VALUE RATIOS. The AIMCO Parties shall at all times maintain the Aggregate Loan to Value Ratio for the Trailing 12 Month Period so that it is not greater than 60%.

          SECTION 13.03(d)  COMPLIANCE WITH CONCENTRATION TEST.

               (1) The AIMCO Parties shall at all times maintain, or cause the maintenance of, the Collateral so that the aggregate Valuations of any group of Mortgaged Properties (excluding the Elm Creek Property) and Lakehaven Properties (and, for these purposes, the Lakehaven Properties shall be considered as one Multifamily Residential Property with a Valuation equal to the aggregate Valuation of the Lakehaven Notes) located within a one mile radius shall not exceed 25% of the aggregate Valuations of all the Mortgaged Properties and Lakehaven Notes.


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

               (2) The AIMCO Parties shall at all times maintain, or cause the maintenance of, the Collateral so that the Valuation of any one Mortgaged Property (excluding the Elm Creek Property and the Lakehaven Notes) shall not exceed 20% of the aggregate Valuations of all Mortgaged Properties and the Lakehaven Notes.

          SECTION 13.03(e) COMPLIANCE WITH REIT'S NET WORTH TEST. The REIT shall at all times maintain its Net Worth so that it is not less than $750,000,000.

          SECTION 13.03(f) COMPLIANCE WITH REIT'S CONSOLIDATED TOTAL INDEBTEDNESS TO GROSS ASSET VALUE RATIO. The REIT shall not permit the ratio of Consolidated Total Indebtedness to Gross Asset Value to exceed 55% at any time.

          SECTION 13.03(g) COMPLIANCE WITH REIT'S CONSOLIDATED EBITDA TO INTEREST RATIO. The REIT shall not permit the Consolidated EBITDA to Interest Ratio computed for any fiscal quarter or year to be less than 225%.

          SECTION 13.03(h) COMPLIANCE WITH REIT'S CONSOLIDATED EBITDA TO FIXED CHARGES RATIO. The REIT shall not permit the Consolidated EBITDA to Fixed Charges Ratio computed for any fiscal quarter or year to be less than 200%.

     SECTION 13.04. COVENANTS OF THE LENDER.

          SECTION 13.04(a) CAP RATES. The Lender shall determine Cap Rates for the Mortgaged Properties and Lakehaven Properties approximately once each year. The Lender shall determine the Cap Rates in its sole and absolute discretion, on the basis of its internal survey and analysis of cap rates for comparable sales in the vicinity of the Mortgaged Properties and the Lakehaven Properties, with such adjustments as the Lender deems appropriate in its sole and absolute discretion and shall not be obligated to rely on any information provided by the AIMCO Parties. The Lender shall have the right to select additional Cap Rates during the year at any time the Lender determines that changed market or property conditions warrant such action.

          SECTION 13.04(b)  VALUATIONS.

               (1) The Lender shall perform a Valuation for each of the Mortgaged Properties and the Lakehaven Notes, and a determination of the Aggregate Debt Service Coverage Ratios and Aggregate Loan to Value Ratio for the Trailing 12 Month Period (all of which Valuations and determinations shall be binding and conclusive on the AIMCO Parties, absent manifest error and except as otherwise provided in paragraph
          (2)) once each calendar quarter, within 20 Business Days after


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

          the AIMCO Parties have delivered to the Lender the reports required in
          Section 13.01(d)(1) and (2). The Lender shall have the right to perform additional Valuations and determinations at other times during the year (i) in connection with a Request, or (ii) at any time the Lender determines that changed market or property conditions warrant such action. The Lender shall deliver to the Borrower a notice showing the Valuation for each Mortgaged Property and the Lakehaven Notes, promptly after it is completed.

               (2) If the Borrower disagrees with the Lender's Valuation of any Mortgaged Property or Lakehaven Note, and the Valuation was determined on the basis of a Cap Rate (under clause (b) (or, for a Lakehaven Note, clause (iii)) of the definition of "Valuation" rather than on an Appraisal or other method (under clause (a)(or, for a Lakehaven Note, clauses(i) or (ii)) of the definition of "Valuation"), the Borrower shall have the right to substitute for the Cap Rate determined by the Lender a new Cap Rate based on a cap rate study conducted by an appraiser, provided the Borrower gives notice to the Lender of its desire to substitute a new Cap Rate for the Lender's Cap Rate within 15 Business Days after the Borrower receives the Lender's notice of the Lender's Valuation. In such event, the Borrower and the Lender shall determine the Cap Rate in accordance with the following procedure:

               (A) the Lender shall give the Borrower a list of Lender-approved appraisers for the local market in which the the Multifamily Residential Property is located within 10 Business Days after the date on which the Borrower gives the Lender its notice;

               (B) the Borrower shall select an appraiser within five Business Days after the date on which the Lender gives the Borrower the list of Lender-approved appraisers;

               (C) the Lender shall engage the appraiser selected by the Borrower pursuant to clause (B) to perform the cap rate study within 10 Business Days after the date on which the Borrower makes its selection; and

               (D) the Borrower shall pay all fees and expenses of obtaining the cap rate study.

          If the Borrower elects to substitute a new Cap Rate for the Lender's Cap Rate, the new Cap Rate shall be used to determine the Valuation for the Mortgaged Property or Lakehaven Note, and, until the earlier of (i) the 30th day after the date on which


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

          the appraiser is engaged by the Lender or (ii) the date on which the new Cap Rate is determined, the Valuation of the Mortgaged Property or Lakehaven Note in effect immediately prior to the Lender's Valuation shall continue to be in effect. In the event the new Cap Rate is not determined on or before the 30th day after the date on which the appraiser is engaged by the Lender, then, commencing on such 30th day, and continuing until the new Cap Rate is determined, the Valuation based on the Lender's determination of the Cap Rate shall be in effect.

          SECTION 13.04(c) INTEREST ON CASH COLLATERAL. If the Borrower has posted Substituted Cash Collateral or Cash Collateral with the Lender under the terms of this Agreement, and no Event of Default has occurred and is continuing, then the Lender shall pay to the Borrower, at least annually, all interest accruing on the Substituted Cash Collateral and Cash Collateral.

          SECTION 13.04(d) CONFIDENTIALITY. The Lender covenants, for itself and its successors, assigns, agents and representatives, to (i) keep confidential all confidential, proprietary and/or non-public information, identified as such and provided by the Borrower, the REIT or any other AIMCO Party to the Lender or its successors, assigns, agents or representatives pursuant to, or in connection with, this Agreement and (ii) comply with all applicable securities laws in connection therewith. The AIMCO Parties acknowledge that such information may be delivered to the successors, assigns agents and representatives of the Lender, provided that such successors, assigns, agents and representatives agree to be bound by the provisions of this Section.


                                     ARTICLE XIV

                                         FEES

     SECTION 14.01. FEE DEFINITIONS. For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          "STANDBY FEE" means, for each calendar month, the product obtained by multiplying (i) 1/12, by (ii) 22 basis points, by (iii) the average daily Unused Capacity during the month.

          "UNUSED CAPACITY" means, for any specified date, the excess (if any) of--

               (a) the Maximum Credit Commitment in effect on the specified date, over


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

               (b) the aggregate unpaid principal balance of the Advances Outstanding on the specified date.

     SECTION 14.02. STANDBY FEE. Commencing on the 181st day after the Initial Closing Date (the "STANDBY FEE COMMENCEMENT DATE"), the Borrower shall pay the Standby Fee to the Lender for each month during the Term of this Agreement, in arrears, on the first Business Day following the end of the month, except that the Standby Fee for the last month during the Term of this Agreement shall be paid on the last day of the Term of this Agreement. If the Standby Fee Commencement Date is not the first day of a calendar month, the Standby Fee payable for the calendar month in which the Standby Fee Commencement Date occurs shall be prorated as of the Standby Fee Commencement Date.

     SECTION 14.03. ORIGINATION FEES. The Borrower shall pay to the Lender an origination fee (the "ORIGINATION FEE") equal to $255,000 (which is equal to the product obtained by multiplying (i) the Maximum Credit Commitment on the Initial Closing Date ($50,000,000), by (ii) 51 basis points). The Borrower shall pay the Origination Fee on the Initial Closing Date.

     SECTION 14.04. DUE DILIGENCE FEES.

          SECTION 14.04(a) INITIAL DUE DILIGENCE FEES. The Borrower shall pay to the Lender due diligence fees (including legal fees and expenses relating to due diligence and the closing of this Agreement and the Initial Advance) (the "INITIAL DUE DILIGENCE FEES") with respect to the Initial Mortgaged Properties equal to the product obtained by multiplying --

               (1) $16,000 per Initial Mortgaged Property (and, for these purposes only, the Lakehaven Notes shall be deemed to constitute two separate Initial Mortgaged Properties), by

               (2)  the number of Initial Mortgaged Properties.

     The Borrower has previously paid to the Lender the Initial Due Diligence Fees.

          SECTION 14.04(b) ADDITIONAL DUE DILIGENCE FEES FOR ADDITIONAL COLLATERAL. The Borrower shall pay to the Lender additional due diligence fees (the "ADDITIONAL COLLATERAL DUE DILIGENCE FEES") with respect to each Additional Mortgaged Property equal to the sum of (i) $1,000 and (ii) the actual out-of-pocket expenses incurred by the Lender, as determined by the Lender, in connection with all due diligence activities which the Lender deems necessary in connection with the addition of the Additional Mortgaged Property to the Collateral Pool. The Borrower shall pay the Additional Collateral Due Diligence Fees for


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     the Additional Mortgaged Property to the Lender on the date on which it submits the Collateral Addition Request for the addition of the Additional Mortgaged Property to the Collateral Pool, except that, if, at such time, the Lender can only estimate the amount of the Additional Collateral Due Diligence Fees, the Borrower shall pay such estimate and the Lender shall reconcile such estimate with the actual expenses once they are known.

     SECTION 14.05. DOCUMENT FEES. The Borrower shall pay to the Lender document certification fees (the "DOCUMENT CERTIFICATION FEES") equal to the product obtained by multiplying--

          (a)  $25.00, by

          (b)  the number of Loan Documents certified by Fannie Mae.

The Borrower shall pay the Document Certification Fees to the Lender on the Initial Closing Date (with respect to the Loan Documents certified on the Initial Closing Date) and on each Closing Date thereafter (with respect to the Loan Documents, if any, certified on the Closing Date). The Borrower shall also pay to the Lender a monthly document custody fee (the "DOCUMENT CUSTODY FEE") equal to the product obtained by multiplying--

          (a)  $2.00, by

          (b) the number of Loan Documents held in custody by Fannie Mae during the month.

The Document Custody Fee shall be paid monthly, in arrears, on the first day of each month during the Term of this Agreement.

     SECTION 14.06. LEGAL FEES AND EXPENSES.

          SECTION 14.06(a) INITIAL LEGAL FEES. The Borrower shall pay to the Lender all actual out-of-pocket legal fees and expenses incurred by the Lender and by Fannie Mae in connection with the preparation and negotiation of this Agreement, the other Loan Documents executed on the Initial Closing Date and the closing of the Initial Advance. The Borrower shall pay the legal fees and expenses to the Lender on the Initial Closing Date.

          SECTION 14.06(b) ADDITIONAL LEGAL FEES AND EXPENSES FOR ADDITIONAL COLLATERAL. The Borrower shall pay to the Lender, with respect to each Additional Mortgaged Property, the sum of (i) $8,000, and (ii) the actual out-of-pocket legal fees and expenses incurred by Fannie Mae (but not the Lender) in connection with the preparation and negotiation of the Collateral Addition Loan Documents executed on the Closing Date for the addition of the Additional Mortgaged Property and the closing of the


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     addition of the Additional Mortgaged Property to the Collateral Pool.  The
     Borrower shall pay the legal fees and expenses to the Lender on the Closing Date for the addition of the Additional Mortgaged Property to the Collateral Pool.

     SECTION 14.07. MBS-RELATED COSTS. The Borrower shall pay to the Lender, within 30 days after demand, all fees and expenses incurred by the Lender or Fannie Mae in connection with the issuance of any MBS backed by an Advance, including the fees charged by Depository Trust Company and State Street Bank or any successor fiscal agent or custodian.

     SECTION 14.08. OTHER FEES. The Borrower shall pay the following additional fees and payments, if and when required pursuant to the terms of this Agreement:

          (a) The Collateral Addition Fee, pursuant to Section 6.03(b), in connection with the addition of an Additional Mortgaged Property to the Collateral Pool pursuant to Article VI;

          (b) The Release Price, pursuant to Section 7.03(b), in connection with the release of a Mortgaged Property from the Collateral Pool pursuant to Article VII;

          (c) The Release Fee, pursuant to Section 7.03(c), in connection with the release of a Mortgaged Property from the Collateral Pool pursuant to
     Article VII;

          (d) The Revolving Facility Termination Fee, pursuant to Section 9.03(b) in connection with a complete or partial termination of the Revolving Facility pursuant to Article IX; and

          (e) The Credit Facility Termination Fee, pursuant to Section 10.03(b), in connection with the termination of the Credit Facility pursuant to Article X.


                                      ARTICLE XV

                                   CASH MANAGEMENT

     The Borrower, the Initial Owners and the Lender shall execute the Cash Management Agreement on the Initial Closing Date.


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                                     ARTICLE XVI

                                  EVENTS OF DEFAULT

     SECTION 16.01. EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default" under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of an AIMCO Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

          SECTION 16.01(a) the occurrence of a default under any Loan Document beyond any cure period set forth therein; or

          SECTION 16.01(b) the failure by any AIMCO Party to pay when due any amount payable by the AIMCO Party under any Note, any Security Instrument, this Agreement or any other Loan Document, including any fees, costs or expenses; or

          SECTION 16.01(c) the failure by any AIMCO Party to perform or observe any covenant set forth in Sections 13.01(a), (b), (c), (f), (g), (h), (j),
     (o), (p), (r) to (t) inclusive, (w) to (y) inclusive, (aa) or (bb) or Sections 13.02(a) to (g) inclusive, or (j) to (s) inclusive; or

          SECTION 16.01(d) the failure by any AIMCO Party to perform or observe any covenant set forth in Sections 13.01(d), (e) or (k) to (m) inclusive, or Section 13.02(i) within 10 days after receipt of notice from the Lender; or

          SECTION 16.01(e) the failure by any AIMCO Party to perform or observe any covenant set forth in Section 13.01(i)or Section 13.02(h) within 20 days after receipt of notice from the Lender; or

          SECTION 16.01(f) any warranty, representation or other written statement made by or on behalf of an AIMCO Party contained in this Agreement, any other Loan Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made or deemed made; or

          SECTION 16.01(g)(1) any Indebtedness in an aggregate amount in excess of $1,000,000 incurred or assumed by any Owner, (i) is not paid when due nor within any applicable grace period in any agreement or instrument relating to such Indebtedness or (ii) becomes due and payable before its normal maturity by reason of a default or event of default, however described, or any other event of default shall occur and continue after the


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     applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (2) any Indebtedness in an aggregate amount in excess of the Indebtedness Ceiling Amount incurred or assumed by any other AIMCO Party, (i) is not paid when due nor within any applicable grace period in any agreement or instrument relating to such Indebtedness or (ii) becomes due and payable before its normal maturity by reason of a default or event of default, however described, or any other event of default shall occur and continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness (and, for these purposes, the term "INDEBTEDNESS CEILING AMOUNT" means the lesser of (i) $5,000,000 or (ii) the lowest amount of Indebtedness of the REIT or the Borrower a default in the payment of which would result in the occurrence of an event of default under any Major Credit Facility Document); or

          SECTION 16.01(h) An AIMCO Party shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,
     (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that the AIMCO Party has no liability or obligations under this Agreement or any other Loan Document to which it is a party; or (H) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceeding shall be commenced against an AIMCO Party in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the AIMCO Party, or of all or a substantial part of the property, domestic or foreign, of the AIMCO Party and any such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or any order granting the relief requested in any such case or proceeding against the AIMCO Party (including an order for relief under such Federal bankruptcy laws) shall be entered; or

          SECTION 16.01(i) if any provision of this Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any AIMCO Party, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest


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

     created hereunder or under any other Loan Document shall be contested by any AIMCO Party seeking to establish the invalidity or unenforceability hereof or thereof, or any AIMCO Party shall deny that it has any further liability or obligation hereunder or thereunder; or

          SECTION 16.01(j) the execution by any Owner of a chattel mortgage or other security agreement on any materials, fixtures or articles used in the construction or operation of the improvements located on any Mortgaged Property or on articles of personal property located therein, or (y) if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership thereof will not vest unconditionally in the Owner free from encumbrances, or (z) if the Owner does not furnish to the Lender upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which the Owner claims title to such materials, fixtures, or articles; or

          SECTION 16.01(k) the failure, upon request, to furnish to the Lender the results of official searches made by any Governmental Authority, or the failure by any AIMCO Party to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to the AIMCO Party by such Governmental Authority; provided that, if action is commenced and diligently pursued by the AIMCO Party within such 30 days, then the AIMCO Party shall have an additional 30 days to comply with such requirement; or

          SECTION 16.01(l) a dissolution or liquidation for any reason (whether voluntary or involuntary) of any AIMCO Party; or

          SECTION 16.01(m) if a REIT Sub shall fail to qualify as a "qualified REIT subsidiary" or if the REIT shall fail to qualify as a real estate investment trust under Subchapter M of the Internal Revenue Code; or

          SECTION 16.01(n)(1) any judgment against any Owner, any attachment or other levy against any portion of any Owner's assets with respect to a claim in an amount in excess of $1,000,000 individually and/or in the aggregate remains unpaid, unstayed on appeal, undischarged, unbonded, not fully insured or undismissed for a period of 60 days or (2) any judgment against any other AIMCO Party, any attachment or other levy against any portion of any other AIMCO Party's assets with respect to a claim in an amount in excess of the Judgment Ceiling Amount individually and/or in the aggregate remains unpaid, unstayed on appeal, undischarged, unbonded, not fully insured or undismissed for a period of 60 days (and, for these purposes, the term "JUDGMENT CEILING AMOUNT" means the lesser of (i) $5,000,000 or (ii) the lowest amount of a judgment against the REIT or the Borrower a


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     default in the payment of which would result in the occurrence of an event of default under any Major Credit Facility Document); or

          SECTION 16.01(o) the failure by any Owner to maintain or cause to be maintained insurance with respect to each Mortgaged Property or a Lakehaven Property in accordance with the terms of the Security Instrument with respect to each such Mortgaged Property or the mortgage securing a Lakehaven Note; or

          SECTION 16.01(p) the failure by any Owner to perform or observe the covenants with respect to Hazardous Materials or Hazardous Materials Laws set forth in any Security Instruments or in any other Loan Document including, the covenants set forth in Paragraph D of the Rider to Multifamily Instrument constituting a part of each Security Instrument; or

          SECTION 16.01(q) the failure by any Owner to cause the Gross Revenues with respect to any Mortgaged Property or the debt service with respect to the Lakehaven Notes to be deposited into the applicable Pledgee Account in accordance with the requirements of the Cash Management Agreement; or

          SECTION 16.01(r) the failure of the Borrower to perform or observe any of the Financial Covenants, which failure shall continue for a period of 30 days after the date on which the Borrower receives a notice from the Lender specifying the failure; PROVIDED, HOWEVER, that if the Borrower adds Cash Collateral to the Collateral Pool, pursuant to documents satisfactory to the Lender, and in an amount equal to the Minimum Cure Amount (as hereinafter defined), then such failure shall not constitute an Event of Default unless such failure is not cured by the Borrower within 90 days after receipt of notice from the Lender identifying such failure (and, upon such a cure, any portion of the Cash Collateral may be released if, immediately after giving effect to the release, each of the conditions set forth in Section 7.03(a) shall have been satisfied and no Event of Default then exists). The "MINIMUM CURE AMOUNT" means the minimum amount of Advances Outstanding which, if repaid, would cure the failure. In determining whether the Borrower has cured the default within the 90-day period specified above, the Cash Collateral shall not be taken into account; or

          SECTION 16.01(s) the occurrence of a default, after the expiration of any applicable grace period, under any Major Credit Facility Document; or

          SECTION 16.01(t) the failure by any AIMCO Party to perform or observe any term, covenant, condition or agreement hereunder, other than as set forth in subsections (a) through (s) above, or in any other Loan Document, within 30 days after receipt of notice from the Lender identifying such failure; PROVIDED, HOWEVER, that if in the Lender's judgment, (i) the


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     cure of such failure requires a period in excess of 30 days, (ii) such failure will not result in a Material Adverse Effect upon the REIT, the Borrower and their respective Subsidiaries, taken as a whole, and (iii) corrective action is instituted by the AIMCO Party within such period and pursued diligently and in good faith, then such failure shall not constitute an Event of Default unless such failure is not cured by the AIMCO Party within 60 days after receipt of notice from the Lender identifying such failure.


                                     ARTICLE XVII

                                       REMEDIES

     SECTION 17.01. REMEDIES; WAIVERS.

          SECTION 17.01(a) Upon the occurrence and the continuance of an Event of Default, the Lender shall have the right to pursue any remedies available to it under any of the Loan Documents.

          SECTION 17.01(b) Upon the occurrence and the continuance of an Event of Default, the Lender shall have the right to pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

          SECTION 17.01(c) The Lender shall have the right, to be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by the Lender and delivered to the Borrower. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

          SECTION 17.01(d) The Borrower shall pay all fees, costs, charges or expenses (including the reasonable fees and expenses of attorneys', accountants and other experts) incurred by the Lender in connection with the administration or enforcement of, or preservation of rights or remedies under, this Agreement or any other Loan Documents or in connection with the foreclosure upon, sale of or other disposition of any Collateral granted pursuant to the Loan Documents.

          SECTION 17.01(e) If any AIMCO Party fails to perform the covenants and agreements contained in this Agreement or any of the other Loan Documents, then the Lender at the Lender's option may make such appearances, disburse such sums and take such


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     action as the Lender deems necessary, in its sole discretion, to protect the Lender's interest, including (i) disbursement of reasonable attorney's fees, (ii) entry upon the Mortgaged Property to make repairs and Replacements, (iii) procurement of satisfactory insurance as provided in paragraph 5 of the Security Instrument encumbering the Mortgaged Property, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of the Owner and the curing of any default of the Owner in the terms and conditions of the ground lease. Any amounts disbursed by the Lender pursuant to this paragraph (d), with interest thereon, shall become additional indebtedness of the Borrower secured by the Loan Documents. Unless the Borrower and the Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the weighted average of the interest rates of each Advance, as determined by Lender, unless collection from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law. Nothing contained in this paragraph (e) shall require the Lender to incur any expense or take any action hereunder.

     SECTION 17.02. NO REMEDY EXCLUSIVE. Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity.

     SECTION 17.03. NO WAIVER. No delay or omission to exercise any right or power accruing under any Loan Document upon the happening of any Event of Default or Potential Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

     SECTION 17.04. NO NOTICE. In order to entitle the Lender to exercise any remedy reserved to the Lender in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of this Agreement or any of the other Loan Documents.

     SECTION 17.05. APPLICATION OF PAYMENTS. Except as otherwise expressly provided in the Loan Documents, and unless applicable law provides otherwise, all payments received by the Lender from any of the AIMCO Parties under the Loan Documents shall be applied by the Lender against any amounts then due and payable under the Loan Documents by any of the AIMCO Parties, in any order of priority that the Lender may determine.


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                                    ARTICLE XVIII

                                 RIGHTS OF FANNIE MAE

     SECTION 18.01. SPECIAL POOL PURCHASE CONTRACT. The AIMCO Parties acknowledge that Fannie Mae is entering into an agreement with the Lender (the "SPECIAL POOL PURCHASE CONTRACT"), pursuant to which, INTER ALIA, (i) the Lender shall agree to assign all of its rights under this Agreement to Fannie Mae, (ii) Fannie Mae shall accept the assignment of the rights, (iii) subject to the terms, limitations and conditions set forth in the Special Pool Purchase Contract, Fannie Mae shall agree to purchase each Advance issued under this Agreement by issuing to the Lender a Fannie Mae MBS, in the amount and for a term equal to the Advance purchased and backed by an interest in the Base Facility Note or the Revolving Facility Note, as the case may be, and the Collateral Pool securing the Notes, (iv) the Lender shall agree to assign to Fannie Mae all of the Lender's interest in the Notes and Collateral Pool securing the Notes, and (v) the Lender shall agree to service the loans evidenced by the Notes.

     SECTION 18.02. ASSIGNMENT OF RIGHTS. The AIMCO Parties acknowledge and consent to the assignment to Fannie Mae of all of the rights of the Lender under this Agreement and all other Loan Documents, including the right and power to make all decisions on the part of the Lender to be made under this Agreement and the other Loan Documents, upon and subject to all of the terms and conditions hereof and thereof, but Fannie Mae, by virtue of this assignment, shall not be obligated to perform the obligations of the Lender under this Agreement or the other Loan Documents, except for the obligation to release Collateral to the Borrower when the Loan Documents require such release.

     SECTION 18.03. RELEASE OF COLLATERAL. The AIMCO Parties hereby acknowledge that, after the assignment of Loan Documents contemplated in Section 18.02, the Lender shall not have the right or power to effect a release of any Collateral pursuant to Articles VII or X. The AIMCO Parties acknowledge that the Security Documents provide for the release of the Collateral under Articles VII and X. Accordingly, the AIMCO Parties shall not look to the Lender for performance of any obligations set forth in Articles VII and X, but shall look solely to the party secured by the Collateral to be released for such performance. The Lender represents and warrants to the AIMCO Parties that the party secured by the Collateral shall be subject to the release provisions contained in Articles VII and X by virtue of this Section. The Lender shall cooperate in any reasonable manner to effect any release required under this Agreement, but without any obligation to expend any funds.

     SECTION 18.04. REPLACEMENT OF LENDER. At the request of Fannie Mae, the AIMCO Parties and the Lender shall agree to the assumption by another lender designated by Fannie Mae, of all of the obligations of the Lender under this Agreement and the other Loan Documents, and/or


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

any related servicing obligations, and, at Fannie Mae's option, the concurrent release of the Lender from its obligations under this Agreement and the other Loan Documents, and/or any related servicing obligations, and shall execute all releases, modifications and other documents which Fannie Mae determines are necessary or desirable to effect such assumption. Notwithstanding the foregoing, the AIMCO Parties' obligation to agree to the assumption shall be conditioned upon the AIMCO Parties' receipt of a certificate from Fannie Mae which offers the AIMCO Parties two choices of replacement lenders, and certifies that the two choices are lenders in the DUS Program (or, if the DUS Program no longer exists at such time, certifies that the two choices are qualified Fannie Mae servicers). Within 10 Business Days after the date on which the AIMCO Parties receive Fannie Mae's certificate, the AIMCO Parties shall select one of the two choices, and the AIMCO Parties' choice shall become the replacement lender. If the AIMCO Parties fail to make the choice within the 10-Business Day period, Fannie Mae shall have the right to select the replacement lender from the two choices, and Fannie Mae's choice shall become the replacement Lender, without the necessity of further action on the part of any party (other than the assumption by the replacement Lender of all of the obligations of the Lender arising on and after the date on which it becomes the replacement Lender).

     SECTION 18.05. FANNIE MAE AND LENDER FEES AND EXPENSES. The AIMCO Parties agree that any provision providing for the payment by any one or more of them of fees, costs or expenses incurred or charged by the Lender pursuant to this Agreement shall be deemed to provide for the payment by such AIMCO Party or AIMCO Parties of all fees, costs and expenses incurred or charged by the Lender or Fannie Mae in connection with the matter for which fees, costs or expenses are payable.

     SECTION 18.06. THIRD-PARTY BENEFICIARY. The AIMCO Parties hereby acknowledge and agree that Fannie Mae is a third party beneficiary of all of the representations, warranties and covenants made by any AIMCO Party to, and all rights under this Agreement conferred upon, the Lender, and, by virtue of its status as third-party beneficiary and/or assignee of the Lender's rights under this Agreement, Fannie Mae shall have the right to enforce all of the provisions of this Agreement against the AIMCO Parties.


                                     ARTICLE XIX

                INSURANCE, REAL ESTATE TAXES AND REPLACEMENT RESERVES

     SECTION 19.01. INSURANCE AND REAL ESTATE TAXES. Each Owner shall establish funds for taxes, insurance premiums and certain other charges for each Mortgaged Property in accordance with Uniform Covenant 2A of the Security Instrument for each Mortgaged Property.


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     SECTION 19.02. REPLACEMENT RESERVES.  Each Owner shall execute the
Replacement Reserve Agreement and shall (unless waived by the Lender) make all deposits for replacement reserves with respect to the Mortgaged Property which it owns (or, with respect to the Owner of the Lakehaven Notes, the Lakehaven Property) in accordance with the terms of the Replacement Reserve Agreement.



                                      ARTICLE XX

                               MISCELLANEOUS PROVISIONS

     SECTION 20.01. COUNTERPARTS. To facilitate execution, this Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     SECTION 20.02. AMENDMENTS, CHANGES AND MODIFICATIONS. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by all of the parties hereto.

     SECTION 20.03. PAYMENT OF COSTS, FEES AND EXPENSES.

          (a) The Borrower shall pay on demand all costs, expenses and fees of the Lender pursuant to this Agreement and any of the Loan Documents, including the reasonable fees and expenses of counsel to the Lender with respect to defending or participating in any litigation arising from the administration or enforcement of this Agreement or any of the Loan Documents. Any such fees and expenses of counsel incurred in enforcing a judgment under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such counsels' fees and expenses obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

          (b) The Borrower shall pay on demand all expenses incurred by the Lender in connection with the preparation and review of this Agreement, the REIT's Registration Statement, or similar disclosure documents, including fees payable to any rating agencies, any tax or governmental charge imposed in connection with the issuance of the Notes and


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

     the fees and expenses of the Lender's counsel and accountants. The foregoing shall also include fees and expenses relating to any (i) amendments, consents or waivers to this Agreement or any of the Loan Documents (whether or not any such amendments, consents or waivers are entered into) or (ii) requests to evaluate any substitute or additional Collateral or the release of any Collateral.

     SECTION 20.04. PAYMENT PROCEDURE. All payments to be made to the Lender pursuant to this Agreement or any of the Loan Documents shall be made in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated by the Lender before 2:00 p.m. (Washington, D.C. time) on the date when due.

     SECTION 20.05. PAYMENTS ON BUSINESS DAYS. In any case in which the date of payment to the Lender or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

     SECTION 20.06. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. NOTWITHSTANDING ANYTHING IN THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS TO THE CONTRARY, EACH OF THE TERMS AND PROVISIONS, AND RIGHTS AND OBLIGATIONS OF EACH AIMCO PARTY UNDER THE NOTES, AND EACH AIMCO PARTY UNDER THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA(EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF LAW) EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO (1) THE CREATION, PERFECTION AND FORECLOSURE OF LIENS AND SECURITY INTERESTS, AND ENFORCEMENT OF THE RIGHTS AND REMEDIES, AGAINST THE MORTGAGED PROPERTIES, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE MORTGAGED PROPERTY IS LOCATED, (2) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF SECURITY INTERESTS ON PERSONAL PROPERTY (OTHER THAN DEPOSIT ACCOUNTS), WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION DETERMINED BY THE CHOICE OF LAW PROVISIONS OF THE VIRGINIA UNIFORM COMMERCIAL CODE AND (3) THE PERFECTION, THE EFFECT OF PERFECTION AND NON-PERFECTION AND FORECLOSURE OF DEPOSIT ACCOUNTS, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH THE DEPOSIT ACCOUNT IS LOCATED. THE AIMCO PARTIES AGREE THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THE NOTES, THE SECURITY


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

DOCUMENTS OR ANY OTHER LOAN DOCUMENT SHALL BE, EXCEPT AS OTHERWISE PROVIDED HEREIN, LITIGATED IN VIRGINIA. THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN VIRGINIA SHALL, EXCEPT AS OTHERWISE PROVIDED HEREIN, HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THE LOAN DOCUMENTS, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. EACH AIMCO PARTY IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST THE AIMCO PARTIES, AND AGAINST THE COLLATERAL IN ANY OTHER JURISDICTION. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY OTHER JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF VIRGINIA SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE AIMCO PARTIES AND THE LENDER AS PROVIDED HEREIN OR THE SUBMISSION HEREIN BY THE AIMCO PARTIES TO PERSONAL JURISDICTION WITHIN VIRGINIA. EACH AIMCO PARTY (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER ANY OF THE LOAN DOCUMENTS TRIABLE BY A JURY AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. FURTHER, EACH AIMCO PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER (INCLUDING, BUT NOT LIMITED TO, THE LENDER'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO EACH AIMCO PARTY THAT THE LENDER WILL NOT SEEK TO ENFORCE THE PROVISIONS OF THIS SECTION. THE FOREGOING PROVISIONS WERE KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY THE AIMCO PARTIES UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL SELECTED BY THE AIMCO PARTIES' FREE WILL.

     SECTION 20.07. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.


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

     SECTION 20.08. NOTICES.

          SECTION 20.08(a) MANNER OF GIVING NOTICE. Each notice, direction, certificate or other communication hereunder (hereafter in this Section referred to collectively as "notices" and referred to singly as a "notice") which any party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if

               (1) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered),

               (2) sent by Federal Express (or other similar overnight courier) designating morning delivery (any notice so delivered shall be deemed to have been received on the Business Day it is delivered by the courier unless delivered earlier by another method prescribed herein),

               (3) sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice so sent shall be deemed to have been received on the Business Day it is delivered), or

               (4) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted, and the telephone number of the recipient's telecopier or facsimile machine (to be confirmed with a copy thereof sent in accordance with paragraphs (1), (2) or (3) above within two Business Days) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:00 p.m. (local time of the recipient) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 5:00 p.m. (local time of the recipient) on a Business Day or if transmitted on a day other than a Business Day), addressed to the parties at their respective Notice Addresses.

          SECTION 20.08(b) CHANGE OF NOTICE ADDRESS. Any party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt. Each party agrees that it shall not refuse or reject delivery of any notice given hereunder, that it shall acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have


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

     been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service, the courier service or telecopier or facsimile machine.

     SECTION 20.09. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.

          SECTION 20.09(a) FURTHER ASSURANCES. To the extent permitted by law, the parties hereto agree that they shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Lender or the AIMCO Parties may request and as may be required in the opinion of the Lender or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any Loan Document.

          SECTION 20.09(b) FURTHER DOCUMENTATION. Without limiting the generality of subsection (a), in the event any further documentation or information is required by the Lender to correct patent mistakes in the Loan Documents, materials relating to the Title Insurance Policies or the funding of the Advances, the AIMCO Parties shall provide, or cause to be provided to the Lender, at their cost and expense, such documentation or information. The AIMCO Parties shall execute and deliver to the Lender such documentation, including any amendments, corrections, deletions or additions to the Notes, the Security Instruments or the other Loan Documents as is required by the Lender.

          SECTION 20.09(c) COMPLIANCE WITH INVESTOR REQUIREMENTS. Without limiting the generality of subsection (a), the AIMCO Parties shall do anything necessary to comply with the requirements of the Lender in order to enable the Lender to sell the MBS backed by an Advance; provided, however, that the AIMCO Parties shall not be required to do anything under this subsection that has the effect of changing the economic terms of the transactions described in this Agreement.

     SECTION 20.10. TERM OF THIS AGREEMENT. This Agreement shall continue in effect until the Credit Facility Termination Date.

     SECTION 20.11. ASSIGNMENTS; THIRD-PARTY RIGHTS. No AIMCO Party shall assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of the Lender. The Lender may assign its rights and obligations under this Agreement separately or together, without the AIMCO Parties' consent, only to Fannie Mae, but may not delegate its obligations under this Agreement unless required to do so pursuant to Section 18.04.


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

     SECTION 20.12. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 20.13. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in Article I, Section 13.03, Section
14.01 and elsewhere in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references herein to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (vii) the word "including" means "including, but not limited to."

     SECTION 20.14. INTERPRETATION. The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the Loan Documents. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the Loan Documents or any amendment or supplement or exhibit hereto or thereto.

     SECTION 20.15. STANDARDS FOR DECISIONS, ETC. If the Lender's approval is required for any matter hereunder, such approval may be granted or withheld in the Lender's sole and absolute discretion. If the Lender's designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in the Lender's sole and absolute discretion.

     SECTION 20.16. DECISIONS IN WRITING. Any approval, designation, determination, selection, action or decision of the Lender must be in writing to be effective.

     SECTION 20.17. WAIVER OF CONDITIONS. Any condition precedent to an obligation of the Lender under this Agreement may be waived by the Lender in its sole and absolute discretion, but such waiver must be in writing to be effective.


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

     SECTION 20.18. CONTRIBUTION AGREEMENT. On the Initial Closing Date, the Borrower and the Owners shall execute an Indemnity and Contribution Agreement in the form attached as EXHIBIT JJ to this Agreement.

     SECTION 20.19. REFERENCES TO LOAN DOCUMENTS. Except where the context otherwise requires, any reference to any Loan Document in this Agreement or in any other Loan Document shall refer to such Loan Document, as such Loan Document may be amended, supplemented or otherwise modified from time to time.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              AIMCO PARTIES


                              THE REIT:

                              APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation

                              By:  /s/ Patricia K. Heath
                                   -------------------------
                                   Patricia K. Heath
                                   Vice President


                              THE BORROWER:

                              AIMCO PROPERTIES, L.P., a Delaware limited partnership

                              By: AIMCO-GP, INC., a Delaware corporation, its sole general partner

                              By:  /s/ Patricia K. Heath
                                   -------------------------
                                   Patricia K. Heath
                                   Assistant Secretary


                              THE OWNERS:


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

                              AIMCO/BLUFFS, L.L.C., a Delaware limited liability company

                              By: AIMCO HOLDINGS, L.P., a Delaware limited partnership, its managing member

                                   By:  AIMCO HOLDINGS QRS, INC., a Delaware
                                        corporation, its sole general partner

                                        By:  /s/ Patricia K. Heath
                                             -------------------------
                                             Patricia K. Heath
                                             Assistant Secretary



                       [Signatures continued on following page]

                              AIMCO CHESAPEAKE, L.P., a Delaware limited partnership

                              By: AIMCO HOLDINGS, L.P., a Delaware limited partnership, its sole general partner

                                   By:  AIMCO HOLDINGS QRS, INC., a Delaware
                                        corporation, its sole general partner

                                        By:  /s/ Patricia K. Heath
                                             -------------------------
                                             Patricia K. Heath
                                             Assistant Secretary


                              AIMCO ELM CREEK, L.P., a Delaware limited partnership

                              By: AIMCO HOLDINGS, L.P., a Delaware limited partnership, its sole general partner

                                        By:  AIMCO HOLDINGS QRS, INC., a
                                             Delaware corporation, its sole
                                             general partner

                                        By:  /s/ Patricia K. Heath
                                             -------------------------
                                             Patricia K. Heath
                                             Assistant Secretary


                              AIMCO LOS ARBOLES, L.P., a Delaware limited partnership

                              By: AIMCO HOLDINGS, L.P., a Delaware limited partnership, its sole general partner

                                   By:  AIMCO HOLDINGS QRS, INC., a Delaware
                                        corporation, its sole general partner

                                        By:  /s/ Patricia K. Heath
                                             -------------------------
                                             Patricia K. Heath
                                             Assistant Secretary


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

                       [Signatures continued on following page]

                              AIMCO LAKEHAVEN, L.P., a Delaware limited partnership

                              By: AIMCO HOLDINGS, L.P., a Delaware limited partnership, its sole general partner

                                   By:  AIMCO HOLDINGS QRS, INC., a Delaware
                                        corporation, its sole general partner

                                        By:  /s/ Patricia K. Heath
                                             -------------------------
                                             Patricia K. Heath
                                             Assistant Secretary


                              Lender WASHINGTON MORTGAGE FINANCIAL GROUP, LTD., A DELAWARE CORPORATION


                              By: /s/ G. Scott Carter
                                 --------------------------------
                                 Name:  G. Scott Carter

                                 Title: Vice President



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